Exhibit 10.1

EXECUTION COPY

AMENDED AND RESTATED

CREDIT AGREEMENT

dated as of

May 21, 2008,

among

INDALEX HOLDINGS FINANCE, INC.,

INDALEX HOLDING CORP.,

as Parent Borrower,

INDALEX LIMITED,

as Canadian Subsidiary Borrower,

The Subsidiary Loan Parties Party Hereto,

The Lenders Party Hereto

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

J.P. MORGAN SECURITIES INC.,

as Sole Bookrunner and Sole Lead Arranger

SCHEDULES:

Commitment Schedule

Schedule 1.01 – Eligible Machinery and Equipment

Schedule 1.02 – Eligible Real Property

Schedule 1.03 – Mortgaged Properties

Schedule 1.04 – Co-Investors

Schedule 1.05 – Fronting Co-Investors

Schedule 1.06 – Secured Swap Obligations

Schedule 3.03 – No Conflicts

Schedule 3.05(a) – Real Property

Schedule 3.05(b) – Intellectual Property

Schedule 3.06 – Disclosed Matters

Schedule 3.09 – Taxes

Schedule 3.10(b) – Canadian Pension Plans

Schedule 3.13 – Insurance

Schedule 3.14 – Capitalization and Subsidiaries

Schedule 4.01(i) – Excluded Mortgages

Schedule 6.01 – Existing Indebtedness

Schedule 6.02 – Existing Liens

Schedule 6.04 – Existing Investments

Schedule 6.09 – Transactions with Affiliates

Schedule 6.10 – Existing Restrictions

EXHIBITS:

Exhibit A – Form of Assignment and Assumption

Exhibit B-1 – Form of Opinion of Kirkland & Ellis LLP

Exhibit B-2 – Form of Opinion of Blake, Cassels & Graydon LLP

Exhibit C – Form of Borrowing Base Certificate

Exhibit D – Form of Compliance Certificate

Exhibit E – Joinder Agreement

Exhibit F-1 – Form of Domestic Perfection Certificate

Exhibit F-2 – Form of Canadian Perfection Certificate

Exhibit G-1 – Form of Domestic Security Agreement

Exhibit G-2 – Form of Canadian Reaffirmation Agreement

AMENDED AND RESTATED CREDIT AGREEMENT dated as of May 21, 2008 (as it may be amended or modified from time to time, this “Agreement”), among INDALEX HOLDINGS FINANCE, INC., a Delaware corporation (“Holdings”), INDALEX HOLDING CORP., a Delaware corporation and a wholly-owned subsidiary of Holdings (the “Parent Borrower”), INDALEX LIMITED, a Canadian corporation and a wholly-owned subsidiary of the Parent Borrower (the “Canadian Subsidiary Borrower”), the other Subsidiaries of the Parent Borrower party hereto, the Lenders party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

The Required Restatement Lenders (capitalized terms used herein but not otherwise defined shall have the meanings assigned to such terms in Section 1.01) are willing, subject to the terms and conditions set forth in this Agreement, to effect the amendment and restatement of the Original Credit Agreement as set forth herein.  Accordingly, in consideration of the mutual agreements contained herein and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree, subject to the satisfaction of the conditions set forth herein, as follows:

ARTICLE I

Definitions

SECTION 1.01.  Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“AAG” means Asia Aluminum Group Ltd.

“AAG Disposition” means the sale, transfer or other disposition of any AAG Investment or the Equity Interests of any AAG Entity.

“AAG Entity” means any wholly-owned Subsidiary the only asset of which consists of all or a portion of the AAG Investment.

“AAG Investment” means the Equity Interests of AAG owned directly or indirectly by the Parent Borrower or any Subsidiary as of the Effective Date.

“AAG Proceeds” means the Net Proceeds from any AAG Disposition.

“AAG Shareholders Agreement” means the Shareholders Agreement relating to AAG dated June 8, 2001, among Asian Aluminum Holdings Limited, AAG Indalex UK Limited and Indalex Inc. as in effect on the date hereof.

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acceptance Fee” has the meaning assigned to such term in Section 2.12(c).

“Account” has the meaning assigned to such term in the Security Agreements.

“Account Debtor” means any Person obligated on an Account.

“Acquisition” means the acquisition by the Parent Borrower, directly or indirectly, of all the Equity Interests of the U.S. Company and the Canadian Company pursuant to the Purchase Agreement.

“Acquisition Documents” means the Purchase Agreement, all other agreements to be entered into in connection with the Acquisition and all schedules, exhibits and annexes to each of the foregoing and all side letters, instruments and agreements affecting the terms of the foregoing or entered into in connection therewith.

“Additional Lender” has the meaning assigned to such term in Section 2.21(c).

“Adjusted Eligible Accounts” means, at any time, the Eligible Accounts of (x) the Parent Borrower and the wholly-owned Domestic Subsidiary Loan Parties at such time, in the case of the Domestic Borrowing Base, or (y) the Canadian Subsidiary Borrower and the wholly-owned Canadian Subsidiary Loan Parties at such time, in the case of the Canadian Borrowing Base, in each case minus the applicable Dilution Reserve at such time.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means (x) JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders hereunder (or, as applicable, such Affiliates thereof as it shall from time to time designate for the purpose of performing its obligations hereunder in such capacity), and (y) with respect to Loans or Borrowings made to, or B/A Drawings made by, the Canadian Subsidiary Borrower, or Letters of Credit issued for the account of the Canadian Subsidiary Borrower or any Foreign Subsidiary, JPMorgan Chase Bank, N.A., Toronto Branch (or, as applicable, such Affiliates thereof as it shall from time to time designate for the purpose of performing its obligations hereunder in such capacity), and, in each case, its successors in such capacity as provided in Article VIII.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided, however, that for purposes of Section 6.09, the term “Affiliate” shall also include any person that directly, or indirectly through one or more intermediaries, owns 10% or more of any class of Equity Interests of the Person specified or that is an officer or director of the Person specified.

“Agreement” has the meaning assigned to such term in the preamble to this Agreement.

“ALTA” means the American Land Title Association.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1%.  Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“Applicable Percentage” means, at any time with respect to any Revolving Lender, the percentage of the aggregate Revolving Commitments at such time represented by such Lender’s Revolving Commitment at such time.  If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments of Revolving Exposure that occur after such termination or expiration.

“Applicable Rate” means, for any day, with respect to any (a) any Term Loan, (i) 7.50%, in the case of any Eurodollar Term Loan, and (ii) 6.50%, in the case of any ABR Term Loan, provided that, at any time when Average Availability is less than $35,000,000, the Applicable Rate with respect to any Term Loan shall be (x) 8.25%, in the case of any Eurodollar Term Loan, and (y) 7.25%, in the case of any ABR Term Loan, and (b) Eurodollar Revolving Loan, ABR Revolving Loan, U.S. Base Rate Revolving Loan or Canadian Base Rate Revolving Loan, or with respect to the B/A Drawings and the Commitment Fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Eurodollar Spread and B/A Rate”, “ABR, U.S. Base Rate and Canadian Base Rate Spread” or “Commitment Fee Rate”, as the case may be, based upon the Average Availability determined as of the date of the most recent Borrowing Base Certificate delivered pursuant to Section 5.01(f) (calculated as of the end of such day), provided that on or prior to April 30, 2006, the “Applicable Rate” with respect to any Loan or fee shall be deemed to be in Category 2:

Average Availability	Eurodollar Spread and B/A Rate	ABR, U.S. Base Rate and Canadian Base Rate Spread	Commitment Fee Rate
Category 1 ≥ $130,000,000	1.75%	0.75%	0.375%
Category 2 < $130,000,000 ≥ $65,000,000	2.00%	1.00%	0.375%
Category 3 < $65,000,000	2.25%	1.25%	0.375%

Notwithstanding the foregoing, the Applicable Rate with respect to any Revolving Loan or fee shall be deemed to be in Category 3 (a) at any time that an Event of Default has occurred and is continuing or (b) at the option of the Administrative Agent or at the request of the Required Lenders if the Parent Borrower fails to deliver any Borrowing Base Certificate required to be delivered by it pursuant to Section 5.01(f), during the period from the expiration of the time for delivery thereof until such Borrowing Base Certificate is delivered.

“Approved Fund” has the meaning assigned to such term in Section 9.04(b).

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, substantially in the form of Exhibit A or any other form approved by the Administrative Agent.

“Availability” means, at any time, an amount equal to (a) the Total Borrowing Base at such time, minus (b) the aggregate Revolving Exposure at such time.

“Availability Block” means an amount equal to $15,000,000.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Revolving Commitments.

“Average Availability” means, on any day, an amount equal to the quotient of (a) the sum of the end of day Availability for each day during the most recently ended period of three consecutive full calendar months, divided by (b) the number of days in such three-month period.  Notwithstanding the foregoing, in the event the Borrowing Base Certificate is delivered on a weekly basis pursuant to Section 5.01(f), Average Availability means, on any day, an amount equal to the quotient of (a) the sum of the end of day Availability for each day during the most recently ended period of twelve consecutive full calendar weeks, divided by (b) the number of days in such twelve-week period.

“B/A” means a bill of exchange, including a depository bill issued in accordance with the Depository Bills and Notes Act (Canada), denominated in Canadian Dollars, drawn by the Canadian Subsidiary Borrower and accepted by a Revolving Lender in accordance with the terms of this Agreement and any such bill of exchange drawn by the Canadian Subsidiary Borrower and accepted by a Revolving Lender in accordance with the terms of the Original Credit Agreement that is outstanding on the Restatement Effective Date.

“B/A Drawing” means B/As accepted and purchased on the same date and as to which a single Contract Period is in effect, including any B/A Equivalent Loans made on the same date and as to which a single Contract Period is in effect.  For greater certainty, all provisions of this Agreement that are applicable to B/As are also applicable, mutatis mutandis, to B/A Equivalent Loans and, with respect to any Non-B/A Lender, all references herein to B/As shall be deemed to include references to B/A Equivalent Loans.

“B/A Equivalent Loan” has the meaning assigned to such term in Section 2.06(k).

“Banking Services” means each and any of the following bank services provided to any Loan Party by any Revolving Lender or any of its Affiliates: (a) commercial credit cards, (b) stored value cards and (c) treasury management services (including controlled disbursement, currency, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Banking Services Obligations” of the Loan Parties means any and all obligations of the Loan Parties, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy Code”, as now and hereinafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrowers” means, collectively, the Parent Borrower and the Canadian Subsidiary Borrower.

“Borrowing” means (a) Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

“Borrowing Base Certificate” means a certificate, signed and certified as accurate and complete by a Financial Officer or any other officer of the Parent Borrower reasonably acceptable to the Administrative Agent, in substantially the form of Exhibit C or another form that is reasonably acceptable to the Administrative Agent in its sole discretion, which shall include appropriate exhibits, schedules, supporting documentation and additional reports (a) as outlined in Schedule 1 to Exhibit C, (b) as reasonably requested by the Administrative Agent and (c) as provided for in Section 5.01(f).

“Borrowing Request” means a request by the applicable Borrower for a Borrowing in accordance with Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed, provided that (a) when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in U.S. Dollar deposits in the London interbank market, and (b) when used in connection with a Loan made to, or a Letter of Credit issued for the account of, the Canadian Subsidiary Borrower or a B/A, the term “Business Day” shall also (i) exclude any day on which banks are not open for dealings in deposits in Toronto but (ii) include any day on which banks are open for dealings in deposits in Toronto.

“Canadian Base Rate” means, for any day, the rate of interest per annum equal to the greater of (a) the interest rate per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect on such day at its principal office in Toronto for determining interest rates applicable to commercial loans denominated in Canadian Dollars in Canada and (b) the interest rate per annum equal to the sum of (i) the CDOR Rate on such day and (ii) ½ of 1% per annum.  Any change in such prime rate or the CDOR Rate shall be effective as of the opening of business on the effective date of such change in the reference rate or the CDOR Rate, respectively.

“Canadian Benefit Plans” means all employee benefit plans maintained or contributed to by the Borrowers or any Subsidiary that are not Canadian Pension Plans, including all profit sharing, savings, post-retirement, supplemental retirement, retiring allowance, severance, pension, deferred compensation, welfare, bonus, incentive compensation, phantom stock, legal services, supplementary unemployment benefit plans or arrangements and all life, health, dental and disability plans and arrangements in which the employees or former employees of the Borrowers or any Subsidiary employed in Canada participate or are eligible to participate.

“Canadian Borrowing Base” means, at any time, the sum of (a) 85% of the U.S. Dollar Equivalent of the aggregate Adjusted Eligible Accounts of the Canadian Subsidiary Borrower and the wholly-owned Canadian Subsidiary Loan Parties at such time, plus (b) the lesser of (i) 85% of the product of (x) the Net Recovery Liquidation Rate in effect (based on the then most recent independent Inventory appraisal in form, scope and substance reasonably satisfactory to the Administrative Agent) at such time multiplied by (y) the U.S. Dollar Equivalent of the aggregate amount of Inventory of the Canadian Subsidiary Borrower and the wholly-owned Canadian Subsidiary Loan Parties at such time (as reported in accordance with the applicable Loan Party’s Inventory records), and (ii) the sum of (A) 75% of the U.S. Dollar Equivalent of the aggregate cost of Eligible Aluminum Billets and (B) 65% of the U.S. Dollar

Equivalent of the aggregate cost of Other Eligible Inventory, in each case of the Canadian Subsidiary Borrower and the wholly-owned Canadian Subsidiary Loan Parties at such time (in the case of each of subclauses (i) and (ii) of this clause (b), with any Inventory, Eligible Inventory, Eligible Aluminum Billets and Other Eligible Inventory to be valued on a first-in, first-out basis), provided that the aggregate amount determined pursuant to this clause (b) shall not constitute more than 50% of the Canadian Borrowing Base at such time, plus (c) the PP&E Component at such time minus (d) Reserves with respect to the Canadian Subsidiary Borrower and the wholly-owned Canadian Subsidiary Loan Parties at such time.  The Administrative Agent may, in its Permitted Discretion, from time to time, reduce the advance rates set forth above or establish and revise ineligibles and Reserves reducing the amount of Eligible Accounts, Inventory, Eligible Inventory, Eligible Aluminum Billets, Other Eligible Inventory, Eligible Machinery and Equipment and Eligible Real Property used in computing the Canadian Borrowing Base, with any such changes to be effective five Business Days after delivery of notice thereof to the Canadian Subsidiary Borrower and the Lenders (which notice shall describe in reasonable detail the reasons for such changes), provided that any Reserve established by the Administrative Agent shall not apply in respect of items excluded from Eligible Accounts, Eligible Inventory, Eligible Aluminum Billets, Other Eligible Inventory, Eligible Machinery and Equipment and Eligible Real Property pursuant to the definitions thereof or covered by any other Reserve in effect at the time such Reserve is established.  The Canadian Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 5.01(f) of this Agreement.

“Canadian Company” means Indalex Limited, a Canadian corporation (Corporation No. 4214269).

“Canadian Dollars” or “C$” means the lawful money of Canada.

“Canadian GAAP” means the generally accepted accounting principles in Canada.

“Canadian Hypothec” means a trust deed of hypothec granted or to be granted by any Loan Party in favor of the Administrative Agent on moveable or immoveable property pursuant to the laws of the Province of Quebec, together with all bonds, debentures and pledges or hypothecs thereof, as amended, supplemented or otherwise modified from time to time.

“Canadian L/C Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit issued for the account of the Canadian Subsidiary Borrower or for the account of any Foreign Subsidiary.

“Canadian L/C Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit issued for the account of the Canadian Subsidiary Borrower and the Foreign Subsidiaries at such time plus (b) the aggregate amount of all Canadian L/C Disbursements that have not yet been reimbursed (including by the making of Revolving Loans hereunder) by or on behalf of the Canadian Subsidiary Borrower and the Foreign Subsidiaries at such time.  The Canadian L/C Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the Canadian L/C Exposure at such time.

“Canadian Lending Office” means, as to any Lender, the applicable branch, office or Affiliate of such Lender designated by such Lender to make Canadian Revolving Loans to the Canadian Subsidiary Borrower and to accept and purchase or arrange for the purchase of B/As.

“Canadian Mortgage” means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document (including any amendment (including any amendments as of the date hereof pursuant to the terms of the Canadian Reaffirmation Agreement), modification or supplement thereto) granting a Lien on any Mortgaged Property located in Canada or any province thereof to secure the Canadian Secured Obligations.  Each Canadian Mortgage shall be reasonably satisfactory in form and substance to the Administrative Agent.

“Canadian Multi-Employer Plan” means a multi-employer plan within the meaning of the Regulations under the Canadian Tax Act and applicable pension standards legislation in Canada.

“Canadian Obligations” means (a) all unpaid principal of and accrued and unpaid interest on Loans made to the Canadian Subsidiary Borrower (including all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in this Agreement, whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding), (b) all Canadian L/C Exposure in respect of Letters of Credit issued for the account of the Canadian Subsidiary Borrower and the Foreign Subsidiaries, (c) the aggregate face amount due in respect of outstanding B/As and (d) all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Canadian Subsidiary Borrower and the Foreign Subsidiary Loan Parties owed to the Lenders or to any Lender, the Administrative Agent, the Issuing Bank or any indemnified party arising under the Loan Documents (including the Guarantees provided by the Foreign Loan Guarantors pursuant to Article X).

“Canadian Pension Plan” means any “registered pension plan” as defined in the Income Tax Act (Canada) established or maintained by either Borrower or any Subsidiary for their employees or former employees employed in Canada and for greater certainty does not include a Canadian Multi-Employer Plan.

“Canadian Perfection Certificate” means, at any time, the certificate most-recently delivered to the Administrative Agent (a) in the case of the Restatement Effective Date, pursuant to Section 4.01(f) or (b) thereafter, pursuant to Section 3.03(c) of the Canadian Security Agreement, in each case in the form of Exhibit F-2 or any other form approved by the Administrative Agent.

“Canadian Reaffirmation Agreement” means the Canadian Reaffirmation Agreement dated as of the date hereof, substantially in the form attached hereto as Exhibit G-2, among the Parent Borrower, the Canadian Subsidiary Borrower, the Subsidiaries party thereto and the Administrative Agent.

“Canadian Resident” means a Person that is (a) resident in Canada for purposes of the Canadian Tax Act or (b) deemed to be resident in Canada for purposes of the Canadian Tax Act in respect of all amounts paid or credited hereunder by the Canadian Subsidiary Borrower and the Canadian Subsidiary Loan Parties.

“Canadian Revolving Exposure” means, at any time, the sum of (a) the U.S. Dollar Equivalent of the aggregate principal amount of Canadian Revolving Loans denominated in Canadian Dollars outstanding at such time, (b) the aggregate principal amount of the Canadian Revolving Loans denominated in U.S. Dollars outstanding at such time, (c) the U.S. Dollar Equivalent of the aggregate face amount of the B/As accepted by the Lenders and outstanding at such time, (d) the U.S. Dollar Equivalent of the Canadian L/C Exposure at such time and (e) the U.S. Dollar Equivalent of the Canadian Swingline Exposure at such time.  The Canadian Revolving Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the Canadian Revolving Exposure at such time.

“Canadian Revolving Loan” means a Loan made by a Revolving Lender pursuant to Section 2.01(b) and any loan made by a Revolving Lender pursuant to Section 2.01(b) of the Original

Credit Agreement that is outstanding on the Restatement Effective Date.  Each Canadian Revolving Loan (a) denominated in Canadian Dollars shall be a Canadian Base Rate Revolving Loan and (b) denominated in U.S. Dollars shall be a U.S. Base Rate Revolving Loan or a Eurodollar Revolving Loan.

“Canadian Revolving Sub-Commitment” means, with respect to each Revolving Lender, the commitment of such Lender to make Canadian Revolving Loans, acquire participations in Letters of Credit and Swingline Loans and accept and purchase, or arrange for the purchase of, B/As hereunder during the Availability Period, expressed as an amount expressed in U.S. Dollars representing the maximum potential aggregate amount of such Lender’s Canadian Revolving Exposure, as such commitment may be (a) reduced from time to time pursuant to Section 2.09 or Section 2.19(b), (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.02(d), Section 9.02(e) or Section 9.04 or (c) increased from time to time pursuant to Revolving Commitment Increases made pursuant to Section 2.21.  The initial amount of each Revolving Lender’s Canadian Revolving Sub-Commitment is set forth opposite such Lender’s name in the Commitment Schedule directly below the column entitled “Canadian Revolving Sub-Commitments” or in the Assignment and Assumption or Commitment Increase Amendment pursuant to which such Lender shall have assumed its Canadian Revolving Sub-Commitment, as applicable, and, in any such case, shall be equal to such Lender’s Applicable Percentage of the aggregate Canadian Revolving Sub-Commitments.  The initial aggregate amount of the Revolving Lenders’ Canadian Revolving Sub-Commitments is $80,000,000.

“Canadian Secured Obligations” means all Canadian Obligations, together with (a) Banking Services Obligations of the Canadian Subsidiary Borrower and the Foreign Subsidiary Loan Parties and (b) Swap Obligations entered into by the Canadian Subsidiary Borrower and the Foreign Subsidiary Loan Parties owing to one or more Revolving Lenders or their respective Affiliates (including any such Swap Obligations set forth on Schedule 1.06), provided that, solely with respect to any Swap Obligation arising on or after the Restatement Effective Date, at or prior to the time that any transaction relating to any such Swap Obligation is executed, the Revolving Lender or Affiliate of such Lender, in each case party thereto (other than JPMorgan Chase Bank, N.A., Toronto Branch, or any of its Affiliates) shall have delivered written notice to the Administrative Agent that such a transaction has been or will be entered into and that it constitutes a Canadian Secured Obligation entitled to the benefits of the applicable Collateral Documents.

“Canadian Security Agreement” means the Canadian Security Agreement dated as of February 2, 2006, as amended as of the date hereof pursuant to the terms of the Canadian Reaffirmation Agreement (as further amended, amended and restated, supplemented or modified from time to time in accordance with this Agreement), among the Parent Borrower, the Canadian Subsidiary Borrower, each Subsidiary Loan Party party thereto and the Administrative Agent.

“Canadian Subsidiary Borrower” has the meaning assigned to such term in the preamble to this Agreement.

“Canadian Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans made to the Canadian Subsidiary Borrower at such time.  The Canadian Swingline Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the Canadian Swingline Exposure at such time.

“Canadian Subsidiary Loan Party” means any Subsidiary that is organized under the laws of Canada or any territory or province thereof (other than the Canadian Subsidiary Borrower) and that is a Foreign Subsidiary Loan Party.

“Canadian Tax Act” means the Income Tax Act (Canada) or any successor law purported to cover the same subject matter, as amended from time to time.

“Capital Expenditures” means, for any period, (a) the additions to property, plant and equipment and other capital expenditures of the Parent Borrower and the Subsidiaries that are (or should be) set forth in a consolidated statement of cash flows of the Parent Borrower for such period prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by the Parent Borrower and the Subsidiaries during such period, but excluding in each case (i) any such expenditure made by the Parent Borrower or the applicable Subsidiary as payment of the consideration for a Permitted Acquisition, (ii) any reinvestments in capital assets made by the Parent Borrower or the applicable Subsidiary to the extent made or committed to be made (x) with the Net Proceeds of any sales, transfers or other dispositions of capital assets permitted hereunder (including any like-kind exchanges) or under the other Loan Documents (including any award by condemnation) or the Net Proceeds of insurance relating to the loss of or damage to any capital asset and (y) within 180 days of the receipt by the Parent Borrower or such Subsidiary of such Net Proceeds, (iii) expenditures made by the Parent Borrower or the applicable Subsidiary to effect leasehold improvements to any property leased by the Parent Borrower or such Subsidiary to the extent such expenditures are reimbursed by the landlord in respect of such property, (iv) expenditures actually paid for by a third party (excluding Holdings or any subsidiary thereof) and for which no Loan Party has provided or is required to provide any consideration to such third party, (v) research and development expenditures that are treated as additions to property, plant and equipment or other capital expenditures in accordance with GAAP and (vi) expenditures made with the Net Proceeds of any issuances of Qualified Equity Interests by Holdings or capital contributions to the Parent Borrower.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“CDOR Rate” means, on any date, an interest rate per annum equal to the average discount rate applicable to bankers’ acceptances denominated in Canadian Dollars with a term of 30 days (for purposes of the definition of “Canadian Base Rate”) or with a term equal to the Contract Period of the relevant B/As and a face amount comparable to the face amount of the relevant B/As (for purposes of the definition of “Discount B/A Rate”) appearing on the Reuters Screen CDOR Page (or on any successor or substitute page of such Screen, or any successor to or substitute for such Screen, providing rate quotations comparable to those currently provided on such page of such Screen, as determined by the Administrative Agent from time to time) at approximately 10:00 a.m., Toronto time, on such date (or, if such date is not a Business Day, on the next preceding Business Day) or, if such rate is not so reported, the average of the rate quotes for bankers’ acceptances denominated in Canadian Dollars (expressed as a decimal and rounded upward, if necessary, to the nearest 1/100 of 1%) with a term of 30 days (for purposes of the definition of “Canadian Base Rate”) or with a term equal to the Contract Period of the relevant B/As and a face amount comparable to the face amount of the relevant B/As (for purposes of the definition of “Discount B/A Rate”) received by the Administrative Agent at approximately 10:00 a.m., Toronto time, on such date (or, if such date is not a Business Day, on the next preceding Business Day) from the Schedule I Reference Lenders.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, prior to an IPO (or after an IPO if Holdings is the Public Company after such IPO) by any Person other than Holdings of any Equity Interests in the Parent Borrower, (b) prior to an IPO, the failure by the Permitted Holders to own, directly or indirectly through a wholly-owned subsidiary, beneficially and of record, Equity Interests in Holdings representing at least a majority of the aggregate ordinary voting power and 40% of the aggregate equity value represented by the issued and outstanding Equity Interests in Holdings, (c) after an IPO, (i) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the date hereof) other than the Permitted Holders, of Equity Interests representing more than 40% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Public Company, and (ii) the ownership, directly or indirectly, beneficially or of record, by the Permitted Holders of Equity Interests in the Public Company representing in the aggregate a lesser percentage of either the aggregate ordinary voting power or the aggregate equity value represented by the issued and outstanding Equity Interests in the Public Company than such Person or group, (d) the occupation of a majority of the seats (other than vacant seats) on the board of directors of Holdings (prior to an IPO) or the Public Company (after an IPO) by Persons who were neither (i) nominated by the board of directors of Holdings or the Public Company, as the case may be (or nominated by a third party and approved by such board of directors), or the Permitted Holders nor (ii) appointed by directors so nominated or (e) the occurrence of a “Change of Control” (or similar event, however denominated), as defined in any Senior Secured Notes Documents, any indenture or agreement in respect of Material Indebtedness of Holdings, the Parent Borrower or any Subsidiary or any certificate of designations (or other provision of the organizational documents of Holdings) relating to, or any other agreement governing the rights of the holders of, any Disqualified Equity Interests.

“Change in Law” means (a) the adoption of any law, rule or regulation after the Effective Date (or, solely in respect of any Term Loan, the Restatement Effective Date), (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Effective Date (or, solely in respect of any Term Loan, the Restatement Effective Date) or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Effective Date (or, solely in respect of any Term Loan, the Restatement Effective Date).

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are U.S. Revolving Loans, Canadian Revolving Loans, an Initial Term Loan, an Incremental Term Loan or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a U.S. Revolving Commitment, Canadian Revolving Sub-Commitment, Initial Term Commitment or a Commitment in respect of an Incremental Term Loan.

“Class”, when used in reference to any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class.

“CLO” has the meaning assigned to such term in Section 9.04(b).

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Co-Investor Fronting Loans” means the loans made to Holdings by the Sponsor on the Effective Date in an aggregate amount not to exceed $1,500,000 in lieu of the Equity Contribution to be made by the Fronting Co-Investors on the Effective Date.

“Co-Investors” means the Persons listed on Schedule 1.04 and their successors and assigns.

“Collateral” means all the “Collateral” as defined in any Collateral Document and shall also include the Mortgaged Properties.

“Collateral Access Agreement” has the meaning assigned to such term in the Security Agreements.

“Collateral Documents” means, collectively, the Security Agreements, the Canadian Hypothecs, the Mortgages and any other documents granting a Lien upon the Collateral as security for payment of the Secured Obligations specified therein.

“Commitment” means (a) with respect to any Lender, such Lender’s Revolving Commitment, Canadian Revolving Sub-Commitment, Initial Term Commitment, commitment in respect of any Revolving Commitment Increase, commitment in respect of an Incremental Term Loan or any combination thereof (as the context requires) and (b) with respect to the Swingline Lender, its Swingline Commitment.

“Commitment Fee” has the meaning assigned to such term in Section 2.12(a).

“Commitment Increase Amendment” has the meaning assigned to such term in Section 2.21(c).

“Commitment Schedule” means the Schedule attached hereto identified as such.

“Consolidated Cash Interest Expense” means, for any period, the excess of (a) the sum of (i) the interest expense (including imputed interest expense in respect of Capital Lease Obligations, but net of any interest income) of Holdings, the Parent Borrower and the Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, (ii) any interest accrued during such period in respect of Indebtedness of Holdings, the Parent Borrower or any Subsidiary that is required to be capitalized rather than included in consolidated interest expense for such period in accordance with GAAP, and (iii) any cash payments made during such period in respect of obligations referred to in clause (b)(ii) below that were amortized or accrued in a previous period, minus (b) the sum of (i) to the extent included in such consolidated interest expense for such period in accordance with GAAP, non-cash amounts attributable to amortization of financing costs (including debt issuance fees) paid in a previous period, (ii) to the extent included in such consolidated interest expense for such period in accordance with GAAP, non-cash amounts attributable to amortization of debt discounts or accrued non-cash interest payments for such period and (iii) to the extent included in such consolidated interest expense for such period in accordance with GAAP, any fees (including underwriting fees) and expenses paid in connection with the consummation of the Transactions.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) consolidated interest expense, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness for such period, (ii) consolidated income tax expense (and expenses for franchise tax in the nature of income tax) and foreign withholding tax expense for such period and any expense for state single business, unitary, gross receipts or similar taxes for such period, (iii) all amounts attributable to depreciation and amortization (including amortization of intangibles (including goodwill and organizational costs)) for such period (excluding any amortization expense attributable to a prepaid cash item that was paid in a prior period), (iv) any extraordinary, unusual or non-recurring non-cash charges for such period (but excluding any such non-cash charge in respect of an item to the extent that it was included in Consolidated Net Income in a prior period and any such charge that results from the write-down or write-off of inventory), (v) fees and expenses incurred during such period in connection with (A) the Original Transactions in an aggregate amount not to exceed $25,000,000 and (B) the Restatement Transactions and any sale and leaseback transactions permitted hereunder in an aggregate amount not to exceed

$3,000,000, (vi) fees and expenses incurred during such period in connection with any proposed or actual issuance of any Indebtedness or Equity Interests, or any proposed or actual investments (including Permitted Acquisitions), asset sales or divestitures, in each case permitted hereunder, in an aggregate amount not to exceed (for each such transaction, other than an IPO) 2.0% of the aggregate value of such transaction, (vii) the amount of management, consulting and advisory fees, transaction fees and the amount of out-of-pocket costs and expenses incurred in connection with management, consulting and advisory services, in each case paid or payable to the Sponsor or any Sponsor Affiliate during such period in accordance with Section 6.09(f), (viii) non-cash expenses resulting from the grant of stock options or other equity-related incentives to any director, officer or employee of Holdings, the Parent Borrower or any Subsidiary pursuant to a written plan or agreement approved by the board of directors of Holdings, (ix) non-cash exchange, translation or performance losses relating to any foreign currency or commodities hedging transactions or currency fluctuations, (x) to the extent actually reimbursed to Holdings, the Parent Borrower or any Subsidiary, expenses during such period that are covered by indemnification provisions in any agreement entered into by Holdings, the Parent Borrower or such Subsidiary in connection with the Acquisition or any Permitted Acquisition, (xi) any non-cash losses during such period resulting from the application of Financial Accounting Standards No. 142 (relating to changes in accounting for the amortization of goodwill and certain other intangibles) and Financial Accounting Standards No. 144 (relating to writedowns of long-lived assets), (xii) payments by Holdings, the Parent Borrower or any Subsidiary in respect of earn-outs to which the seller in any acquisition or disposition becomes entitled during such period, (xiii) any loss during such period in respect of post-retirement benefits as a result of the application of Financial Accounting Standards No. 106, (xiv) any loss during such period from discontinued operations and any restructuring charges during such period, together in an aggregate amount not to exceed $8,000,000 in any four-fiscal-quarter period of the Parent Borrower, (xv) any loss resulting from the disposition of any asset of Holdings, the Parent Borrower or any Subsidiary not in the ordinary course of business and (xvi) charges during such period in respect of legal, pension, warranty and severance costs relating to discontinued businesses that are unrelated to the business of the Parent Borrower and the Subsidiaries, minus (b) without duplication and (except in the case of clause (i)) to the extent included in determining such Consolidated Net Income, the sum of (i) any cash disbursements during such period that relate to non-cash charges or losses added to Consolidated Net Income pursuant to clause (a)(iv) or (a)(viii) of this paragraph in any prior period, (ii) any extraordinary, unusual or non-recurring non-cash gains for such period, (iii) any non-cash gains for such period that represent the reversal of any accrual in a prior period for, or the reversal of any cash reserves established in a prior period for, anticipated cash charges, (iv) non-cash exchange, translation or performance gains relating to any foreign currency or commodities hedging transactions or currency fluctuations, (v) any non-cash gains during such period resulting from the application of Financial Accounting Standards No. 142 (relating to changes in accounting for the amortization of goodwill and certain other intangibles) and Financial Accounting Standards No. 144 (relating to writedowns of long-lived assets), (vi) any gain during such period in respect of post-retirement benefits as a result of the application of Financial Accounting Standards No. 106, (vii) any gain during such period from discontinued operations of the Parent Borrower and (viii) any gain resulting from the disposition of any asset of Holdings, the Parent Borrower or any Subsidiary not in the ordinary course of business, all determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, for any period, the net income (excluding interest income) or loss of Holdings, the Parent Borrower and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, provided that there shall be excluded (a) the income of any Subsidiary to the extent that the declaration or payment of dividends or other distributions by such Subsidiary of that income is not at the time permitted by a Requirement of Law or any agreement or instrument applicable to such Subsidiary (other than the Loan Documents and the Senior Secured Notes Documents), except to the extent of the amount of cash dividends or other cash distributions actually paid to the Parent Borrower or any Subsidiary (other than cash dividends or other cash distributions that constitute Excluded Proceeds) (unless the income of such Subsidiary would be excluded from Consolidated Net Income pursuant to clause (b) of this proviso) during such period, (b) the income of any Person (other than the Parent Borrower or any Subsidiary that is not accounted for using the equity method of accounting) in which the Parent Borrower or any Subsidiary owns an Equity Interest (including the AAG Investment), except to the extent of the amount of cash dividends or other cash distributions actually paid to the Parent Borrower or any Subsidiary (other than cash dividends or other cash distributions that constitute Excluded Proceeds) (unless the income of such Subsidiary would be excluded from Consolidated Net Income pursuant to clause (a) of this proviso) during such period, (c) unrealized gains and losses with respect to Swap Agreements during such period and (d) the effects of purchase accounting or similar adjustments required or permitted by GAAP in connection with the Acquisition or any Permitted Acquisition.

“Contract Period” means, with respect to any B/A, the period commencing on the date such B/A is issued and accepted and ending on the date 30, 60, 90 or 180 days thereafter, as the Canadian Subsidiary Borrower may elect (in each case subject to availability), or any other number of days from 1 to 180 with the consent of each applicable Revolving Lender, provided that if such Contract Period would end on a day other than a Business Day, such Contract Period shall be extended to the next succeeding Business Day.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, or the dismissal or appointment of management, of a Person, whether through the ability to exercise voting power, by contract or otherwise.  The terms “Controlling” and “Controlled” have meanings correlative thereto.

“DIP Financing” has the meaning assigned to such term in Section 9.25(b).

“Default” means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Delivery Trigger Date” has the meaning assigned to such term in Section 2.22.

“Deposit Account Control Agreement” has the meaning assigned to such term in the Security Agreements.

“Dilution Factors” means, without duplication, with respect to any period, the aggregate amount of all deductions, credit memos, returns, adjustments, allowances, bad debt write-offs and other non-cash credits that are recorded during such period to reduce (x) with respect to the Domestic Borrowing Base, the Accounts of the Parent Borrower and the wholly-owned Domestic Subsidiary Loan Parties in a manner consistent with current and historical accounting practices of the Parent Borrower and such Domestic Subsidiary Loan Parties, as the case may be, or (y) with respect to the Canadian Borrowing Base, the Accounts of the Canadian Subsidiary Borrower and the wholly-owned Canadian Subsidiary Loan Parties in a manner consistent with current and historical accounting practices of the Canadian Subsidiary Borrower and such Canadian Subsidiary Loan Parties, as the case may be.

“Dilution Ratio” means, on any date, the quotient (expressed as a percentage) equal to (x) with respect to the Domestic Borrowing Base, (i) the aggregate amount of the Dilution Factors in respect of the Accounts of the Parent Borrower and the wholly-owned Domestic Subsidiary Loan Parties for the twelve fiscal month period most recently ended on or prior to such date divided by (ii) the aggregate gross sales of the Parent Borrower and such Domestic Subsidiary Loan Parties for such twelve fiscal month period, or (y) with respect to the Canadian Borrowing Base, (i) the aggregate amount of the Dilution Factors in respect of the Accounts of the Canadian Subsidiary Borrower and the wholly-owned Canadian

Subsidiary Loan Parties for the twelve fiscal month period most recently ended on or prior to such date divided by (ii) the aggregate gross sales of the Canadian Subsidiary Borrower and such Canadian Subsidiary Loan Parties for such twelve fiscal month period.

“Dilution Reserve” means, on any date, (x) with respect to the Domestic Borrowing Base, the product of (i) the excess, if any, of the applicable Dilution Ratio over 5% multiplied by (ii) the aggregate amount of Eligible Accounts of the Parent Borrower and the wholly-owned Domestic Subsidiary Loan Parties, in each case as of such date, or (y) with respect to the Canadian Borrowing Base, the product of (i) the excess, if any, of the applicable Dilution Ratio over 5% multiplied by (ii) the aggregate amount of Eligible Accounts of the Canadian Subsidiary Borrower and the wholly-owned Canadian Subsidiary Loan Parties, in each case as of such date.

“Discharge of Revolving Lender Claims” means payment in full in cash of (a) all principal, interest (including interest accruing during the pendency of any Insolvency or Liquidation Proceeding, regardless of whether or not allowed in such Insolvency or Liquidation Proceeding) and other Secured Revolving Obligations under this Agreement (or, with respect to Letters of Credit outstanding hereunder, either termination thereof or delivery of cash collateral in respect thereof on terms substantially similar to those in Section 2.05(j) of this Agreement (or, in lieu of such cash collateral, enter into a backstop letter of credit in favor of the Administrative Agent, in form reasonably satisfactory to the Administrative Agent, in an amount equal to 105% of the face amount of such Letters of Credit)), in each case after or concurrently with the termination or expiration of all Revolving Commitments hereunder (other than any commitment to satisfy drawings under any outstanding Letter of Credit in accordance with the terms hereof), and (b) all other Secured Revolving Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid, in each case, other than contingent indemnities and costs and reimbursement obligations to the extent no claim has been made.

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

“Discount B/A Rate” means, with respect to a B/A being accepted and purchased on any day, (a) for a Lender that is a Schedule I Lender, the CDOR Rate applicable to such B/A and (b) for a Lender that is a Schedule II Lender or a Schedule III Lender, the lesser of (i) the CDOR Rate applicable to such B/A plus 0.10% per annum and (ii) the arithmetic average (as determined by the Administrative Agent) of the percentage discount rates (expressed as a decimal and rounded upward, if necessary, to the nearest 1/100 of 1%) quoted to the Administrative Agent by the Schedule II Reference Lender as the percentage discount rate at which the Schedule II Reference Lender would, in accordance with its normal practices, at approximately 10:00 a.m., Toronto time, on such day, be prepared to purchase bankers’ acceptances accepted by such bank having a face amount and term comparable to the face amount and Contract Period of such B/A.

“Discount Proceeds” means, with respect to any B/A, an amount (rounded upward, if necessary, to the nearest C$.01) calculated by multiplying (a) the face amount of such B/A by (b) the quotient obtained by dividing (i) one by (ii) the sum of (A) one and (B) the product of (x) the Discount B/A Rate (expressed as a decimal) applicable to such B/A and (y) a fraction of which the numerator is the Contract Period applicable to such B/A and the denominator is 365, with such quotient being rounded upward or downward to the fifth decimal place and .000005 being rounded upward.

“Disqualified Equity Interests” means Equity Interests that (a) require the payment of any dividends (other than dividends payable solely in shares of Qualified Equity Interests), (b) mature or are mandatorily redeemable or subject to mandatory repurchase or redemption or repurchase at the option of the holders thereof, in each case in whole or in part and whether upon the occurrence of any event, pursuant to a sinking fund obligation on a fixed date or otherwise, prior to the date that is 180 days after the Maturity Date (other than (i) upon payment in full of the Obligations (other than Unliquidated Obligations), reduction of the Total L/C Exposure to zero (or cash collateralization or other support of all outstanding Letters of Credit in a manner reasonably acceptable to the Issuing Bank) and termination of the Commitments or (ii) upon a “change in control” or the sale of all or substantially all the assets of the issuing entity, provided that any payment required pursuant to this clause (ii) is contractually subordinated in right of payment to the Obligations on terms reasonably satisfactory to the Administrative Agent and such requirement is applicable only in circumstances that are market on the date of issuance of such Equity Interests), (c) require the maintenance or achievement of any financial performance standards other than as a condition to the taking of specific actions or provide remedies to holders thereof (other than voting and management rights and increases in pay-in-kind dividends) or (d) are convertible or exchangeable, automatically or at the option of any holder thereof, into any Indebtedness, Equity Interests or other assets other than Qualified Equity Interests.

“Document” has the meaning assigned to such term in the Security Agreements.

“Domestic Applicable Percentage” has the meaning assigned to such term in Section 10.10(a).

“Domestic Borrowing Base” means, at any time, the sum of (a) 85% of the U.S. Dollar Equivalent of the aggregate Adjusted Eligible Accounts of the Parent Borrower and the wholly-owned Domestic Subsidiary Loan Parties at such time, plus (b) the lesser of (i) 85% of the product of (x) the Net Recovery Liquidation Rate in effect (based on the then most recent independent Inventory appraisal in form, scope and substance reasonably satisfactory to the Administrative Agent) at such time multiplied by (y) the aggregate amount of Inventory of the Parent Borrower and the wholly-owned Domestic Subsidiary Loan Parties at such time (as reported in accordance with the applicable Loan Party’s Inventory records), and (ii) the sum of (A) 75% of the aggregate cost of Eligible Aluminum Billets and (B) 65% of the aggregate cost of Other Eligible Inventory, in each case of the Parent Borrower and the wholly-owned Domestic Subsidiary Loan Parties at such time (in the case of each of subclauses (i) and (ii) of this clause (b), with any Inventory, Eligible Inventory, Eligible Aluminum Billets and Other Eligible Inventory to be valued on a first-in, first-out basis), provided that the aggregate amount determined pursuant to this clause (b) shall not constitute more than 50% of the Domestic Borrowing Base at such time, plus (c) the PP&E Component at such time minus (d) Reserves with respect to the Parent Borrower and the wholly-owned Domestic Subsidiary Loan Parties at such time.  The Administrative Agent may, in its Permitted Discretion, from time to time, reduce the advance rates set forth above or establish and revise ineligibles and Reserves reducing the amount of Eligible Accounts, Inventory, Eligible Inventory, Eligible Aluminum Billets, Other Eligible Inventory, Eligible Machinery and Equipment and Eligible Real Property used in computing the Domestic Borrowing Base, with any such changes to be effective five Business Days after delivery of notice thereof to the Parent Borrower and the Lenders (which notice shall describe in reasonable detail the reasons for such changes), provided that any Reserve established by the Administrative Agent shall not apply in respect of items excluded from Eligible Accounts, Eligible Inventory, Eligible Aluminum Billets, Other Eligible Inventory, Eligible Machinery and Equipment and Eligible Real Property pursuant to the definitions thereof or covered by any other Reserve in effect at the time such Reserve is established.  The Domestic Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 5.01(f) of this Agreement.

“Domestic Perfection Certificate” means, at any time, the certificate most-recently delivered to the Administrative Agent (a) in the case of the Restatement Effective Date, pursuant to Section 4.01(f) or (b) thereafter, pursuant to Section 3.03(c) of the Domestic Security Agreement, in each case in the form of Exhibit F-1 or any other form approved by the Administrative Agent.

“Domestic Security Agreement” means the Domestic Security Agreement dated as of February 2, 2006, as amended and restated as of the date hereof (as further amended, amended and restated, supplemented or modified from time to time in accordance with this Agreement), among Holdings, the Parent Borrower, each Domestic Subsidiary Loan Party and the Administrative Agent, substantially in the form attached hereto as Exhibit G-1.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States of America, any State thereof or the District of Columbia.

“Domestic Subsidiary Loan Party” means any Domestic Subsidiary.

“Effective Date” means February 2, 2006.

“Eligible Accounts” means, at any time, the Accounts of (x) the Parent Borrower and the wholly-owned Domestic Subsidiary Loan Parties at such time, in the case of the Domestic Borrowing Base, or (y) the Canadian Subsidiary Borrower and the wholly-owned Canadian Subsidiary Loan Parties at such time, in the case of the Canadian Borrowing Base, but excluding any Account:

(a) that is not subject to a first priority perfected security interest in favor of the Administrative Agent or to which the applicable Loan Party does not have sole lawful and absolute title;

(b) that is subject to any Lien other than (i) a Lien in favor of the Administrative Agent and (ii) a Permitted Encumbrance that does not have priority over the Lien in favor of the Administrative Agent;

(c) with respect to which the scheduled due date is more than 90 days after the original invoice date, that is unpaid more than 120 days after the date of the original invoice therefor or more than 60 days after the original due date, or that has been written off the books of the Parent Borrower or the applicable Domestic Subsidiary Loan Party, in the case of the Domestic Borrowing Base, or the Canadian Subsidiary Borrower or the applicable Canadian Subsidiary Loan Party, in the case of the Canadian Borrowing Base, or otherwise designated as uncollectible;

(d) that is owing by an Account Debtor for which more than 50% of the aggregate amount of Accounts owing from such Account Debtor and its Affiliates are ineligible hereunder;

(e) that is owing by an Account Debtor to the extent the aggregate amount of Accounts owing from such Account Debtor and its Affiliates to (i) the Parent Borrower or any wholly-owned Domestic Subsidiary Loan Party, in the case of the Domestic Borrowing Base, exceeds 10% (or, in the case of Utility Trailer Manufacturing Co. or Eastern Metal Supply, 15%) of the aggregate Eligible Accounts attributable to the Domestic Borrowing Base, and (ii) the Canadian Subsidiary Borrower or any wholly-owned Canadian Subsidiary Loan Party, in the case of the Canadian Borrowing Base, exceeds 10% (or, in the case of Utility Trailer Manufacturing Co. or Eastern Metal Supply, 15%) of the aggregate Eligible Accounts attributable to the Canadian Borrowing Base;

(f) with respect to which any covenant, representation or warranty contained in any Loan Document has been breached or is not true;

(g) that (i) does not arise from the sale of goods or performance of services in the ordinary course of business, (ii) is not evidenced by an invoice or other documentation reasonably satisfactory to the Administrative Agent that has been sent to the Account Debtor, (iii) represents a progress billing, (iv) is contingent upon (A) the Parent Borrower or any Domestic Subsidiary Loan Party’s, in the case of the Domestic Borrowing Base, or (B) the Canadian Subsidiary Borrower or any Canadian Subsidiary Loan Party’s, in the case of the Canadian Borrowing Base, completion of any further performance, (v) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, cash-on-delivery or any other repurchase or return basis (other than customary customer return rights) or (vi) relates to payments of interest;

(h) (i) for which the goods giving rise to such Account have not been shipped to the Account Debtor or its designee, (ii) for which the services giving rise to such Account have not been performed by (A) the Parent Borrower or the applicable Domestic Subsidiary Loan Party, in the case of the Domestic Borrowing Base, or (B) the Canadian Subsidiary Borrower or the applicable Canadian Subsidiary Loan Party, in the case of the Canadian Borrowing Base, (iii) for which the associated income has not been earned or (iv) if such Account was invoiced more than once;

(i) that is owed by an Account Debtor that has (i) applied for, suffered or consented to the appointment of any receiver, interim receiver, receiver manager, custodian, trustee, or liquidator of its assets, (ii) has had possession of all or a material part of its property taken by any receiver, interim receiver, receiver manager, custodian, trustee or liquidator, (iii) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up or voluntary or involuntary case under any federal, state, provincial or foreign bankruptcy or insolvency laws, (iv) has admitted in writing its inability, or is generally unable to, pay its debts as they become due, (v) become insolvent or (vi) ceased operation of its business;

(j) that is owed by an Account Debtor that (i) does not maintain its chief executive office in the United States of America, any State thereof or the District of Columbia or Canada or any province thereof, or (ii) is not organized under applicable law of the United States of America or any state thereof or Canada or any province thereof, in each case, unless such Account (or portion thereof that is reasonably acceptable to the Administrative Agent) is backed by a letter of credit, guarantee or eligible bankers’ acceptance acceptable to the Administrative Agent and in which the Administrative Agent has a perfected security interest;

(k) that is owed in any currency other than U.S. Dollars or Canadian Dollars;

(l) that is owed by (i) the government (or any department, agency, public corporation or instrumentality thereof) of any country other than (A) the United States of America, in the case of the Domestic Borrowing Base, or (B) the United States of America or Canada, in the case of the Canadian Borrowing Base, in each case, unless such Account (or portion thereof that is reasonably acceptable to the Administrative Agent) is backed by a letter of credit, guarantee or eligible bankers’ acceptance acceptable to the Administrative Agent and in which the Administrative Agent has a perfected security interest, (ii) the government of the United States of America, or any department, agency, public corporation or instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. §§ 3727 et seq. and 41 U.S.C. §§ 15 et seq.), and any other steps necessary to perfect the Lien of the Administrative Agent in such Account have been complied with to the Administrative Agent’s reasonable satisfaction, or (iii) in the case of the Canadian Borrowing Base, the government of Canada, or any department, agency, public corporation or instrumentality thereof, unless the Financial Administration Act

(Canada), as amended, and any other steps necessary to perfect the Lien of the Administrative Agent in such Account have been complied with to the Administrative Agent’s reasonable satisfaction;

(m) that is owed by any Affiliate (other than any portfolio company directly or indirectly owned by the Sponsor so long as such Account has terms comparable to those provided to third parties on an arms length basis), employee, officer, director, agent or stockholder of any Loan Party;

(n) that, for any Account Debtor, exceeds a credit limit determined by the Administrative Agent in its Permitted Discretion, to the extent of such excess;

(o) that is owed by an Account Debtor or any Affiliate of such Account Debtor to which (i) the Parent Borrower or any Domestic Subsidiary Loan Party, in the case of the Domestic Borrowing Base, or (ii) the Canadian Subsidiary Borrower or any Canadian Subsidiary Loan Party, in the case of the Canadian Borrowing Base, is indebted, but only to the extent of such indebtedness, or is subject to any security, deposit, progress payment, retainage or other similar advance made by or for the benefit of an Account Debtor, in each case to the extent thereof;

(p) that is subject to any counterclaim, deduction, defense, setoff or dispute (but only to the extent of any such counterclaim, deduction, defense, setoff or dispute) or is subject to offset related to actual or anticipated sales volume rebates (but only to the extent of any such rebate);

(q) that is owed by an Account Debtor located in any jurisdiction that requires filing of a “Notice of Business Activities Report” or other similar report in order to permit (i) the Parent Borrower or the applicable Domestic Subsidiary Loan Party, in the case of the Domestic Borrowing Base, or (ii) the Canadian Subsidiary Borrower or the applicable Canadian Subsidiary Loan Party, in the case of the Canadian Borrowing Base, to seek judicial enforcement in such jurisdiction of payment of such Account, unless the Parent Borrower, such Domestic Subsidiary Loan Party, the Canadian Subsidiary Borrower or such Canadian Subsidiary Loan Party, as applicable, has filed such report or qualified to do business in such jurisdiction, unless such failure to file may be cured by the payment of a de minimis amount;

(r) with respect to which (i) the Parent Borrower or any Domestic Subsidiary Loan Party, in the case of the Domestic Borrowing Base, or (ii) the Canadian Subsidiary Borrower or any Canadian Subsidiary Loan Party, in the case of the Canadian Borrowing Base, has made any agreement with the Account Debtor for any reduction thereof, other than discounts and adjustments given in the ordinary course of business, or any Account that was partially paid and the Parent Borrower, such Domestic Subsidiary Loan Party, the Canadian Subsidiary Borrower or such Canadian Subsidiary Loan Party, as applicable, created a new receivable for the unpaid portion of such Account;

(s) that does not comply in all material respects with the requirements of all applicable laws and regulations, whether federal, state, provincial or local, including, where applicable, the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board;

(t) that is for goods that have been sold under a purchase order or pursuant to the terms of a contract or other agreement or understanding (written or oral) that indicates or purports that any Person other than (i) the Parent Borrower or the applicable Domestic Subsidiary Loan Party, in the case of the Domestic Borrowing Base, or (ii) the Canadian Subsidiary Borrower or the

applicable Canadian Subsidiary Loan Party, in the case of the Canadian Borrowing Base, has or has had an ownership interest in such goods, or that indicates any party other than (A) the Parent Borrower or the applicable Domestic Subsidiary Loan Party, in the case of the Domestic Borrowing Base, or (B) the Canadian Subsidiary Borrower or the applicable Canadian Subsidiary Loan Party, in the case of the Canadian Borrowing Base, as payee or remittance party (it being understood and agreed that the transfer of a purchase order from the Parent Borrower or any Domestic Subsidiary Loan Party to the Canadian Subsidiary Borrower or any Canadian Subsidiary Loan Party, or from the Canadian Subsidiary Borrower or any Canadian Subsidiary Loan Party to the Parent Borrower or any Domestic Subsidiary Loan Party, as the case may be, for capacity or other ordinary course business reasons shall not, in itself, result in the Account created in respect of such purchase order being deemed ineligible pursuant to this clause (t) for purposes of (1) the Domestic Borrowing Base, if the transferee is the Parent Borrower or any Domestic Subsidiary Loan Party, or (2) the Canadian Borrowing Base, if the transferee is the Canadian Subsidiary Borrower or any Canadian Subsidiary Loan Party);

(u) that was created on cash on delivery terms;

(v) that arises from sales to third party processors to the extent that the underlying inventory will be returned to the applicable Loan Party;

(w) that the Administrative Agent determines in its Permitted Discretion may not be paid by reason of the Account Debtor’s inability to pay; or

(x) that is deemed ineligible by the Administrative Agent in its Permitted Discretion.

In addition to the foregoing, Eligible Accounts shall not include any portion of Accounts related to unreconciled variances between the accounts receivable aging and the general ledger to the extent that the general ledger is less than the accounts receivable aging.  In determining the amount of an Eligible Account, the face amount of an Account shall be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that (A) the Parent Borrower or the applicable Domestic Subsidiary Loan Party, in the case of the Domestic Borrowing Base, or (B) the Canadian Subsidiary Borrower or the applicable Canadian Subsidiary Loan Party, in the case of the Canadian Borrowing Base, may be obligated to rebate to an Account Debtor pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by (A) the Parent Borrower or the applicable Domestic Subsidiary Loan Party, in the case of the Domestic Borrowing Base, or (B) the Canadian Subsidiary Borrower or the applicable Canadian Subsidiary Loan Party, in the case of the Canadian Borrowing Base, to reduce the amount of such Account.  In determining the aggregate amount from the same Account Debtor that is unpaid more than 120 days from the original invoice date or more than 60 days from the original due date pursuant to clause (c) above, there shall be excluded the amount of any net credit balances relating to Accounts due from such Account Debtor with invoice dates more than 120 days from the original invoice date or more than 60 days from the original due date, as the case may be.

“Eligible Aluminum Billets” means, at any time, the portion of Eligible Inventory of (x) the Parent Borrower and the wholly-owned Domestic Subsidiary Loan Parties at such time, in the case of the Domestic Borrowing Base, or (y) the Canadian Subsidiary Borrower and the wholly-owned Canadian Subsidiary Loan Parties at such time, in the case of the Canadian Borrowing Base, in each case that is comprised of aluminum billets and logs as shown on the applicable Loan Party’s Inventory records in accordance with such Loan Party’s current and historical accounting practices.

“Eligible Inventory” means, at any time, the Inventory of (x) the Parent Borrower and the wholly-owned Domestic Subsidiary Loan Parties at such time, in the case of the Domestic Borrowing Base, or (y) the Canadian Subsidiary Borrower and the wholly-owned Canadian Subsidiary Loan Parties at such time, in the case of the Canadian Borrowing Base, but excluding any Inventory:

(a) that is not subject to a first priority perfected Lien in favor of the Administrative Agent, except to the extent that this clause (a) would exclude any Inventory that is otherwise expressly included pursuant to this definition;

(b) that is subject to any Lien other than (i) a Lien in favor of the Administrative Agent and (ii) a Permitted Encumbrance that does not have priority over the Lien in favor of the Administrative Agent, except to the extent that this clause (b) would exclude any Inventory that is otherwise expressly included pursuant to this definition;

(c) that is, in the Administrative Agent’s reasonable opinion, seconds or thirds, stale, slow-moving, obsolete, unmerchantable, defective, used, unfit for sale, not salable in the ordinary course of business at prices approximating at least the cost of such Inventory, or unacceptable due to age, type, category and/or quantity, or that is identified by the applicable Loan Party as overstock or excess;

(d) with respect to which any covenant, representation or warranty contained in any Loan Document has been breached or is not true and that does not conform to all standards imposed by any Governmental Authority;

(e) in which any Person other than (i) the Parent Borrower and the wholly-owned Domestic Subsidiary Loan Parties, in the case of the Domestic Borrowing Base, and (ii) the Canadian Subsidiary Borrower and the wholly-owned Canadian Subsidiary Loan Parties, in the case of the Canadian Borrowing Base, shall (A) have any direct or indirect ownership, interest or title to such Inventory, except for any interest (and any rights associated therewith, other than title) of such Person that arises in respect of Inventory (1) (x) as identified goods pursuant to Section 2-501 of the Uniform Commercial Code or (y) pursuant to Section 2-716 of the Uniform Commercial Code or (2) pursuant to any similar Canadian law or laws or (B) be indicated on any purchase order or invoice with respect to such Inventory as having or purporting to have an interest therein;

(f) that constitutes spare or replacement parts, subassemblies, packaging and shipping material, manufacturing supplies, samples, prototypes, displays or display items, bill-and-hold goods, goods that are returned or marked for return, repossessed goods, defective, damaged or rejected goods, goods held by any Loan Party on consignment, or goods that are not of a type held for sale in the ordinary course of business;

(g) that (i) is not located in the United States of America (in the case of the Domestic Borrowing Base) or Canada (in the case of the Canadian Borrowing Base) or (ii) is in transit with a common carrier from vendors and suppliers (as opposed to in transit with a common carrier between locations of Loan Parties, in which case such Inventory shall not be excluded by virtue thereof) or (iii) is being held by a Governmental Authority for purposes of customs clearance, except that any Inventory excluded pursuant to subclause (ii) or (iii) of this clause (g) having an aggregate Inventory Value not to exceed $15,000,000 at any time may qualify as Eligible Inventory if (A) the applicable Loan Party has title to such Inventory at such time and (B) such Inventory is insured in a manner that is reasonably satisfactory to the Administrative Agent;

(h) that is located in any location leased by (i) the Parent Borrower or any wholly-owned Domestic Subsidiary Loan Party, in the case of the Domestic Borrowing Base, or (ii) the Canadian Subsidiary Borrower or any wholly-owned Canadian Subsidiary Loan Party, in the case of the Canadian Borrowing Base, in each case, unless (A) the lessor has delivered to the Administrative Agent a Collateral Access Agreement or (B) a Reserve for up to three months’ rent, charges and other amounts due or to become due with respect to such facility has been established by the Administrative Agent in its Permitted Discretion;

(i) that is located in any third party warehouse or is in the possession of a bailee (other than a third party processor) and is not evidenced by a Document, unless (i) such warehouseman or bailee has delivered to the Administrative Agent a Collateral Access Agreement and such other documentation as the Administrative Agent may require or (ii) a Reserve has been established by the Administrative Agent in its Permitted Discretion;

(j) that is being processed offsite at a third party location or outside processor (unless the Administrative Agent has (i) received a Collateral Access Agreement from such location or processor with respect to such Inventory or (ii) a Reserve has been established by the Administrative Agent in respect of such Inventory), or is in-transit to or from said third party location or outside processor;

(k) that is a discontinued product or component thereof;

(l) that is the subject of a consignment by (i) the Parent Borrower or any Domestic Subsidiary Loan Party, in the case of the Domestic Borrowing Base, or (ii) the Canadian Subsidiary Borrower or any Canadian Subsidiary Loan Party, in the case of the Canadian Borrowing Base, as consignor;

(m) that contains or bears any intellectual property rights licensed to (i) the Parent Borrower or any Domestic Subsidiary Loan Party, in the case of the Domestic Borrowing Base, or (ii) the Canadian Subsidiary Borrower or any Canadian Subsidiary Loan Party, in the case of the Canadian Borrowing Base, in each case, unless the Administrative Agent is satisfied that it may sell or otherwise dispose of such Inventory without (A) infringing the rights of such licensor, (B) materially violating any contract with such licensor or (C) incurring any liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement;

(n) that is not reflected in the current inventory records of (i) the Parent Borrower or any wholly-owned Domestic Subsidiary Loan Party, in the case of the Domestic Borrowing Base, or (ii) the Canadian Subsidiary Borrower or any wholly-owned Canadian Subsidiary Loan Party, in the case of the Canadian Borrowing Base;

(o) any portion of the Inventory Value that is attributable to intercompany profit among the applicable Loan Party or its Affiliates; or

(p) that is deemed ineligible by the Administrative Agent in its Permitted Discretion.

“Eligible Machinery and Equipment” means the equipment listed on Schedule 1.01 and any additional equipment acquired after the Effective Date, in each case that is owned by (x) the Parent Borrower or any wholly-owned Domestic Subsidiary Loan Party, in the case of the Domestic Borrowing Base, or (y) the Canadian Subsidiary Borrower or any wholly-owned Canadian Subsidiary Loan Party, in the case of the Canadian Borrowing Base, in each case (i) that is acceptable in the Permitted Discretion of the Administrative Agent for inclusion in the applicable Borrowing Base, (ii) in respect of which an appraisal report has been delivered to the Administrative Agent in form, scope and substance reasonably satisfactory to the Administrative Agent and (iii) in respect of which the Administrative Agent is satisfied that all actions necessary in order to create valid first priority Liens on such equipment have been taken, and, in each case, meeting each of the following requirements:

(a) (i) the Parent Borrower or the applicable Domestic Subsidiary Loan Party, in the case of the Domestic Borrowing Base, or (ii) the Canadian Subsidiary Borrower or the applicable Canadian Subsidiary Loan Party, in the case of the Canadian Borrowing Base, in each case has good title to such equipment and solely to the extent that no other Person has any direct or indirect ownership, interest or title;

(b) (i) the Parent Borrower or the applicable Domestic Subsidiary Loan Party, in the case of the Domestic Borrowing Base, or (ii) the Canadian Subsidiary Borrower or the applicable Canadian Subsidiary Loan Party, in the case of the Canadian Borrowing Base, has the right to subject such equipment to a Lien in favor of the Administrative Agent; and such equipment is subject to a first priority perfected Lien in favor of the Administrative Agent and is free and clear of all other Liens of any nature whatsoever (except for Permitted Encumbrances that do not have priority over the Lien in favor of the Administrative Agent);

(c) the full purchase price for such equipment has been paid by (i) the Parent Borrower or the applicable Domestic Subsidiary Loan Party, in the case of the Domestic Borrowing Base, or (ii) the Canadian Subsidiary Borrower or the applicable Canadian Subsidiary Loan Party, in the case of the Canadian Borrowing Base;

(d) such equipment is located on premises (i) owned by (A) the Parent Borrower or the applicable Domestic Subsidiary Loan Party, in the case of the Domestic Borrowing Base, or (B) the Canadian Subsidiary Borrower or the applicable Canadian Subsidiary Loan Party, in the case of the Canadian Borrowing Base, and, in each case, subject to a first priority perfected Lien in favor of the Administrative Agent, or (ii) leased by (A) the Parent Borrower or the applicable Domestic Subsidiary Loan Party, in the case of the Domestic Borrowing Base, or (B) the Canadian Subsidiary Borrower or the applicable Canadian Subsidiary Loan Party, in the case of the Canadian Borrowing Base, in each case, where (x) the lessor has delivered to the Administrative Agent a Collateral Access Agreement or (y) a Reserve for up to three months’ rent, charges and other amounts due or to become due with respect to such facility has been established by the Administrative Agent in its Permitted Discretion;

(e) such equipment is in good working order and condition (ordinary wear and tear excepted);

(f) such equipment is not subject to any agreement (other than the Loan Documents and the Senior Secured Notes Documents) that restricts the ability of (i) the Parent Borrower or the applicable Domestic Subsidiary Loan Party, in the case of the Domestic Borrowing Base, or (ii) the Canadian Subsidiary Borrower or the applicable Canadian Subsidiary Loan Party, in the case of the Canadian Borrowing Base, to use, sell, transport or dispose of such equipment or that restricts the Administrative Agent’s ability to take possession of, sell or otherwise dispose of such equipment; and

(g) such equipment does not constitute “fixtures” under the applicable laws of the jurisdiction in which such equipment is located (unless the Administrative Agent is satisfied that all actions necessary to create a perfected first priority Lien (subject to the Liens described in clauses (a) and (b) (to the extent that (i) the applicable warehouseman, bailee or other Person described in clause (b) of the definition of “Permitted Encumbrance” has delivered to the Administrative Agent a Collateral Access Agreement or (ii) a Reserve has been established by the Administrative Agent in respect of such equipment) of the definition of “Permitted Encumbrances”) in favor of the Administrative Agent on such fixtures have been taken).

“Eligible Real Property” means the real property listed on Schedule 1.02 owned by (x) the Parent Borrower or any wholly-owned Domestic Subsidiary Loan Party, in the case of the Domestic Borrowing Base, or (y) the Canadian Subsidiary Borrower or any wholly-owned Canadian Subsidiary Loan Party, in the case of the Canadian Borrowing Base, and meeting each of the following requirements:

(a) in respect of which an appraisal report has been delivered to the Administrative Agent in form, scope and substance reasonably satisfactory to the Administrative Agent;

(b) in respect of which the Administrative Agent is satisfied that all actions necessary in order to create a perfected first priority Lien (subject to Liens described in clauses (a), (b) and (f) of the definition of “Permitted Encumbrances”) in favor of the Administrative Agent on such real property have been taken, including the filing, registration and recording of the applicable Mortgage (or the delivery of the applicable Mortgage to the title insurance company for filing, registration or recording);

(c) that is adequately protected by valid title insurance with endorsements and in amounts reasonably acceptable to the Administrative Agent, insuring that the Administrative Agent, for the benefit of the Lenders, shall have a perfected first priority Lien (subject to Liens described in clauses (a), (b) and (f) of the definition of “Permitted Encumbrances”) on such real property, evidence of which shall have been provided in form and substance reasonably satisfactory to the Administrative Agent; and

(d) if reasonably required by the Administrative Agent, (i) an ALTA survey (or equivalent Canadian or other non-U.S. survey, as applicable) has been delivered for which all necessary fees have been paid and which is dated no more than 30 days prior to the date on which the applicable Mortgage is registered or recorded, certified to the Administrative Agent and the issuer of the title insurance policy in a manner reasonably satisfactory to the Administrative Agent by a land surveyor duly registered and licensed in the state or province in which such Eligible Real Property is located and reasonably acceptable to the Administrative Agent, and shows all buildings and other improvements, any material offsite improvements, the location of any easements, parking spaces, rights of way, building setback lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such property, and other defects, other than encroachments and other defects reasonably acceptable to the Administrative Agent, (ii) in respect of which local counsel for the applicable Loan Party in the state or province in which such Eligible Real Property is located has delivered a letter of opinion with respect to the enforceability and perfection of the applicable Mortgage and any related fixture filings in form and substance reasonably satisfactory to the Administrative Agent, and (iii) in respect of which (A) the Parent Borrower or the applicable Domestic Subsidiary Loan Party, in the case of the Domestic Borrowing Base, or (B) the Canadian Subsidiary Borrower or the applicable Canadian Subsidiary Loan Party, in the case of the Canadian Borrowing Base, shall have used its commercially reasonable efforts to obtain estoppel certificates executed by all tenants of such Eligible Real Property and such other consents, agreements and confirmations of lessors and third parties have been delivered as the Administrative Agent may deem necessary or desirable, together with evidence that all other actions that the Administrative Agent may deem necessary or desirable in order to create perfected first priority Liens on the property described in the applicable Mortgage have been taken.

“Environmental Laws” means all treaties, laws, rules, regulations, codes, ordinances, orders, decrees, directives, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, the preservation or reclamation of natural resources, the generation, management, Release of, or exposure to, any Hazardous Material or to occupational health and safety matters.

“Environmental Liability” means any liability, obligation, claim, action, suit, judgment or order under or relating to any Environmental Law for any damages, injunctive relief, losses, fines, penalties, fees, expenses (including reasonable fees and expenses of attorneys and consultants) or costs, whether contingent or otherwise, including those arising from or relating to (a) any actual or alleged violation of any Environmental Law or permit, license or approval issued thereunder, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release of any Hazardous Materials or the presence of any Hazardous Materials in, on or under any real property or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Contributions” means, collectively, (a) the contribution by the Permitted Holders (or the making of the Co-Investor Fronting Loans in lieu of such contribution) on the Effective Date of an aggregate amount not less than $111,250,000 in cash to Holdings as common equity and (b) the further contribution by Holdings on the Effective Date of all such cash contribution proceeds to the Parent Borrower as common equity, the proceeds of which were used to consummate the Acquisition and pay fees and expenses related to the Original Transactions.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Parent Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) any failure by any Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan whether or not waived, (c) the filing pursuant to Section 412(c) of the Code or Section 302(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) the incurrence by the Parent Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan, (e) the receipt by the Parent Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (f) the incurrence by the Parent Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan, (g) the receipt by the Parent Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Parent Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA, (h) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code) or (i) any other event or condition with respect to a Plan or Multiemployer Plan that could result in material liability of the Parent Borrower or any Subsidiary.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in Article VII.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Rate” means, on any day, for purposes of determining the U.S. Dollar Equivalent of Canadian Dollars, the rate at which Canadian Dollars may be exchanged into U.S. Dollars at the time of determination on such day on the Reuters WRLD Page for Canadian Dollars.  In the event that such rate does not appear on any Reuters WRLD Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Parent Borrower, or, in the absence of such an agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of Canadian Dollars are then being conducted, at or about such time as the Administrative Agent shall elect after determining that such rates shall be the basis for determining the Exchange Rate, on such date for the purchase of U.S. Dollars for delivery two Business Days later, provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

“Excluded Amounts” has the meaning assigned to such term in Section 6.06.

“Excluded Mortgages” means the Mortgages set forth on Schedule 4.01(i).

“Excluded Proceeds” means 100% of the Net Proceeds (or, in the case of clause (c) of this definition, 50% of the Net Proceeds) received by the Parent Borrower or any other Loan Party after the Effective Date from (a) any cash contributions made to its common equity capital (other than contributions made by Holdings (unless such cash contributions originate from the Sponsor), the Parent Borrower or any Subsidiary), (b) any sale (other than to Holdings, any Subsidiary or any management equity plan, stock option plan or any other management or employee benefit plan or agreement of the Parent Borrower or any Subsidiary) of Qualified Equity Interests, (c) any non-ordinary course asset sale permitted by Section 6.05, (d) any dividends or distributions received with respect to Equity Interests in AAG, (e) any AAG Proceeds required to be offered as a prepayment to the holders of the Senior Secured Notes pursuant to the Senior Secured Notes Indenture that are not accepted by such holders minus any such AAG Proceeds distributed or paid to the Sponsor and (f) any AAG Proceeds not required to be offered as a prepayment to the holders of the Senior Secured Notes pursuant to the Senior Secured Notes Indenture minus any AAG Proceeds distributed or paid to the Sponsor.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder,

(a) income or franchise taxes imposed on (or measured by) its net income by the United States of America or Canada, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of the Administrative Agent, the Issuing Bank or any Lender, in which its applicable lending office is located, or any amount withheld on account of such tax pursuant to the laws of Canada or any province or territory therein;

(b) any branch profits taxes imposed by the United States of America or Canada or any similar tax imposed by any other jurisdiction described in clause (a) above;

(c) any withholding tax that is attributable to the Administrative Agent’s, the Issuing Bank’s or a Lender’s failure to comply with Section 2.17(e);

(d) in the case of the Administrative Agent, the Issuing Bank or any Lender (other than an assignee pursuant to a request by a Borrower under Section 2.19(b)), any withholding tax imposed by the United States of America that is in effect and would apply to amounts payable to the Administrative Agent, the Issuing Bank or such Lender at the time the Administrative Agent, the Issuing Bank or such Lender became a party to the Original Credit Agreement (or, in the case of a Lender that is not a party to the Original Credit Agreement immediately prior to the Restatement Effective Date, becomes a party to this Agreement) (or designates a new lending office), except to the extent that (i) the Administrative Agent, the Issuing Bank or such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from a Loan Party with respect to any withholding tax pursuant to Section 2.17(a) or (ii) such withholding tax shall have resulted from the making of any payment to a location other than the office designated by the Administrative Agent, the Issuing Bank or such Lender for the receipt of payments of the applicable type; and

(e) any withholding tax imposed under the laws of Canada or any province or territory therein that is in effect and would apply to amounts payable to the Administrative Agent, the Issuing Bank or any Lender, were such amounts paid at the time the Administrative Agent, the Issuing Bank or such Lender, as the case may be, became a party to the Original Credit Agreement (or, in the case of a Lender that is not a party to the Original Credit Agreement immediately prior to the Restatement Effective Date, becomes a party to this Agreement) (or designates a new lending office), except any such withholding tax that would not have arisen but for (i) an assignment made pursuant to a request by a Borrower under Section 2.19(b) or (ii) the making of any payment to a location other than the office designated by the Administrative Agent, the Issuing Bank or Lender, as the case may be, for the receipt of payments of the applicable type.

“Existing Letters of Credit” means each letter of credit previously issued for the account of any Borrower or Subsidiary pursuant to the Original Credit Agreement that is outstanding on the Restatement Effective Date.

“Fair Labor Standards Act” means the Fair Labor Standards Act, 29 U.S.C. §§ 201 et seq.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three

Federal funds brokers of recognized standing selected by it.

“Financial Officer” means, with respect to any Person, the chief financial officer, principal accounting officer, vice president of finance, assistant treasurer, treasurer or controller of such Person.  Unless otherwise expressly indicated, “Financial Officer” shall mean a Financial Officer of the Parent Borrower.

“Fixed Charges” means, with reference to any period, without duplication, (a) Consolidated Cash Interest Expense, plus (b) scheduled principal payments by a Loan Party on Funded Indebtedness made during such period, plus (c) payments made during such period or in any period prior to such period in respect of Funded Indebtedness to the extent that such payments reduced any scheduled principal payments referred to in clause (b) that would have become due during such period, plus (d) expense for taxes paid in cash during such period, plus (e) regularly-scheduled dividends or distributions on preferred Equity Interests paid in cash during such period, plus (f) Capital Lease Obligation payments made during such period, all calculated for the Parent Borrower and the Subsidiaries on a consolidated basis.

“Fixed Charge Coverage Ratio” means the ratio, determined as of the end of each fiscal quarter of the Parent Borrower for the most-recently ended four fiscal quarters, of (a) Consolidated EBITDA minus the unfinanced portion of Capital Expenditures, to (b) Fixed Charges, all calculated for the Parent Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP.

“Foreign Applicable Percentage” has the meaning assigned to such term in Section 10.10(b).

“Foreign Guaranteed Obligations” has the meaning assigned to such term in Section 10.01(b).

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Parent Borrower is located except that in respect of the Canadian Subsidiary Borrower or any Canadian Subsidiary Loan Party, “Foreign Lender” means a Lender that is not a Canadian Resident.  For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Loan Guarantor” means each Foreign Subsidiary Loan Party.

“Foreign Mortgage” means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document (including any amendment, modification or supplement thereto) granting a Lien on any Mortgaged Property located outside the United States of America and Canada to secure the Canadian Secured Obligations.  Each Foreign Mortgage shall be reasonably satisfactory in form and substance to the Administrative Agent.

“Foreign Non-Paying Guarantor” has the meaning assigned to such term in Section 10.10(b).

“Foreign Paying Guarantor” has the meaning assigned to such term in Section 10.10(b).

“Foreign Security Agreement” means a pledge or charge agreement with respect to the Collateral that constitutes Equity Interests of a Foreign Subsidiary and/or a security agreement with respect to the Collateral of a Foreign Subsidiary (other than Collateral that constitutes Equity Interests of such Foreign Subsidiary), in each case in form and substance reasonably satisfactory to the

Administrative Agent.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.

“Foreign Subsidiary Loan Party” means any Foreign Subsidiary (other than the Canadian Subsidiary Borrower), including any Canadian Subsidiary Loan Party but excluding (a) Indalex UK Limited and (b) any other Foreign Subsidiary (i) that is prohibited under mandatory provisions of its organizational documents, applicable law or contractual restrictions in existence on the date such Foreign Subsidiary became a Subsidiary (and not created in anticipation thereof) from guaranteeing, providing Collateral to secure, or otherwise becoming liable for, the Canadian Secured Obligations or (ii) in the event that any officer, director or employee thereof would more likely than not incur liability under applicable law (including, for the avoidance of doubt, any financial assistance laws of England and Wales or the United Kingdom) in connection with such Foreign Subsidiary being deemed a “Foreign Subsidiary Loan Party” under the Loan Documents or from guaranteeing, providing Collateral to secure, or otherwise becoming liable for, the Canadian Secured Obligations.

“Fostoria Plant” means the real property owned by the U.S. Company commonly known as 930 Sandusky Street, Fostoria, Ohio 44830.

“Fronting Co-Investors” means the Co-Investors listed on Schedule 1.05 and their successors and assigns.

“Fronting Fee” has the meaning assigned to such term in Section 2.12(b).

“Funded Indebtedness” of any Person means the principal amount of Indebtedness (other than Indebtedness described in clauses (f) and (j) of the definition thereof), including all current maturities and current sinking fund payments in respect of such Indebtedness (whether or not required to be paid within one year from the date of its creation) and, in the case of the Borrowers, Indebtedness in respect of the Loans.

“Funding Account” means Account No. 3751572376 maintained at Bank of America, N.A. or such other account identified in writing by the Parent Borrower to the Administrative Agent.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state, provincial, territorial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Granting Lender” has the meaning assigned to such term in Section 9.04(e).

“Grantor” means Holdings, each Borrower, each U.S. Loan Guarantor and each Foreign Loan Guarantor.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation, provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business; and provided further that the amount of any Guarantee shall be deemed to be equal to the lesser of (i) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (ii) (x) the maximum amount for which such guarantor may be liable pursuant to the terms of the instrument embodying such Guarantee or (y) if such Guarantee is not an unconditional guarantee of the entire amount of the primary obligation in respect of which such Guarantee is made and such maximum amount is not stated or determinable, the amount of such guarantor’s maximum reasonably-anticipated liability in respect thereof as determined by such guarantor in good faith.

“Guaranteed Obligations” has the meaning assigned to such term in Section 10.01(b).

“Guaranteed Parties” has the meaning assigned to such term in Section 10.09.

“Hazardous Materials” means (i) any petroleum products or byproducts and all other hydrocarbons, coal ash, radon gas, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorocarbons and other ozone-depleting substances, and toxic mold; and (ii) any chemical, material, substance or waste that is prohibited, limited or regulated by or pursuant to any Environmental Law.

“Holdings” has the meaning assigned to such term in the preamble to this Agreement.

“Incremental Term Loans” has the meaning assigned to such term in Section 2.21(a).

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (x) deferred compensation arrangements and (y) accounts payable that are not more than 60 days past due, in each case entered into or incurred, as the case may be, in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances and (j) any other Off-Balance Sheet Liability.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.  Notwithstanding the foregoing, in connection with any Permitted Acquisition or any acquisition by the Parent Borrower or any Subsidiary, the term “Indebtedness” shall not include (i) reimbursement obligations in respect of any letter of credit assumed in such Permitted Acquisition or acquisition, the payment of which is either (x) backed by a Letter of Credit or (y) cash collateralized, or (ii) post-closing purchase price adjustments, earn-outs or similar obligations that are dependent upon the performance of the acquisition target after such closing to which the seller in such Permitted Acquisition or acquisition may become entitled (except to the extent such post-closing purchase price adjustments, earn-outs or similar obligations are overdue by more than 30 days after the date on which the amount of the payments in respect of such post-closing purchase price adjustments, earn-outs or similar obligations become fixed).  The amount of Indebtedness of any Person for purposes of clause (e) above shall (unless such Indebtedness has been assumed by, or is otherwise recourse to, such Person) be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith, and the amount of any contingent Indebtedness of any Person shall be the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b).

“Information Memorandum” means the Confidential Information Memorandum dated November 2005, relating to the Parent Borrower and the Original Transactions.

“Initial Term Commitment” means, with respect to the Initial Term Lender, the commitment of such Lender to make the Initial Term Loan hereunder on the Restatement Effective Date, expressed as an amount in U.S. Dollars representing the maximum principal amount of the Initial Term Loan to be made by such Lender hereunder.  The aggregate principal amount of the Initial Term Lender’s Initial Term Commitment is $15,000,000.

“Initial Term Lender” means Sun Indalex Finance, LLC, a Delaware limited liability company.

“Initial Term Loan” means the Loan made pursuant to Section 2.01(c).

“Insolvency or Liquidation Proceeding” means (a) any voluntary or involuntary case or proceeding under any Bankruptcy Law, with respect to any Grantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to any of its assets, (c) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

“Intercreditor Agent” has the meaning assigned to such term in Section 9.21.

“Intercreditor Agreement” means the Intercreditor Agreement dated as of February 2, 2006 (as amended, amended and restated, modified, supplemented or replaced from time to time in accordance with this Agreement), among JPMorgan Chase Bank, N.A., as Intercreditor Agent, U.S. Bank, National Association, as trustee, Holdings and the Domestic Subsidiary Loan Parties party thereto, or another intercreditor agreement that is no less favorable to the Secured Parties than the Intercreditor Agreement, as determined by the Administrative Agent in good faith.

“Interest Election Request” means a request by the applicable Borrower to convert or continue a Revolving Borrowing, a Term Borrowing or a B/A in accordance with Section 2.08.

“Interest Payment Date” means (a) with respect to any ABR, U.S. Base Rate or Canadian Base Rate Loan (including a Swingline Loan), the last day of each March, June, September and December and the Maturity Date and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the Maturity Date.

“Interest Period” means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter (or nine or twelve months thereafter if, at the time of the relevant Borrowing or conversion or continuation thereof, all Lenders participating therein agree to make an interest period of such duration available), as the applicable Borrower may elect, provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.  For purposes hereof, the date of a Eurodollar Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Inventory” has the meaning assigned to such term in the Security Agreements.

“Inventory Value” means, at any time, with respect to the Inventory of any Loan Party, the U.S. Dollar Equivalent of the standard cost of such Inventory carried on the records of such Loan Party at such time (valued on a first-in, first-out basis) less any markup on any such Inventory received from an Affiliate, provided that in the event variances under the standard cost method (a) are capitalized, favorable variances shall be deducted from Inventory and unfavorable variances shall not be added to Inventory, or (b) are expensed, a reserve shall be determined in the Administrative Agent’s Permitted Discretion as appropriate in order to adjust the standard cost of Inventory to approximate actual cost.

“IPO” means a bona fide underwritten initial public offering of voting common Equity Interests of Holdings (or, in the alternative, the Parent Borrower) newly issued by Holdings (or, in the alternative, the Parent Borrower) or held in treasury as a direct result of which at least 10% of the aggregate voting common Equity Interests of Holdings (or, in the alternative, the Parent Borrower) (in each case, calculated on a fully diluted basis taking into account all options or other rights to acquire voting common Equity Interests of Holdings (or, in the alternative, the Parent Borrower) then outstanding, regardless of whether such options or other rights are then currently exercisable) will be beneficially owned by Persons other than the Permitted Holders, Holdings and Affiliates of Holdings (including all directors, officers and employees of Holdings, the Parent Borrower or any of the Subsidiaries).

“Issuing Bank” means JPMorgan Chase Bank, N.A., in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i).  The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank and may, in the case of Letters of Credit issued for the account of the Canadian Subsidiary Borrower or any Foreign Subsidiary, arrange for such Letters of Credit to be issued by JPMorgan Chase Bank, N.A., Toronto Branch, in which case the term “Issuing Bank” shall include JPMorgan Chase Bank, N.A., Toronto Branch, or any other such Affiliate with respect to Letters of Credit issued by JPMorgan Chase Bank, N.A., Toronto Branch, or any other such Affiliate.

“Joinder Agreement” has the meaning assigned to such term in Section 5.11(a).

“Judgment Currency” has the meaning assigned to such term in Section 9.19(a).

“Judgment Currency Conversion Date” has the meaning assigned to such term in
Section 9.19(a).

“L/C Collateral Account” has the meaning assigned to such term in Section 2.05(j).

“L/C Disbursement” means a U.S. L/C Disbursement or Canadian L/C Disbursement, as the context may require.

“Lenders” means the Persons listed on the Commitment Schedule and any other Person that shall have become a party hereto pursuant to Section 2.21 or Section 9.04, other than any such Person that ceases to be a party hereto pursuant to Section 9.02(d), Section 9.02(e) or Section 9.04.  Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.  References to any Lender in this Agreement or any other Loan Document shall be deemed to mean such Lender’s affiliated Canadian Lending Office, where applicable.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement and any Existing Letter of Credit.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to U.S. Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for U.S. Dollar deposits in an amount comparable to the amount of such Eurodollar Borrowing and with a maturity comparable to such Interest Period.  In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which U.S. Dollar deposits of an amount comparable to the amount of such Eurodollar Borrowing and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities owned by the applicable Person, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” means this Agreement, any promissory notes issued pursuant to this Agreement, the Original Credit Agreement (solely with respect to representations and warranties made with respect to matters arising out of, or in any way related to, facts or events existing or occurring on or prior to the Restatement Effective Date), any Letter of Credit applications, the Collateral Documents, the Intercreditor Agreement, the Loan Guaranty and all other agreements, instruments, documents and certificates identified in Section 4.01 executed and delivered to, or in favor of, the Administrative Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts and letter of credit agreements whether heretofore, now or hereafter executed by or on behalf of any Loan Party, or any employee of any Loan Party, and delivered to the Administrative Agent or any Lender in connection with the Agreement or the transactions contemplated thereby.  Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.  For purposes of clarity, “Loan Documents” shall be deemed not to include the Senior Secured Notes Documents, the Acquisition Documents or any documentation executed and delivered for the purpose of consummating the Equity Contribution.

“Loan Guarantors” means, collectively, the U.S. Loan Guarantors and the Foreign Loan Guarantors.

“Loan Guaranty” means Article X of this Agreement and, to the extent necessary, each separate Guarantee, in form and substance reasonably satisfactory to the Administrative Agent, delivered by each Loan Guarantor that is a Foreign Subsidiary (which Guarantee shall be governed by the laws of the applicable jurisdiction in which such Foreign Subsidiary is located), as it may be amended or modified and in effect from time to time.

“Loan Parties” means Holdings, the Parent Borrower, the Canadian Subsidiary Borrower, the Domestic Subsidiary Loan Parties and the Foreign Subsidiary Loan Parties.

“Loans” means the loans and advances made by the Lenders pursuant to this Agreement, including Swingline Loans, and any loans made by the Lenders to the Borrowers under the Original Credit Agreement that are outstanding on the Restatement Effective Date.

“Local Time” means (a) with respect to a Loan or Borrowing made to the Parent Borrower or a Letter of Credit issued for the account of the Parent Borrower or a Domestic Subsidiary, New York City time, and (b) with respect to a Loan or Borrowing made to the Canadian Subsidiary Borrower or a B/A accepted and purchased by a Lender, or a Letter of Credit issued for the account of the Canadian Subsidiary Borrower or a Foreign Subsidiary, Toronto time.

“Management Services Agreement” means the Management Services Agreement dated as of February 2, 2006, between the Parent Borrower and the Sponsor.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, results of operations or financial condition of Holdings, the Parent Borrower and the Subsidiaries, taken as a whole, (b) the ability of any Loan Party to perform any of its material obligations under any Loan Document, (c) the Collateral, taken as a whole, or the Administrative Agent’s Liens (on behalf of itself and the Lenders) on the Collateral, taken as a whole, or the priority of such Liens, or (d) the rights and remedies, taken as a whole, of the Administrative Agent, the Issuing Bank or the Lenders under the Loan Documents.

“Material Indebtedness” means Indebtedness (other than the Loans, Letters of Credit and B/As), or obligations in respect of one or more Swap Agreements, of any one or more of Holdings, the Parent Borrower and the Subsidiaries in an aggregate principal amount exceeding $7,500,000.  For purposes of determining Material Indebtedness, the “principal amount” of the obligations of Holdings, the Parent Borrower or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Holdings, the Parent Borrower or such

Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Maturity Date” means February 2, 2011, or any earlier date on which the Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof.

“Maximum Liability” has the meaning assigned to such term in Section 10.09.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means a U.S. Mortgage, a Canadian Mortgage, a Foreign Mortgage or a Canadian Hypothec in respect of Mortgaged Property, as the context may require.

“Mortgaged Property” means, initially, each parcel of real property and the improvements thereto owned by a Loan Party and identified on Schedule 1.03, and includes each other parcel of real property and the improvements thereto owned by a Loan Party with respect to which a Mortgage is granted pursuant to Section 5.11.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA that is contributed to by the Parent Borrower or any Domestic Subsidiary Loan Party or any ERISA Affiliate.

“Net Orderly Liquidation Value” means, at any time, with respect to Inventory, Eligible Real Property or Eligible Machinery and Equipment of any Person, the orderly liquidation value thereof (or, in the case of calculations made in respect of the Canadian Borrowing Base, the U.S. Dollar Equivalent of the orderly liquidation value thereof) as determined in a manner reasonably acceptable to the Administrative Agent by an appraiser reasonably acceptable to the Administrative Agent, net of all costs of liquidation thereof.

“Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event, including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable, earn-out or otherwise, but excluding any reasonable interest payments), but only as and when received, (ii) in the case of a casualty, cash insurance proceeds, and (iii) in the case of a condemnation or similar event, cash condemnation awards and similar payments received in connection therewith, minus (b) the sum of (i) all reasonable fees and out-of-pocket expenses (including commissions and legal, accounting and other professional and transaction fees) paid by Holdings, the Parent Borrower and the Subsidiaries to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments that are permitted hereunder and are made by Holdings, the Parent Borrower and the Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by Holdings, the Parent Borrower and the Subsidiaries and the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer), provided that any reduction at any time in the amount of any such reserves (other than as a result of payments made in respect thereof) shall be deemed to constitute the receipt by the Parent Borrower at such time of Net Proceeds in the amount of such reduction, but shall only then be payable if otherwise required hereunder.

“Net Recovery Liquidation Rate” means, at any time, with respect to Inventory of any

Person, the quotient (expressed as a percentage) of (i) the Net Orderly Liquidation Value thereof divided by (ii) the Inventory Value thereof (or, in the case of calculations made in respect of the Canadian Borrowing Base, the U.S. Dollar Equivalent of the Inventory Value thereof), determined on the basis of the then most recent independent Inventory appraisal in form, scope and substance reasonably satisfactory to the Administrative Agent.

“New Securities” has the meaning assigned to such term in Section 9.24(b).

“Non-B/A Lender” has the meaning assigned to such term in Section 2.06(k).

“Non-Paying Guarantor” has the meaning assigned to such term in Section 10.10(b).

“Obligated Party” has the meaning assigned to such term in Section 10.02.

“Obligation Currency” has the meaning assigned to such term in Section 9.19(a).

“Obligations” means, collectively, the U.S. Obligations and the Canadian Obligations.

“Off-Balance Sheet Liability” of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person to the extent such amounts could reasonably be expected to become due, (b) any indebtedness, liability or monetary obligation under any so-called “synthetic lease” transaction entered into by such Person or (c) any indebtedness, liability or obligation arising with respect to any other transaction that is the functional equivalent of or takes the place of borrowing but that does not constitute a liability on the balance sheets of such Person (other than operating leases).

“Original Credit Agreement” means the Credit Agreement dated as of February 2, 2006 (as amended from time to time prior to the date hereof), among Holdings, the Parent Borrower, 6461948 Canada Inc., the other Subsidiaries of the Parent Borrower party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

“Original Transactions” means, collectively, (a) the Equity Contributions, (b) the Acquisition and the other transactions contemplated by the Acquisition Documents, (c) the execution, delivery and performance by each Loan Party of each Loan Document (as defined under the Original Credit Agreement) to which it is a party and, in the case of the Borrowers, the making of the initial borrowings under the Original Credit Agreement and, to the extent requested, the initial issuance of Letters of Credit and the initial acceptance and purchase of B/As under the Original Credit Agreement, (d) the execution, delivery and performance by Holdings, the Parent Borrower and each Domestic Subsidiary Loan Party of the Senior Secured Notes Documents to which it is a party, (e) the issuance of the Senior Secured Notes and the use of the proceeds thereof, (f) the consummation of the amalgamation of 6461948 Canada Inc. with the Canadian Company, (g) the consummation of any other transactions in connection with the foregoing and (h) the payment of the fees and expenses incurred in connection with any of the foregoing.

“Other Eligible Inventory” means, at any time, the portion of Eligible Inventory of (x) the Parent Borrower and the wholly-owned Domestic Subsidiary Loan Parties at such time, in the case of the Domestic Borrowing Base, or (y) the Canadian Subsidiary Borrower and the wholly-owned Canadian Subsidiary Loan Parties at such time, in the case of the Canadian Borrowing Base, in each case that is comprised of Inventory other than aluminum billets and logs as shown on the applicable Loan Party’s Inventory records in accordance with such Loan Party’s current and historical accounting practices.

“Other Taxes” means any and all present or future recording, stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document, provided that, for the avoidance of doubt, Other Taxes shall not include any income taxes or withholding taxes.

“Parent Borrower” has the meaning assigned to such term in the preamble to this Agreement.

“Participant” has the meaning assigned to such term in Section 9.04(c)(i).

“Participation Fee” has the meaning assigned to such term in Section 2.12(b).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Perfection Certificates” means, collectively, the Domestic Perfection Certificate and the Canadian Perfection Certificate.

“Permitted Acquisition” means any acquisition by either Borrower or any wholly-owned Subsidiary Loan Party of all the outstanding Equity Interests (other than directors’ qualifying shares) in, all or substantially all the assets of, or all or substantially all the assets constituting a division or line of business of, a Person if (a) such acquisition was not preceded by, or consummated pursuant to, a hostile offer (including a proxy contest), (b) to the knowledge of any Responsible Officer of any Loan Party, no Default has occurred and is continuing or would result therefrom, (c) such acquisition and all transactions related thereto are consummated in accordance with applicable laws, (d) all actions required to be taken with respect to such acquired or newly-formed Subsidiary or such acquired assets under Section 5.11 shall have been taken (or simultaneously with the consummation of such acquisition shall be taken), (e) after giving effect to such acquisition, Reference Availability shall not be less than $35,000,000, (f) the business of such Person or such assets, as the case may be, constitutes a business permitted by Section 6.03(b), and (g) the Parent Borrower has delivered to the Administrative Agent a certificate of a Financial Officer to the effect set forth in clauses (a) through (f) above, together with all relevant financial information for the Person or assets to be acquired as reasonably requested by the Administrative Agent.

“Permitted Discretion” means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

“Permitted Encumbrances” means:

(a) Liens imposed by law for Taxes (including customs duties), assessments or other governmental charges or levies that are not yet due, are being contested in compliance with Section 5.04 or are permitted to be due hereunder;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, suppliers’, repairmen’s, construction, builders’, landlords’ and other like Liens imposed by statutory or common law, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested in compliance with Section 5.04;

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d) deposits to secure the performance of bids, tenders, trade contracts, government contracts, leases, statutory obligations, self-insurance or reinsurance obligations, stay customs, surety and appeal or similar bonds, performance bonds, security deposits (including (x) security deposits for import or customs duties and other amounts that are being contested in compliance with Section 5.04 and (y) customary security deposits for the payment of rent) and other obligations of a like nature, in each case in the ordinary course of business;

(e) judgment liens in respect of judgments that do not constitute an Event of Default hereunder;

(f) immaterial survey exceptions, easements, zoning restrictions, rights-of-way, agreements with Governmental Authorities disclosed by registered titles to the Mortgaged Properties and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and that either (i) in the aggregate do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Parent Borrower or any Subsidiary or (ii) are described in a mortgage policy of the title insurance or surveys issued in favor of and accepted by the Administrative Agent with respect to any property; and

(g) Liens arising from Permitted Investments described in clause (d) of the definition of the term “Permitted Investments”,

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness (other than Indebtedness in respect of Permitted Investments described in clause (g) above).

“Permitted Holders” means the Sponsor, the Sponsor Affiliates and the Co-Investors.

“Permitted Investments” means:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c) investments in certificates of deposit, banker’s acceptances and time or demand deposits maturing within 365 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

(e) investments in securities with maturities of 365 days or less from the date of acquisition thereof issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and with a rating of A or higher by S&P and A2 or higher by Moody’s;

(f) Indebtedness issued by Persons (other than the Sponsor or any of Sponsor Affiliate) with a rating of A or higher by S&P and A2 or higher by Moody’s;

(g) investments in any money market fund that invests at least 95% of its assets in securities of the types described in clauses (a) through (f) above; and

(h) in the case of the Canadian Subsidiary Borrower or any Foreign Subsidiary, (i) investments of the type and maturity described in clauses (a) through (g) above of foreign obligors, which investments or obligors (or the parents of such obligors) have ratings described in clause (b) above or equivalent ratings from comparable foreign rating agencies or (ii) investments of the type and maturity described in clauses (a) through (g) above of foreign obligors (or the parents of such obligors), which investments or obligors (or the parents of such obligors) are not rated as provided in such clauses or in clause (i) above but which are, in the reasonable judgment of the Parent Borrower, comparable in investment quality to such investments and obligors (or the parents of such obligors).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan”  means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Parent Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“PP&E Component” means, at the time of any determination, (a) with respect to the Domestic Borrowing Base, an amount equal to the sum of (i) 85% of the Net Orderly Liquidation Value of Eligible Machinery and Equipment of the Parent Borrower and the wholly-owned Domestic Subsidiary Loan Parties at such time, provided that the aggregate amount determined pursuant to this subclause (a)(i) shall not constitute more than 20% of the aggregate Domestic Borrowing Base at such time, and (ii) the lesser of (A) 50% of the fair market value (as set forth in the then most recent independent appraisal in form, scope and substance reasonably satisfactory to the Administrative Agent) of Eligible Real Property of the Parent Borrower and the wholly-owned Domestic Subsidiary Loan Parties at such time, and (B) $15,000,000, provided that beginning on the first anniversary of the Effective Date such amount referred to in this subclause (B) shall decrease by $3,000,000 per annum, and (b) with respect to the Canadian Borrowing Base, an amount equal to the sum of (i) 85% of the U.S. Dollar Equivalent of the Net Orderly Liquidation Value of Eligible Machinery and Equipment of the Canadian Subsidiary Borrower and the wholly-owned Canadian Subsidiary Loan Parties at such time, provided that the aggregate amount determined pursuant to this subclause (b)(i) shall not constitute more than 20% of the aggregate Canadian Borrowing Base at such time, and (ii) the lesser of (A) 50% of the U.S. Dollar Equivalent of the fair market value (as set forth in the then most recent independent appraisal in form, scope and substance reasonably satisfactory to the Administrative Agent) of Eligible Real Property of the Canadian Subsidiary Borrower and the wholly-owned Canadian Subsidiary Loan Parties at such time, and (B) $5,000,000, provided that beginning on the first anniversary of the Effective Date such amount referred to in this subclause (B) shall decrease by $1,000,000 per annum.  Notwithstanding the foregoing, (x) at the time of any determination, the aggregate amount of the PP&E Component with respect to the Domestic Borrowing Base and the Canadian Borrowing Base, on a combined basis, shall not exceed $50,000,000 and (y) the Parent Borrower shall have the option, at one time during the term of this Agreement, to reallocate the amounts between clauses (a)(ii)(B) and (b)(ii)(B) (so long as the aggregate amount under such clauses does not exceed $20,000,000 less the aggregate amount of decreases to the date of determination pursuant to the provisos to clauses (a)(ii)(B) and (b)(ii)(B)) and the amounts of such decreases set forth in the provisos to clauses (a)(ii)(B) and (b)(ii)(B) shall be adjusted in a manner reasonably satisfactory to the Administrative Agent to reflect such reallocation effected by the Parent Borrower.

“Prepayment Account” means an account established by the Canadian Subsidiary Borrower with the Administrative Agent and over which the Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal for application in accordance with Section 2.11(e).

“Prepayment Amount” has the meaning assigned to such term in Section 5.12.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A., as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by JPMorgan Chase Bank, N.A., in connection with extensions of credit to debtors).

“Projections” has the meaning assigned to such term in Section 5.01(e).

“Proposed Change” has the meaning assigned to such term in Section 9.04(d).

“Public Company” means Holdings (or, if applicable, the Parent Borrower) after the consummation of, and giving effect to, an IPO of such Person.

“Purchase Agreement” means the Stock Purchase Agreement dated as of September 16, 2005, by and among the Parent Borrower, Novar USA Holdings Inc., Novar Overseas Holdings B.V. and Honeywell International Inc.

“Purchase Date” has the meaning assigned to such term in Section 9.26(b).

“Purchase Event” has the meaning assigned to such term in Section 9.26(a).

“Purchase Price” has the meaning assigned to such term in the Purchase Agreement.

“Purchase Price Adjustment Proceeds” means the proceeds, if any, received by either Borrower in connection with any working capital adjustment to the Purchase Price pursuant to the terms of the Purchase Agreement.

“Purchasing Party” has the meaning assigned to such term in Section 9.26(a).

“Qualified Equity Interests” means Equity Interests of Holdings other than Disqualified Equity Interests.

“Reference Availability” means, on any day, an amount equal to the lesser of (a) Average Availability as of such date and (b) the end of day Availability on the immediately preceding Business Day (or, for the purposes of any determination made under the definition of “Permitted Acquisition” or Section 2.11(a), Section 6.04(m), Section 6.08(b)(vi) or Section 6.08(b)(ix), an amount equal to the lesser of (x) Average Availability and (y) Availability, in each case as determined on a pro forma basis immediately after giving effect to any Loans incurred in connection with the applicable prepayment, acquisition, investment or purchase, as the case may be).

“Register” has the meaning set forth in Section 9.04(b)(iv).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release” means any actual or threatened release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within or upon any building, structure, facility or fixture.

“Report” means reports prepared by the Administrative Agent or another Person showing the results of appraisals, field examinations or audits pertaining to the Parent Borrower or any Subsidiary’s assets from information furnished by or on behalf of the Parent Borrower or any such Subsidiary, after the Administrative Agent has exercised its rights of inspection pursuant to this Agreement, which Reports may be distributed to the Lenders by the Administrative Agent.

“Required Lenders” means, at any time, Lenders having Revolving Exposure, Term Loans and unused Revolving Commitments representing more than 50% of the sum of the aggregate Revolving Exposure, aggregate outstanding Term Loans and the aggregate unused Revolving Commitments at such time.

“Required Restatement Lenders” means, collectively, (a) the Required Lenders (as such term is defined in the Original Credit Agreement) immediately prior to the Restatement Effective Date and (b) the Initial Term Lender.

“Requirement of Law” means, with respect to any Person, (a) the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person and (b) any statute, law, treaty, rule, regulation, order, decree, writ, injunction or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, and including Environmental Laws.

“Reserves” means any and all reserves that the Administrative Agent deems necessary, in its Permitted Discretion, to maintain (including, without duplication, reserves for overdue or accrued and unpaid interest on the Secured Obligations, reserves for up to three months’ rent at locations leased by any Loan Party and for consignee’s, warehousemen’s and bailee’s charges (in each case to the extent the Inventory located at such leased location or warehouse or subject to such consignment or bailment is not covered by a Collateral Access Agreement), reserves for lower of cost or market Inventory valuation, reserves for Inventory shrinkage, reserves for customs charges and shipping charges related to any Inventory in transit, reserves for Swap Obligations in excess of $5,000,000 and any cash collateral posted with respect to any Swap Obligations, reserves for contingent liabilities of any Loan Party that are reasonably likely to become actual liabilities, reserves for uninsured losses of any Loan Party, reserves for uninsured, underinsured, un-indemnified or under-indemnified liabilities or potential liabilities with respect to any litigation that are reasonably likely to become actual liabilities and reserves for taxes, fees, assessments and other governmental charges and employee source deductions, workers’ compensation obligations, vacation pay or pension fund obligations) with respect to the Collateral or any Loan Party.  Any Reserve (including the amount of such Reserve) shall bear a reasonable relationship to the events, conditions or circumstances that are the basis for such Reserve.  The amount of any Reserve shall not be duplicative of the amount of any other Reserve taken by any Loan Party with respect to the same events, conditions or circumstances.  In the event that the Administrative Agent determines in its Permitted

Discretion that (a) the events, conditions or circumstances underlying the maintenance of any Reserve shall cease to exist or (b) the liability that is the basis for any Reserve has been reduced, then such Reserve shall be rescinded or reduced in an amount as determined in the Administrative Agent’s Permitted Discretion, as applicable, at the request of the Parent Borrower.

“Responsible Officer” means the chief executive officer or president of any Person or any Financial Officer of such Person, and any other officer of such Person with responsibility for the administration of the obligations of such Person under this Agreement.  Unless otherwise expressly indicated, “Responsible Officer” shall mean a Responsible Officer of the Parent Borrower.

“Restatement Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Restatement Transactions” means, collectively, (a) the execution, delivery and performance by each Loan Party of each Loan Document (or any amendment or amendment and restatement thereto contemplated by this Agreement) to which it is a party and, in the case of the Borrowers, the making of the Term Borrowings hereunder, (b) the use of the proceeds from the Term Borrowings to repay U.S. Revolving Borrowings in accordance with Section 5.08, (c) the consummation of any other transactions in connection with the foregoing and (d) the payment of the fees, costs and expenses incurred in connection with any of the foregoing.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in Holdings, the Parent Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any Equity Interests in Holdings, the Parent Borrower or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in Holdings, the Parent Borrower or any Subsidiary, or any other payment (including any payment under any Swap Agreement) that has a substantially similar effect to any of the foregoing, other than compensation in the ordinary course of business.

“Reuters Screen CDOR Page” means the display designated as page CDOR on the Reuters Monitor Money Rates Service or such other page as may, from time to time, replace that page on that service for the purpose of displaying bid quotations for bankers’ acceptances accepted by leading Canadian banks.

“Revolving Commitment” means, with respect to each Revolving Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans and to accept and purchase, or arrange for the purchase of, B/As hereunder during the Availability Period, expressed as an amount in U.S. Dollars representing the maximum potential aggregate amount of such Lender’s Revolving Exposure, as such commitment may be (a) reduced from time to time pursuant to Section 2.09 or Section 2.19(b), (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.02(d), Section 9.02(e) or Section 9.04 and (c) increased from time to time pursuant to Revolving Commitment Increases made pursuant to Section 2.21.  The initial amount of each Revolving Lender’s Revolving Commitment is set forth on the Commitment Schedule directly below the column entitled “Revolving Commitments” or in the Assignment and Assumption or Commitment Increase Amendment pursuant to which such Lender shall have assumed its Revolving Commitment, as the case may be.  The initial aggregate amount of the Revolving Lenders’ Revolving Commitments is $200,000,000.

“Revolving Commitment Increase” has the meaning assigned to such term in Section 2.21(a).

“Revolving Exposure” means, with respect to any Revolving Lender at any time, the sum of the outstanding principal amount of such Lender’s U.S. Revolving Exposure and Canadian Revolving Exposure at such time.  The aggregate Revolving Exposure at any time shall be the aggregate amount of the Revolving Exposure of all Revolving Lenders at such time.

“Revolving Lender” means a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

“Revolving Loans” means, collectively, the U.S. Revolving Loans and the Canadian Revolving Loans.

“S&P” means Standard & Poor’s Ratings Group, Inc.

“Schedule I Lender” means any Lender named on Schedule I to the Bank Act (Canada).

“Schedule I Reference Lenders” means any one or more of the Schedule I Lenders as may be agreed by the Canadian Subsidiary Borrower and the Administrative Agent from time to time.

“Schedule II Lender” means any Lender named on Schedule II to the Bank Act (Canada) or any Lender that is a Canadian financial institution other than a Canadian chartered bank and is not a Schedule III Lender.

“Schedule II Reference Lender” means JPMorgan Chase Bank, N.A., Toronto Branch.

“Schedule III Lender” means any Lender named on Schedule III to the Bank Act (Canada).

“SEC” means the Securities and Exchange Commission or any successor thereto.

“Secured Obligations” means, collectively, the U.S. Secured Obligations and the Canadian Secured Obligations.

“Secured Revolving Obligations” means the Secured Obligations other than the U.S. Term Obligations.

“Secured Parties” has the meaning assigned to such term in the Domestic Security Agreement.

“Security Agreements” means, collectively, the Domestic Security Agreement, the Canadian Security Agreement, the U.K. Charge of Shares, the Canadian Reaffirmation Agreement and any Foreign Security Agreement.

“Senior Secured Notes” means the 11.5% Second-Priority Senior Secured Notes due 2014 issued by the Parent Borrower under the Senior Secured Notes Indenture on the Effective Date, and any substantially identical second-priority senior secured notes that are registered under the Securities Act of 1933, as amended, and issued in exchange for the senior secured notes described in this definition.

“Senior Secured Notes Documents” means the Senior Secured Notes Indenture, all side letters, instruments, agreements and other documents evidencing or governing the Senior Secured Notes, providing for any Guarantee or other right in respect thereof, affecting the terms of the foregoing or entered into in connection therewith and all schedules, exhibits and annexes to each of the foregoing.

“Senior Secured Notes Indenture” means the Indenture dated as of February 2, 2006, among the Parent Borrower, the Subsidiaries listed therein and U.S. Bank, National Association, as trustee, in respect of the Senior Secured Notes.

“Sponsor” means Sun Capital Partners, Inc.

“Sponsor Affiliate” means any Affiliate of the Sponsor other than (a) Holdings, the Parent Borrower and the Subsidiaries and (b) any other operating company or a Person controlled by such an operating company.

“SPV” has the meaning assigned to such term in Section 9.04(e).

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board).  Such reserve percentages shall include those imposed pursuant to such Regulation D.  Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Parent Borrower.

“Subsidiary Loan Parties” means, collectively, the Domestic Subsidiary Loan Parties and the Foreign Subsidiary Loan Parties.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Holdings, the Parent Borrower or the Subsidiaries shall be a Swap Agreement.

“Swap Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction.

“Swingline Commitment” means the commitment of the Swingline Lender to make Swingline Loans.

“Swingline Lender” means JPMorgan Chase Bank, N.A., in its capacity as lender of Swingline Loans hereunder (or, with respect to Swingline Loans made to the Canadian Subsidiary Borrower, JPMorgan Chase Bank, N.A., Toronto Branch).

“Swingline Loan” means a Loan made pursuant to Section 2.04 and any loan made by a Swingline Lender pursuant to Section 2.04 of the Original Credit Agreement that is outstanding on the Restatement Effective Date.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Term Commitments” means, collectively, the Initial Term Commitment and any commitment to make an Incremental Term Loan.

“Term Lender” means a Lender with a Term Commitment or an outstanding Term Loan.

“Term Loans” means, collectively, the Initial Term Loan and the Incremental Term Loans, if any.  Each Term Loan shall be an ABR Term Loan or a Eurodollar Term Loan.

“Total Borrowing Base” means, at any time, the aggregate of the Domestic Borrowing Base and the Canadian Borrowing Base at such time.

“Total L/C Exposure” means, at any time, the aggregate of the U.S. L/C Exposure and the U.S. Dollar Equivalent of the Canadian L/C Exposure at such time.

“Total Swingline Exposure” means, at any time, the aggregate of the U.S. Swingline Exposure and the U.S. Dollar Equivalent of the Canadian Swingline Exposure at such time.  The Total Swingline Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the Total Swingline Exposure at such time.

“Transactions” means, collectively, the Original Transactions and the Restatement Transactions.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Alternate Base Rate, the U.S. Base Rate or the Canadian Base Rate.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

“U.K. Charge of Shares” means the U.K. Charge of Shares dated as of February 2, 2006, as amended as of the date hereof (as further amended, amended and restated, supplemented or modified from time to time in accordance with this Agreement), among the Canadian Subsidiary Borrower, each

Subsidiary Loan Party party thereto and the Administrative Agent.

“Unliquidated Obligations” means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Secured Obligation that is (a) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it, (b) any other obligation (including any guarantee or indemnity) that is contingent in nature at such time or (c) an obligation to provide collateral to secure any of the foregoing types of obligations.

“U.S. Base Rate” means, for any day, the rate of interest per annum equal to the greater of (a) the interest rate per annum publicly announced from time to time by the Administrative Agent as its reference rate in effect on such day at its principal office in Toronto for determining interest rates applicable to commercial loans denominated in U.S. Dollars in Canada and (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1%.  Any change in the U.S. Base Rate due to a change in such reference rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the reference rate or the Federal Funds Effective Rate, respectively.

“U.S. Company” means Indalex Inc., a Delaware corporation.

“U.S. Dollar Equivalent” means, on any date of determination, (a) with respect to any amount in U.S. Dollars, such amount, and (b) with respect to any amount in Canadian Dollars, the equivalent in U.S. Dollars of such amount, determined by the Administrative Agent pursuant to Section 1.05 using the Exchange Rate with respect to such currency at that time in effect under the provisions of such Section.

“U.S. Dollars” or “$” means lawful money of the United States of America.

“U.S. Guaranteed Obligations” has the meaning assigned to such term in Section 10.01(a).

“U.S. L/C Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit issued for the account of the Parent Borrower or for the account of any Domestic Subsidiary.

“U.S. L/C Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit issued for the account of the Parent Borrower and the Domestic Subsidiaries at such time, plus (b) the aggregate amount of all U.S. L/C Disbursements that have not yet been reimbursed (including by the making of Loans hereunder) by or on behalf of the Parent Borrower and the Domestic Subsidiaries at such time.  The U.S. L/C Exposure of any Lender at any time shall be its Applicable Percentage of the U.S. L/C Exposure at such time.

“U.S. Lending Office” means, as to any Lender, the applicable branch, office or Affiliate of such Lender designated by such Lender to make Loans to the Parent Borrower.

“U.S. Loan Guarantor” means Holdings, each Domestic Subsidiary Loan Party and, with respect to the Canadian Secured Obligations, the Parent Borrower.

“U.S. Mortgage” means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document (including any amendment, modification or supplement thereto) granting a Lien on any Mortgaged Property located in the United States of America or any state thereof to secure the U.S. Secured Obligations and/or the Canadian Secured Obligations, as the case may be.  Each U.S. Mortgage shall be reasonably satisfactory in form and substance to the Administrative

Agent.

“U.S. Non-Paying Guarantor” has the meaning assigned to such term in Section 10.10(a).

“U.S. Obligations” means, collectively, the U.S. Revolving Obligations and the U.S. Term Obligations.

“U.S. Paying Guarantor” has the meaning assigned to such term in Section 10.10(a).

“U.S. Revolving Exposure” means, at any time, the sum of (a) the outstanding principal amount of U.S. Revolving Loans at such time, (b) the U.S. L/C Exposure at such time and (c) the U.S. Swingline Exposure at such time.  The U.S. Revolving Exposure of any Revolving Lender at any time shall be such Lender’s Applicable Percentage of the U.S. Revolving Exposure at such time.

“U.S. Revolving Loan” means a Loan made by a Revolving Lender pursuant to Section 2.01(a) and any loan made by a Revolving Lender pursuant to Section 2.01(a) of the Original Credit Agreement that is outstanding on the Restatement Effective Date.  Each U.S. Revolving Loan shall be an ABR Revolving Loan or a Eurodollar Revolving Loan.

“U.S. Revolving Obligations” means (a) all unpaid principal of and accrued and unpaid interest on the Revolving Loans and Swingline Loans made to the Parent Borrower (including all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in this Agreement, whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding), (b) all U.S. L/C Exposure in respect of Letters of Credit issued for the account of the Parent Borrower and the Domestic Subsidiaries and (c) all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of Holdings, the Parent Borrower and the Domestic Subsidiary Loan Parties owed to the Revolving Lenders or to any Revolving Lender, the Administrative Agent, the Issuing Bank or any Related Party of any of the foregoing arising under the Loan Documents (including the Guarantees provided by the U.S. Loan Guarantors pursuant to Article X in respect of such obligations).

“U.S. Secured Obligations” means all U.S. Obligations, together with (a) Banking Services Obligations of Holdings, the Parent Borrower and the Domestic Subsidiary Loan Parties and (b) Swap Obligations entered into by Holdings, the Parent Borrower and the Domestic Subsidiary Loan Parties owing to one or more Revolving Lenders or their respective Affiliates (including any such Swap Obligations set forth on Schedule 1.06), provided that, solely with respect to any Swap Obligation arising on or after the Restatement Effective Date, at or prior to the time that any transaction relating to any such Swap Obligation is executed, the Revolving Lender or applicable Affiliate, in each case party thereto (other than JPMorgan Chase Bank, N.A. or any of its Affiliates) shall have delivered written notice to the Administrative Agent that such a transaction has been or will be entered into and that it constitutes a Secured Obligation entitled to the benefits of the Collateral Documents.

“U.S. Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans made to the Parent Borrower at such time.  The U.S. Swingline Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the U.S. Swingline Exposure at such time.

“U.S. Term Obligations” means (a) all unpaid principal of and accrued and unpaid interest on the Term Loans made to the Parent Borrower and (b) all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of Holdings, the Parent Borrower and the

Domestic Subsidiary Loan Parties owed to the Term Lenders or to any Term Lender or to any Related Party of any Term Lender arising under the Loan Documents (including the Guarantees provided by the U.S. Loan Guarantors pursuant to Article X in respect of such obligations).

“wholly-owned subsidiary” means, with respect to any Person at any date, a subsidiary of such Person of which securities or other ownership interests representing 100% of the Equity Interests (other than directors’ qualifying shares) are, as of such date, owned, controlled or held by such Person or one or more wholly-owned Subsidiaries of such Person or by such Person and one or more wholly-owned Subsidiaries of such Person.  For purposes of this Agreement, “wholly-owned Subsidiary” means a direct or indirect wholly-owned subsidiary of the Parent Borrower.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02.  Classification of Loans and Borrowings.  For purposes of this Agreement, (a) Loans may be classified and referred to by Class (e.g., a “U.S. Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar U.S. Revolving Loan”), and Borrowings also may be classified and referred to by Class (e.g., a “U.S. Revolving Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar U.S. Revolving Borrowing”) and (b) “Revolving Borrowings” means the U.S. Revolving Borrowings, the Canadian Revolving Borrowings or both, as the context may require.

SECTION 1.03.  Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (f) any reference to any Requirement of Law shall, unless otherwise specified, refer to such Requirement of Law as amended, modified or supplemented from time to time.

SECTION 1.04.  Accounting Terms; GAAP.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time, consistently applied, provided that if the Parent Borrower notifies the Administrative Agent that the Parent Borrower requests an amendment to any provision hereof (including any defined term) to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Parent Borrower that the Required Lenders request an amendment to any provision (including any definition) hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.  Upon any such request for an amendment, the Parent Borrower, the Required Lenders and the Administrative Agent agree to consider in good faith any such amendment in order to amend the provisions of this Agreement so as to reflect equitably such accounting changes so that the criteria for evaluating the Parent Borrower’s financial condition shall be the same after such accounting changes as if such accounting changes had not occurred.  In no event shall any capital stock be deemed to constitute Indebtedness or any payment of any dividend or distribution thereon be deemed to constitute interest solely as a result of the application of Financial Accounting Standards No. 150.

SECTION 1.05.  Currency Translation.  (a)  Except as specifically provided in clause (b) of this Section 1.05, for purposes of determining compliance as of any date with the terms of any Loan Document (other than the limits and sublimits for Revolving Exposure set forth in Article II of this Agreement), amounts incurred or outstanding in Canadian Dollars shall be translated into U.S. Dollars at the exchange rates in effect on the first Business Day of the fiscal quarter in which such determination occurs or in respect of which such determination is being made, as such exchange rates shall be determined in good faith by the Parent Borrower.  No Default or Event of Default shall arise as a result of any limitation or threshold set forth in U.S. Dollars in any Loan Document (other than the limits and sublimits for Revolving Exposure set forth in Article II of this Agreement) being exceeded solely as a result of changes in currency exchange rates from those rates applicable on the first day of the fiscal quarter in which such determination occurs or in respect of which such determination is being made.

(b)  (i)The Administrative Agent shall determine the U.S. Dollar Equivalent of any Letter of Credit denominated in Canadian Dollars, as well as of each component of the Domestic Borrowing Base and the Canadian Borrowing Base, as of each date (with such date to be reasonably determined by the Administrative Agent) that is on or about the date of each request for the issuance, amendment, renewal or extension of such Letter of Credit, using the Exchange Rate for the applicable currency in relation to U.S. Dollars in effect on the date of determination, and each such amount shall be the U.S. Dollar Equivalent of such Letter of Credit (or such Domestic Borrowing Base component or Canadian Borrowing Base component, as the case may be) until the next required calculation thereof pursuant to this paragraph (b)(i) (or, in the case of such Domestic Borrowing Base component or Canadian Borrowing Base component, pursuant to paragraph (b)(ii) or (b)(v)) of this Section 1.05.

(ii) The Administrative Agent shall determine the U.S. Dollar Equivalent of any Borrowing denominated in Canadian Dollars or any B/A accepted and purchased under Section 2.06, as well as of each component of the Domestic Borrowing Base and the Canadian Borrowing Base, as of each date (with such date to be reasonably determined by the Administrative Agent) that is on or about the date of a Borrowing Request, Interest Election Request or request for an acceptance and purchase of B/As with respect to any such Borrowing or B/A, or as of each date of any termination or reduction of Commitments hereunder or the prepayment of Loans hereunder, in each case using the Exchange Rate for the applicable currency in relation to U.S. Dollars in effect on the date of determination, and each such amount shall be the U.S. Dollar Equivalent of such Borrowing or B/A (or such Domestic Borrowing Base component or Canadian Borrowing Base component, as the case may be) until the next required calculation thereof pursuant to this paragraph (b)(ii) (or, in the case of such Domestic Borrowing Base component or Canadian Borrowing Base component, pursuant to paragraph (b)(i) or (b)(v)) of this Section 1.05.

(iii) The U.S. Dollar Equivalent of any Canadian L/C Disbursement made by the Issuing Bank in Canadian Dollars and not reimbursed by the Canadian Subsidiary Borrower shall be determined as set forth in paragraphs (e) or (k) of Section 2.05, as applicable.  In addition, the

U.S. Dollar Equivalent of the Canadian L/C Exposure shall be determined as set forth in paragraph (k) of Section 2.05, at the time and in the circumstances specified therein.

(iv) The Administrative Agent shall notify the Borrowers, the applicable Lenders and the Issuing Bank of each calculation of the U.S. Dollar Equivalent of each Letter of Credit, Borrowing, B/A accepted and purchased hereunder and L/C Disbursement.

(v) In addition to the requirements set forth in paragraphs (b)(i) and (b)(ii) of this Section 1.05, the Administrative Agent shall determine the U.S. Dollar Equivalent of each applicable component of the Domestic Borrowing Base and the Canadian Borrowing Base as of each date (with such date to be reasonably determined by the Administrative Agent) that is on or about the date of delivery of each Borrowing Base Certificate hereunder, in each case using the Exchange Rate for the applicable currency in relation to U.S. Dollars in effect on the date of determination, and each such amount shall be the U.S. Dollar Equivalent of such Domestic Borrowing Base component or Canadian Borrowing Base component until the next required calculation thereof pursuant to paragraph (b)(i), (b)(ii) or (b)(v) of this Section 1.05.

ARTICLE II

The Credits

SECTION 2.01.  Commitments.  Subject to the terms and conditions set forth herein,

(a)  each Revolving Lender agrees to make U.S. Revolving Loans to the Parent Borrower in U.S. Dollars, from time to time during the Availability Period, in an aggregate principal amount that will not result in (i) such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment, (ii) the U.S. Revolving Exposure exceeding the Domestic Borrowing Base then in effect or (iii) the aggregate Revolving Exposure exceeding the lesser of (A) the aggregate Revolving Commitments and (B) an amount equal to (x) the Total Borrowing Base then in effect minus (y) the Availability Block;

(b)  each Revolving Lender agrees to make Canadian Revolving Loans to the Canadian Subsidiary Borrower in Canadian Dollars and/or U.S. Dollars and/or to accept and purchase, or arrange for the acceptance and purchase of, drafts drawn by the Canadian Subsidiary Borrower in Canadian Dollars as B/As, from time to time during the Availability Period, in an aggregate principal amount that will not result in (i) such Lender’s Canadian Revolving Exposure exceeding such Lender’s Canadian Revolving Sub-Commitment, (ii) such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment, (iii) the Canadian Revolving Exposure exceeding the lesser of (A) the aggregate Canadian Revolving Sub-Commitments and (B) the Canadian Borrowing Base then in effect or (iv) the aggregate Revolving Exposure exceeding the lesser of (A) the aggregate Revolving Commitments and (B) an amount equal to (x) the Total Borrowing Base then in effect minus (y) the Availability Block; and

(c)  the Initial Term Lender agrees to make a Term Loan to the Parent Borrower in U.S. Dollars in an aggregate principal amount that will not exceed the Initial Term Commitment.

Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans.  Amounts repaid or prepaid in respect of Term Loans may not be reborrowed.  All Revolving Loans and B/As outstanding under the Original Credit Agreement on the Restatement Effective Date shall remain outstanding hereunder on the terms set forth herein.

SECTION 2.02.  Loans and Borrowings.  (a)  Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the

Lenders (i) in the case of U.S. Revolving Borrowings, ratably in accordance with their respective Revolving Commitments as of the date of borrowing, (ii) in the case of Canadian Revolving Borrowings, ratably in accordance with their respective Canadian Revolving Sub-Commitments as of the date of borrowing, and (iii) in the case of Term Borrowings, ratably in accordance with their respective Term Commitments as of the date of borrowing.  Any Swingline Loan shall be made in accordance with the procedures set forth in Section 2.04.  Any failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder, provided that each of the Revolving Commitments, Canadian Revolving Sub-Commitments and Term Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)  Subject to Section 2.14, (i) each U.S. Revolving Borrowing shall be comprised entirely of ABR Revolving Loans or Eurodollar Revolving Loans as the Parent Borrower may request in accordance herewith, (ii) each Canadian Revolving Borrowing (A) denominated in U.S. Dollars shall be comprised entirely of U.S. Base Rate Revolving Loans or Eurodollar Revolving Loans, as the Canadian Subsidiary Borrower may request in accordance herewith, and (B) denominated in Canadian Dollars shall be comprised entirely of Canadian Base Rate Revolving Loans, and (iii) each Term Borrowing shall be comprised entirely of ABR Term Loans or Eurodollar Term Loans as the Parent Borrower may request in accordance herewith.  Each Swingline Loan (x) made to the Parent Borrower shall be an ABR Loan and (y) made to the Canadian Subsidiary Borrower and denominated in (1) U.S. Dollars shall be a U.S. Base Rate Loan and (2) Canadian Dollars shall be a Canadian Base Rate Loan.  Subject to Section 2.19, each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan, provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)  At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000.  At the time that (i) each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000, (ii) each U.S. Base Rate Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000, and (iii) each Canadian Base Rate Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of C$500,000 and not less than C$1,000,000.  Each Swingline Loan shall be in an amount that is an integral multiple of (x) in the case of Swingline Loans denominated in U.S. Dollars, $250,000 and not less than $500,000 and (y) in the case of Swingline Loans denominated in Canadian Dollars, C$250,000 and not less than C$500,000.  Borrowings of more than one Class and Type may be outstanding at the same time, provided that there shall not at any time be more than a total of eight Eurodollar Borrowings outstanding.  Notwithstanding anything to the contrary herein, (A) an ABR Revolving Borrowing or a Swingline Loan made to the Parent Borrower may be in an aggregate amount that is equal to the entire unused balance of the aggregate Revolving Commitments or that is required to finance the reimbursement of an L/C Disbursement as contemplated by Section 2.05(e) and (B) a U.S. Base Rate Revolving Borrowing, Canadian Base Rate Revolving Borrowing or a Swingline Loan made to the Canadian Subsidiary Borrower may be in an aggregate amount which is equal to (or, in the case of a Canadian Base Rate Revolving Borrowing or a Swingline Loan denominated in Canadian Dollars, the U.S. Dollar Equivalent of which is equal to) the entire unused balance of the aggregate Canadian Revolving Sub-Commitments or that is required to finance the reimbursement of an L/C Disbursement as contemplated by Section 2.05(e).

(d)  Notwithstanding any other provision of this Agreement, the applicable Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

SECTION 2.03.  Requests for Borrowings.  To request a Borrowing, the applicable Borrower shall notify the Administrative Agent of such request either in writing (delivered by hand or facsimile) in a form approved by the Administrative Agent and signed by the applicable Borrower or by telephone (a) in the case of a Eurodollar Borrowing, not later than 12:00 noon, Local Time, three Business Days before the date of the proposed Borrowing, (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before the date of the proposed Borrowing, provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an L/C Disbursement as contemplated by Section 2.05(e) may be given not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing, (c) in the case of a Canadian Base Rate Revolving Borrowing, not later than 12:00 p.m., Toronto time, one Business Day before the date of the proposed borrowing, provided any such notice of a Canadian Base Rate Revolving Borrowing to finance the reimbursement of an L/C Disbursement as contemplated by Section 2.05(e) may be given not later than 11:00 a.m., Toronto time, on the date of the proposed Borrowing, and (d) in the case of a U.S. Base Rate Revolving Borrowing, not later than 12:00 noon, Toronto time, one Business Day before the date of the proposed Borrowing.  Each such Borrowing Request shall be irrevocable and, if telephonic, shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the applicable Borrower.  Each such written and telephonic Borrowing Request shall specify the following information:

(i) the Borrower requesting such Borrowing;

(ii) whether such Borrowing is to be a U.S. Revolving Borrowing, a Canadian Revolving Borrowing or a Term Borrowing;

(iii) the currency and aggregate amount of such Borrowing;

(iv) the date of such Borrowing, which shall be a Business Day;

(v) whether such Borrowing is to be an ABR Borrowing, U.S. Base Rate Revolving Borrowing, Canadian Base Rate Revolving Borrowing or Eurodollar Borrowing;

(vi) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(vii) the location and number of the applicable Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07; and

(viii) that as of such date Section 4.02(a) is satisfied.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be (A) in the case of a U.S. Revolving Borrowing, an ABR Revolving Borrowing, (B) in the case of a Canadian Revolving Borrowing, a Canadian Base Rate Revolving Borrowing, and (C) in the case of a Term Borrowing, an ABR Term Borrowing.  If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.  Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and the amount of such Lender’s Loan to be made as part of the requested Borrowing.  If no currency is specified with respect to any Canadian Revolving Borrowing, then the currency of such Canadian Revolving Borrowing shall be Canadian Dollars (unless the applicable Borrowing Request otherwise specified that such Borrowing shall be a U.S. Base Rate Canadian Revolving Borrowing or a Eurodollar Canadian Revolving

Borrowing, in which case the currency of such Canadian Revolving Borrowing shall be U.S. Dollars).

SECTION 2.04.  Swingline Loans.  (a)  Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Parent Borrower and the Canadian Subsidiary Borrower, from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the U.S. Dollar Equivalent of the aggregate principal amount of outstanding Swingline Loans exceeding $5,000,000, (ii) the U.S. Revolving Exposure exceeding the Domestic Borrowing Base then in effect, (iii) the Canadian Revolving Exposure exceeding the lesser of (A) the aggregate Canadian Revolving Sub-Commitments and (B) the Canadian Borrowing Base then in effect or (iv) the aggregate Revolving Exposure exceeding the lesser of (A) the aggregate Revolving Commitments and (B) an amount equal to (x) the Total Borrowing Base then in effect minus (y) the Availability Block, provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Parent Borrower may borrow, prepay and reborrow Swingline Loans.  All Swingline Loans outstanding under the Original Credit Agreement on the Restatement Effective Date shall remain outstanding hereunder on the terms set forth herein.

(b)  To request a Swingline Loan, the applicable Borrower shall notify the Administrative Agent of such request by telephone (confirmed by facsimile) not later than 12:00 noon, Local Time, on the day of a proposed Swingline Loan.  Each such telephonic request shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan.  The Administrative Agent will promptly advise the Swingline Lender of any such request received from the applicable Borrower.  The Swingline Lender shall make each Swingline Loan available to the applicable Borrower by means of a credit to the applicable Funding Account (or, in the case of a Swingline Loan made to finance the reimbursement of an L/C Disbursement as provided in Section 2.05(e), by remittance to the Issuing Bank or, to the extent that the Revolving Lenders have made payments pursuant to Section 2.05(e) to reimburse the Issuing Bank, to such Lenders and the Issuing Bank as their interests may appear, or, in the case of repayment of another Loan or fees or expenses as provided by Section 2.18(c), by remittance to the Administrative Agent to be distributed to the Lenders) by 3:00 p.m., Local Time, on the requested date of such Swingline Loan.

(c)  The Swingline Lender may by written notice given to the Administrative Agent not later than 12:00 noon, Local Time, on any Business Day, require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding.  Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate.  Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Loans.  Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Loans.  Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders.  The Administrative Agent shall notify the applicable Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph and, thereafter, payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the

Swingline Lender.  Any amounts received by the Swingline Lender from a Borrower (or other party on behalf of such Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear, provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to such Borrower for any reason.  The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the applicable Borrower of any default in the payment thereof.

SECTION 2.05.  Letters of Credit.  (a)  General.  Upon satisfaction of the conditions specified in Section 4.01 on the Restatement Effective Date, each Existing Letter of Credit will, automatically and without any action on the part of any Person, be deemed to be a Letter of Credit issued hereunder for all purposes of this Agreement and the other Loan Documents.  Subject to the terms and conditions set forth herein, at any time and from time to time during the Availability Period, (i) each Borrower may request the issuance of Letters of Credit for its own account, (ii) the Parent Borrower may request the issuance of Letters of Credit for the account of any Domestic Subsidiary (so long as the Parent Borrower and such Domestic Subsidiary are co-applicants in respect of such Letter of Credit) and (iii) the Canadian Subsidiary Borrower may request the issuance of Letters of Credit for the account of any Foreign Subsidiary (so long as the Canadian Subsidiary Borrower and such Foreign Subsidiary are co-applicants in respect of such Letter of Credit), in each case, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank.  All Letters of Credit issued shall be denominated in (A) U.S. Dollars, in the case of Letters of Credit issued for the account of the Parent Borrower or any Domestic Subsidiary, and (B) Canadian Dollars, in the case of Letters of Credit issued for the account of the Canadian Subsidiary Borrower or any Foreign Subsidiary.  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the applicable Borrower or Subsidiary to, or entered into by the applicable Borrower or Subsidiary with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b)  Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.  To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the applicable Borrower (and, as applicable, Subsidiary) shall hand deliver or facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice (i) requesting the issuance of a Letter of Credit or identifying the Letter of Credit to be amended, renewed or extended, (ii) specifying the date of such issuance, amendment, renewal or extension (which shall be a Business Day), (iii) the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section 2.05), (iv) the amount of such Letter of Credit, (v) the name and address of the beneficiary thereof and (vi) such other information as shall be necessary to prepare, issue, amend, renew or extend such Letter of Credit.  The applicable Borrower (and, as applicable, Subsidiary) shall also submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for the issuance of a Letter of Credit.  A Letter of Credit shall be issued, amended, renewed or extended only if (and, upon issuance, amendment, renewal or extension of each Letter of Credit, the applicable Borrower (and, as applicable, Subsidiary) shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (A) the Total L/C Exposure shall not exceed $30,000,000, (B) the aggregate Revolving Exposure shall not exceed the lesser of (1) the aggregate Revolving Commitments and (2) an amount equal to (x) the Total Borrowing Base then in effect minus (y) the Availability Block, (C) in respect of Letters of Credit issued for the account of the Parent Borrower or any Domestic Subsidiary, the U.S.

Revolving Exposure shall not exceed the Domestic Borrowing Base then in effect, and (D) in respect of Letters of Credit issued for the account of the Canadian Subsidiary Borrower or any Foreign Subsidiary, the Canadian Revolving Exposure shall not exceed the lesser of (1) the aggregate Canadian Revolving Sub-Commitments and (2) the Canadian Borrowing Base then in effect.

(c)  Expiration Date.  Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date that is one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof (including any automatic renewal or extension), one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date, provided that a Letter of Credit may, upon the request of the applicable Borrower (or, as applicable, Subsidiary), include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of one year or less (but not beyond the date that is five Business Days prior to the Maturity Date) unless the Issuing Bank notifies the beneficiary thereof at least 30 days (or such longer period as the Administrative Agent and the Issuing Bank shall approve) prior to the then-applicable expiration date that such Letter of Credit will not be renewed, and provided further that a Letter of Credit may, upon the request of the applicable Borrower (and, as applicable, Subsidiary) and subject to the consent of the Issuing Bank, acting in its sole discretion, be renewed for a period beyond the date that is five Business Days prior to the Maturity Date on terms and conditions acceptable to the Issuing Bank (for purposes of clarity, no Revolving Lender will be required to acquire a participation in such Letter of Credit after the Maturity Date).

(d)  Participations.  By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) for the account of the Parent Borrower, the Canadian Subsidiary Borrower or any Subsidiary and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit.  In consideration and in furtherance of the foregoing, (i) each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Applicable Percentage of each U.S. L/C Disbursement made by the Issuing Bank and not reimbursed by the Parent Borrower or applicable Domestic Subsidiary on the date due as provided in paragraph (e) of this Section 2.05 or of any reimbursement payment required to be refunded to the Parent Borrower or applicable Domestic Subsidiary for any reason and (ii) each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Applicable Percentage of each Canadian L/C Disbursement made by the Issuing Bank and not reimbursed by the Canadian Subsidiary Borrower or applicable Foreign Subsidiary on the date due as provided in paragraph (e) of this Section 2.05 or of any reimbursement payment required to be refunded to the Canadian Subsidiary Borrower or applicable Foreign Subsidiary for any reason.  Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)  Reimbursement.  If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the applicable Borrower or Subsidiary shall reimburse such L/C Disbursement by paying to the Administrative Agent an amount equal to such L/C Disbursement not later than 3:00 p.m., Local Time, on the date that such L/C Disbursement is made, if the applicable Borrower or Subsidiary shall have received notice of such L/C Disbursement prior to 10:00 a.m., Local Time, on such date, or, if such notice has not been received by the applicable Borrower or Subsidiary prior to such time on such date, then not later than (i) 3:00 p.m., Local Time, on the Business Day that the applicable Borrower or

Subsidiary receives such notice, if such notice is received prior to 10:00 a.m., Local Time, on the day of receipt, or (ii) 12:00 noon, Local Time, on the Business Day immediately following the day that the applicable Borrower or Subsidiary receives such notice, if such notice is not received prior to 10:00 a.m., Local Time, on the day of receipt, provided that, if such L/C Disbursement is not less than $500,000, the applicable Borrower or Subsidiary may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with (A) in the case of a Letter of Credit issued for the account of the Parent Borrower or any Domestic Subsidiary, an ABR Revolving Borrowing or Swingline Loan made to the Parent Borrower, or (B) in the case of a Letter of Credit issued for the account of the Canadian Subsidiary Borrower or any Foreign Subsidiary, a Canadian Base Rate Revolving Loan or a Swingline Loan made to the Canadian Subsidiary Borrower and denominated in Canadian Dollars, in each case, in an equivalent amount and, to the extent so financed, the obligation of the applicable Borrower or Subsidiary to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing, Canadian Base Rate Revolving Borrowing or Swingline Loan, as the case may be.  If the applicable Borrower or Subsidiary fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable L/C Disbursement, the payment then due from the applicable Borrower or Subsidiary in respect thereof and such Lender’s Applicable Percentage thereof.  Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the applicable Borrower or Subsidiary, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply (other than with respect to any time limits set forth therein), mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders.  Promptly following receipt by the Administrative Agent of any payment from the applicable Borrower or Subsidiary pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear.  Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any L/C Disbursement (other than the funding of ABR Revolving Loans, Canadian Base Rate Revolving Loans or Swingline Loans as contemplated above) shall not constitute a Loan and shall not relieve the applicable Borrower or Subsidiary of its obligation to reimburse such L/C Disbursement.

(f)  Obligations Absolute.  The applicable Borrower or Subsidiary’s obligation to reimburse L/C Disbursements as provided in paragraph (e) of this Section 2.05 shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement or any term or provision therein or herein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.05, constitute a legal or equitable discharge of, or provide a right of setoff against, the obligations of the applicable Borrower or Subsidiary hereunder.  Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence) or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any reasonable error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank, provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the applicable Borrower or Subsidiary to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by such Borrower or Subsidiary to the extent permitted by applicable law) suffered by the such Borrower or Subsidiary that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit, and any such acceptance or refusal shall be deemed not to constitute gross negligence or wilful misconduct.

(g)  Disbursement Procedures.  The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit.  The Issuing Bank shall promptly notify the Administrative Agent and the applicable Borrower or Subsidiary by telephone (confirmed by facsimile) of such demand for payment and whether the Issuing Bank has made or will make an L/C Disbursement thereunder, provided that any failure to give or delay in giving such notice shall not relieve such Borrower or Subsidiary of its obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such L/C Disbursement in accordance with Section 2.05(e).

(h)  Interim Interest.  If the Issuing Bank shall make any L/C Disbursement, then, unless the applicable Borrower or Subsidiary shall reimburse such L/C Disbursement in full on the date such L/C Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such L/C Disbursement is made to but excluding the date that such Borrower or Subsidiary reimburses such L/C Disbursement, at the rate per annum then applicable to (i) ABR Revolving Loans, in the case of Letters of Credit issued for the account of the Parent Borrower or any Domestic Subsidiary, or (ii) Canadian Base Rate Revolving Loans, in the case of Letters of Credit issued for the account of the Canadian Subsidiary Borrower or any Foreign Subsidiary, provided that, if the applicable Borrower or Subsidiary fails to reimburse such L/C Disbursement when due pursuant to paragraph (e) of this Section 2.05, then Section 2.13(c) shall apply.  Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section 2.05 to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i)  Replacement of the Issuing Bank.  The Issuing Bank may be replaced at any time by written agreement among the Parent Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank.  The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank.  At the time any such replacement shall become effective, the applicable Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b).  From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require.  After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j)  Cash Collateralization.  If any Event of Default shall occur and be continuing, on the Business Day that the Parent Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, the Revolving Lenders with a Total L/C Exposure representing greater than 50% of the Total L/C Exposure) demanding the deposit of cash collateral pursuant to this paragraph, (i) the Parent Borrower and the Canadian Subsidiary Borrower shall deposit in an account with the applicable Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders (each, an “L/C Collateral Account”), an amount in cash equal to 105% of the U.S. L/C Exposure and the Canadian L/C Exposure, respectively, as of such date plus accrued and unpaid interest thereon, provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Parent Borrower described in clause (h) or (i) of Article VII.  Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Secured Obligations.  The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such accounts and the Borrowers hereby grant the Administrative Agent a security interest in the L/C Collateral Accounts.  Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrowers’ risk and expense, such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in such accounts.  Moneys in such accounts shall be applied by the Administrative Agent to reimburse the Issuing Bank for L/C Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the Total L/C Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with a Total L/C Exposure representing greater than 50% of the Total L/C Exposure), be applied to satisfy other Secured Obligations.  If any Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the applicable Borrower within three Business Days after all such Events of Defaults have been cured or waived.

(k)  Conversion.  In the event that the Loans become immediately due and payable on any date pursuant to Article VII, all amounts (i) that the Canadian Subsidiary Borrower or any Foreign Subsidiary is at the time or thereafter becomes required to reimburse or otherwise pay to the Administrative Agent in respect of Canadian L/C Disbursements (other than amounts in respect of which the Canadian Subsidiary Borrower has deposited cash collateral pursuant to paragraph (j) above, if such cash collateral was deposited in Canadian Dollars to the extent so deposited or applied), (ii) that the Revolving Lenders are at the time or thereafter become required to pay to the Administrative Agent and that the Administrative Agent is at the time or thereafter becomes required to distribute to the Issuing Bank pursuant to paragraph (e) of this Section 2.05 in respect of any unreimbursed Canadian L/C Disbursements and (iii) of each Revolving Lender’s participation in any Letter of Credit issued for the account of the Canadian Subsidiary Borrower or any Foreign Subsidiary under which a Canadian L/C Disbursement has been made shall, automatically and with no further action required, be converted into the U.S. Dollar Equivalent, calculated using the Exchange Rates on such date (or, in the case of any Canadian L/C Disbursement made after such date, on the date such Canadian L/C Disbursement is made), of such amounts.  On and after such conversion, all amounts accruing and owed to the Administrative Agent, the Issuing Bank or any Revolving Lender in respect of the obligations described in this paragraph shall accrue and be payable in U.S. Dollars at the rates otherwise applicable hereunder.

SECTION 2.06.  Canadian Bankers’ Acceptances.  (a)  Each acceptance and purchase of B/As of a single Contract Period pursuant to Section 2.01(b) or Section 2.08 shall be made ratably by the Lenders in accordance with the amounts of their Canadian Revolving Sub-Commitments.  The failure of any Revolving Lender to accept any B/A required to be accepted by it shall not relieve any other Revolving Lender of its obligations hereunder, provided that the Canadian Revolving Sub-Commitments are several and no Lender shall be responsible for any other Lender’s failure to accept B/As as required.

(b)  The B/As of a single Contract Period accepted and purchased on any date shall be in an aggregate amount that is an integral multiple of C$500,000 and not less than C$1,000,000.  The face amount of each B/A shall be C$100,000 or any whole multiple thereof.  If any Revolving Lender’s ratable share of the B/As of any Contract Period to be accepted on any date would not be an integral multiple of C$100,000, the face amount of the B/As accepted by such Lender may be increased or reduced to the nearest integral multiple of C$100,000 by the Administrative Agent in its sole discretion.  B/As of more than one Contract Period may be outstanding at the same time, provided that there shall not at any time be more than a total of five B/A Drawings outstanding (or such greater number as the Administrative Agent shall agree).

(c)  To request an acceptance and purchase of B/As, the Canadian Subsidiary Borrower shall notify the Administrative Agent of such request in writing (delivered by hand or facsimile) in a form approved by the Administrative Agent and signed by the Canadian Subsidiary Borrower or by telephone not later than 12:00 noon, Toronto time, two Business Days before the date of such acceptance and purchase.  Each such request shall be irrevocable and, if telephonic, shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a written request in a form approved by the Administrative Agent and signed by the Canadian Subsidiary Borrower.  Each such written and telephonic request shall specify the following information:

(i) the aggregate face amount of the B/As to be accepted and purchased;

(ii) the date of such acceptance and purchase, which shall be a Business Day;

(iii) the Contract Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Contract Period” (and which shall in no event end after the Maturity Date); and

(iv) the location and number of the Canadian Subsidiary Borrower’s account to which any funds are to be disbursed, which shall comply with the requirements of Section 2.07.

If no Contract Period is specified with respect to any requested acceptance and purchase of B/As, then the Canadian Subsidiary Borrower shall be deemed to have selected a Contract Period of 30 days’ duration.  Promptly following receipt of a request in accordance with this Section 2.06, the Administrative Agent shall advise each Revolving Lender of the details thereof and the amount of B/As to be accepted and purchased by such Lender.

(d)  The Canadian Subsidiary Borrower hereby appoints each Revolving Lender as its attorney to sign and endorse on its behalf, manually or by facsimile or mechanical signature, as and when deemed necessary by such Lender, blank forms of B/As.  It shall be the responsibility of each Revolving Lender to maintain an adequate supply of blank forms of B/As for acceptance under this Agreement.  The Canadian Subsidiary Borrower recognizes and agrees that all B/As signed and/or endorsed on its behalf by any Lender shall bind the Canadian Subsidiary Borrower as fully and effectually as if manually signed and duly issued by authorized officers of the Canadian Subsidiary Borrower.  Each Revolving Lender is hereby authorized to issue such B/As endorsed in blank in such face amounts as may be determined by such Lender, provided that the aggregate face amount thereof is equal to the aggregate face amount of B/As required to be accepted by such Lender.  No Revolving Lender shall be liable for any damage, loss or claim arising by reason of any loss or improper use of any such instrument unless such loss or improper use results from the bad faith, gross negligence or wilful misconduct of such Lender.  Each Revolving Lender shall maintain a record with respect to B/As (i) received by it from the Administrative

Agent in blank hereunder, (ii) voided by it for any reason, (iii) accepted and purchased by it hereunder and (iv) canceled at their respective maturities.  Each Revolving Lender further agrees to retain such records in the manner and for the periods provided in applicable provincial or Federal statutes and regulations of Canada and to provide such records to the Canadian Subsidiary Borrower upon its request and at its expense.  Upon request by the Canadian Subsidiary Borrower, a Revolving Lender shall cancel all forms of B/A that have been pre-signed or pre-endorsed on behalf of the Canadian Subsidiary Borrower and that are held by such Lender and are not required to be issued pursuant to this Agreement.

(e)  Drafts of the Canadian Subsidiary Borrower to be accepted as B/As hereunder shall be signed as set forth in paragraph (d) above.  Notwithstanding that any Person whose signature appears on any B/A may no longer be an authorized signatory for any of the Revolving Lenders or the Canadian Subsidiary Borrower at the date of issuance of such B/A, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance and any such B/A so signed shall be binding on the Canadian Subsidiary Borrower.

(f)  Upon acceptance of a B/A by a Revolving Lender, such Lender shall purchase, or arrange the purchase of, such B/A from the Canadian Subsidiary Borrower at the Discount B/A Rate for such Lender applicable to such B/A accepted by it and provide to the Administrative Agent the Discount Proceeds for the account of the Canadian Subsidiary Borrower as provided in Section 2.07.  The Acceptance Fee payable by the Canadian Subsidiary Borrower to a Revolving Lender under Section 2.12(c) in respect of each B/A accepted by such Lender shall be set off against the Discount Proceeds payable by such Lender under this paragraph.  Notwithstanding the foregoing, in the case of any B/A Drawing resulting from the conversion or continuation of a B/A Drawing or Canadian Revolving Loan pursuant to Section 2.08, the net amount that would otherwise be payable to the Canadian Subsidiary Borrower by each Revolving Lender pursuant to this paragraph will be applied as provided in Section 2.08(d).

(g)  Each Revolving Lender may at any time and from time to time hold, sell, rediscount or otherwise dispose of any or all B/As accepted and purchased by it, provided that no such sale or disposition shall cause the amount payable by the Canadian Subsidiary Borrower under Section 2.17 to exceed the amount that would have been payable thereunder in the absence of such sale or disposition.

(h)  Each B/A accepted and purchased hereunder shall mature at the end of the Contract Period applicable thereto.

(i)  The Canadian Subsidiary Borrower waives presentment for payment and any other defense to payment of any amounts due to a Revolving Lender in respect of a B/A accepted and purchased by it pursuant to this Agreement that might exist solely by reason of such B/A being held, at the maturity thereof, by such Lender in its own right and the Canadian Subsidiary Borrower agrees not to claim any days of grace if such Lender as holder sues the Canadian Subsidiary Borrower on the B/A for payment of the amounts payable by the Canadian Subsidiary Borrower thereunder.  On the specified maturity date of a B/A, or such earlier date as may be required pursuant to the provisions of this Agreement, the Canadian Subsidiary Borrower shall pay the Revolving Lender that has accepted and purchased such B/A the full face amount of such B/A (or shall make provision for the conversion or continuation of such B/A in accordance with Section 2.08) in Canadian Dollars, and, after such payment, the Canadian Subsidiary Borrower shall have no further liability in respect of such B/A and such Lender shall be entitled to all benefits of, and be responsible for all payments due to third parties under, such B/A.

(j)  At the option of the Canadian Subsidiary Borrower and any Revolving Lender, B/As under this Agreement to be accepted by such Lender may be issued in the form of depository bills for deposit with The Canadian Depository for Securities Limited pursuant to the Depository Bills and Notes Act (Canada).  All depository bills so issued shall be governed by the provisions of this Section 2.06.

(k)  If a Revolving Lender is not a chartered bank under the Bank Act (Canada) or if a Revolving Lender notifies the Administrative Agent in writing that it is otherwise unable to accept B/As (each such Lender, a “Non-B/A Lender”), such Lender will, instead of accepting and purchasing B/As, make a Loan (a “B/A Equivalent Loan”) to the Canadian Subsidiary Borrower in the amount and for the same term as the draft that such Lender would otherwise have been required to accept and purchase hereunder.  Each such Lender may request that such B/A Equivalent Loan be evidenced by a non-interest bearing promissory note, in a form approved by the Parent Borrower and the Administrative Agent.  Each such Lender will provide to the Administrative Agent the Discount Proceeds of such B/A Equivalent Loan for the account of the Canadian Subsidiary Borrower in the same manner as such Lender would have provided the Discount Proceeds in respect of the draft that such Lender would otherwise have been required to accept and purchase hereunder.  Each such B/A Equivalent Loan will bear interest at the same rate that would result if such Lender had accepted (and been paid an Acceptance Fee) and purchased (on a discounted basis) a B/A for the relevant Contract Period (it being the intention of the parties that each such B/A Equivalent Loan shall have the same economic consequences for the Revolving Lenders and the Canadian Subsidiary Borrower as the B/A that such B/A Equivalent Loan replaces).  All such interest shall be paid in advance on the date such B/A Equivalent Loan is made and will be deducted from the principal amount of such B/A Equivalent Loan in the same manner in which the Discount Proceeds of a B/A would be deducted from the face amount of the B/A.  Subject to the repayment requirements of this Agreement, on the last day of the relevant Contract Period for such B/A Equivalent Loan, the Canadian Subsidiary Borrower shall be entitled to convert each such B/A Equivalent Loan into another type of Loan, or to roll over each such B/A Equivalent Loan into another B/A Equivalent Loan, all in accordance with the applicable provisions of this Agreement.

(l)  If the Administrative Agent determines and promptly notifies the Parent Borrower that, by reason of circumstances affecting the money market, there is no market for B/As, (i) the right of the Canadian Subsidiary Borrower to request an acceptance and purchase of B/As shall be suspended until the Administrative Agent determines that the circumstances causing such suspension no longer exist and so notifies the Parent Borrower, and (ii) any notice relating to an acceptance and purchase of B/As that is outstanding at such time shall be deemed to be a notice requesting a Canadian Base Rate Revolving Borrowing (as if it were a notice given pursuant to Section 2.03).

SECTION 2.07.  Funding of Borrowings.  (a)  Each Lender shall make each Loan to be made by it and disburse the Discount Proceeds (net of applicable Acceptance Fees) of each B/A to be accepted and purchased by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., Local Time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders, provided that Swingline Loans shall be made as provided in Section 2.04.  The Administrative Agent will make such Loans or Discount Proceeds (net of applicable Acceptance Fees) available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to the such Borrower’s Funding Account, provided that ABR Revolving Loans, U.S. Base Rate Revolving Loans, Canadian Base Rate Revolving Loans and Swingline Loans made to finance the reimbursement of an L/C Disbursement and reimbursements as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the Issuing Bank or, to the extent that the Revolving Lenders have made payments to the Issuing Bank pursuant to Section 2.05(e) to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear.

(b)  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing or acceptance and purchase of B/As that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing or the applicable Discount

Proceeds (net of the applicable Acceptance Fees), the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section 2.07 and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of such Borrowing or Discount Proceeds (net of the applicable Acceptance Fees) available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of (A)(1) if such amount corresponds to a Borrowing made by the Parent Borrower, the Federal Funds Effective Rate, or (2) if such amount corresponds to a Borrowing made by the Canadian Subsidiary Borrower, the rate reasonably determined by the Administrative Agent to be the cost to it of funding such amount, and (B) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, (ii) in the case of the Parent Borrower, the interest rate applicable to ABR Revolving Loans or ABR Term Loans, as the case may be, or (iii) in the case of the Canadian Subsidiary Borrower, (A) if such amount corresponds to a Borrowing made in U.S. Dollars, the interest rate applicable to U.S. Base Rate Revolving Loans, and (B) if such amount corresponds to a B/A Drawing or a Borrowing made in Canadian Dollars, the interest rate applicable to Canadian Base Rate Revolving Loans.  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing or such Lender’s acceptance and purchase of B/As.

SECTION 2.08.  Interest Elections.  (a)  Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request.  Each B/A Drawing shall have a Contract Period as specified in the applicable request therefor.  Thereafter, the Borrower may elect to convert such Borrowing or B/A Drawing to a different Type or to continue such Borrowing or B/A Drawing and, in the case of a Eurodollar Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.08, it being understood that no B/A Drawing may be converted or continued other than at the end of the Contract Period applicable thereto.  The applicable Borrower may elect different options with respect to different portions of the affected Borrowing or B/A Drawing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing or accepting B/As comprising such B/A Drawing, as the case may be, and the Loans or B/As resulting from an election made with respect to any such portion shall be considered a separate Borrowing or B/A Drawing.  This Section 2.08 shall not apply to Swingline Borrowings, which may not be converted or continued.

(b)  To make an election pursuant to this Section 2.08, the applicable Borrower shall notify the Administrative Agent of such election by telephone (i) in the case of an election that would result in a Borrowing, by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election, and (ii) in the case of an election that would result in a B/A Drawing or the continuation of a B/A Drawing, by the time that a request would be required under Section 2.06 if such Borrower were requesting an acceptance and purchase of B/As to be made on the effective date of such election.  Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the applicable Borrower.  Notwithstanding any other provision of this Section 2.08, no Borrower shall be permitted to (i) change the currency of any Borrowing, (ii) elect an Interest Period for Eurodollar Loans that does not comply with Section 2.02(d) or a Contract Period for B/As that does not comply with Section 2.06(c)(iii) or (iii) convert any Borrowing or B/A Drawing to a Revolving Borrowing or B/A Drawing not available under the Class of Commitments pursuant to which such Borrowing or B/A Drawing was made.  Each such written and telephonic Interest Election Request shall specify the following information:

(i) the Borrowing or B/A Drawing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing or B/A Drawing (in which case the information to be specified pursuant to clauses (iii), (iv) and (v) below shall be specified for each resulting Borrowing or B/A Drawing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting outstanding credit extension is to be an ABR Borrowing, U.S. Base Rate Revolving Borrowing, Canadian Base Rate Revolving Borrowing, Eurodollar Borrowing or B/A Drawing;

(iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v) in the case of an election of a B/A Drawing, the Contract Period to be applicable thereto, which shall be a period contemplated by the definition of the term Contract Period.

If any such Interest Election Request requests a Eurodollar Borrowing or B/A Drawing but does not specify an Interest Period or Contract Period, then the applicable Borrower shall be deemed to have selected an Interest Period or Contract Period of one month’s or 30 days’ duration, as applicable.  Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing or B/A Drawing.

(c)  If a Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing or a B/A Drawing prior to the end of the Interest Period or Contract Period applicable thereto, then, unless such Borrowing or B/A is repaid as provided herein, at the end of such Interest Period such Borrowing or B/A Drawing shall (i) in the case of a Eurodollar U.S. Revolving Borrowing, be converted to an ABR Revolving Borrowing, (ii) in the case of a Eurodollar Canadian Revolving Borrowing, be converted to a U.S. Base Rate Revolving Borrowing, (iii) in the case of a Eurodollar Term Borrowing, be converted to an ABR Term Borrowing, and (iv) in the case of a B/A Drawing, be converted to a Canadian Base Rate Revolving Borrowing.  Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Parent Borrower, then, so long as an Event of Default is continuing, (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing or a B/A Drawing and no B/A Drawing outstanding may be continued as a B/A Drawing, (ii) unless repaid, each Eurodollar Borrowing shall (A) in the case of a Eurodollar U.S. Revolving Borrowing, be converted to an ABR Revolving Borrowing at the end of the Interest Period applicable thereto, (B) in the case of a Eurodollar Canadian Revolving Borrowing, be converted to a U.S. Base Rate Revolving Borrowing at the end of the Interest Period applicable thereto, and (C) in the case of a Eurodollar Term Borrowing, be converted to an ABR Term Borrowing at the end of the Interest Period applicable thereto, and (iii) unless repaid, each B/A Drawing shall be converted to a Canadian Base Rate Revolving Borrowing.

(d)  Upon the conversion of any Canadian Revolving Borrowing (or portion thereof) to, or the continuation of any B/A Drawing (or portion thereof) as, a B/A Drawing, the net amount that would otherwise be payable to the Canadian Subsidiary Borrower by each Revolving Lender pursuant to Section 2.06(f) in respect of such new B/A Drawing shall be applied against the principal of the Canadian

Revolving Loans made by each Revolving Lender as part of such Canadian Revolving Borrowing (in the case of a conversion) or the reimbursement obligation owed to such Lender under Section 2.06(i) in respect of the B/As accepted by such Lender as part of such maturing B/A Drawing (in the case of a continuation) and the Canadian Subsidiary Borrower shall pay to such Lender an amount equal to the difference between the principal amount of such Canadian Revolving Loans or the aggregate face amount of such maturing B/As, as the case may be, and such net amount.

SECTION 2.09.  Termination and Reduction of Commitments.  (a)  Unless previously terminated, (i) the Initial Term Commitment shall terminate at 5:00 p.m., New York City time, on the Restatement Effective Date and (ii) all Revolving Commitments shall terminate on the Maturity Date.

(b)  The Borrowers may at any time terminate, or from time to time reduce, the Commitments of any Class, provided that (i) each partial reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $2,000,000, (ii) the Borrowers shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, the aggregate Revolving Exposure would exceed the lesser of (A) the aggregate Revolving Commitments and (B) an amount equal to (x) the Total Borrowing Base then in effect minus (y) the Availability Block, (iii) the Borrowers shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the U.S. Revolving Loans in accordance with Section 2.11, the U.S. Revolving Exposure would exceed the Domestic Borrowing Base then in effect, (iv) the Borrowers shall not terminate or reduce the Canadian Revolving Sub-Commitments if, after giving effect to any concurrent prepayment of the Canadian Revolving Loans in accordance with Section 2.11, the Canadian Revolving Exposure would exceed the lesser of (A) the aggregate Canadian Revolving Sub-Commitments and (B) the Canadian Borrowing Base then in effect and (v) the Borrowers shall not terminate or reduce the Revolving Commitments if, after giving effect to such termination or reduction, the aggregate Canadian Revolving Sub-Commitments would exceed the aggregate Revolving Commitments.

(c)  The applicable Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Commitments, Canadian Revolving Sub-Commitments or Term Commitments under paragraph (b) of this Section 2.09 at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each notice delivered by a Borrower pursuant to this Section 2.09 shall be irrevocable, provided that a notice of termination of the Revolving Commitments or the Canadian Revolving Sub-Commitments delivered by a Borrower may state that such notice is conditioned upon consummation of an acquisition or sale transaction or upon the effectiveness of other credit facilities or the receipt of proceeds from the issuance of other Indebtedness, in which case such notice may be revoked by such Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Any termination or reduction of the Commitments of any Class shall be permanent.  Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

SECTION 2.10.  Repayment of Loans and B/As; Evidence of Debt.  (a)  Each Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan of such Lender made to such Borrower on the Maturity Date and the face amount of each B/A of such Borrower, if any, accepted by such Lender as provided in Section 2.06, (ii) to the Administrative Agent for the account of each Term Lender the then unpaid principal amount of each Term Loan of such Lender made to such Borrower on the Maturity Date and (iii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made, provided that on each date that a U.S. Revolving Loan is made, the Parent Borrower shall repay all Swingline Loans then outstanding.

(b)  At all times that full cash dominion is in effect pursuant to Section 3.06 of the Domestic Security Agreement and the Canadian Security Agreement (or the applicable provisions, if any, of the other Collateral Documents), on each Business Day, at or before 12:00 noon, Local Time, the Administrative Agent shall apply all immediately available funds to prepay first, the Revolving Loans (including Swingline Loans) and amounts owing in respect of B/A Drawings and second, subject to Section 2.05(j), to cash collateralize outstanding Total L/C Exposure, provided that such prepayments shall be applied in a manner that minimizes payments due pursuant to Section 2.16.

(c)  Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of each Borrower to such Lender resulting from each Loan made or B/A accepted by such Lender, including the amounts of principal and interest and amounts in respect of B/As payable and paid to such Lender from time to time hereunder.

(d)  The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the currency thereof, the Class and Type thereof and the Interest Period (if any) applicable thereto, (ii) the amount of each B/A and the Contract Period applicable thereto, (iii) the amount of any principal, interest due or other amount due and payable or to become due and payable from each Borrower to each Lender hereunder and (iv) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(e)  The entries made in the accounts maintained pursuant to paragraph (c) or (d) of this Section 2.10 shall be, absent manifest error, prima facie evidence of the existence and amounts of the obligations recorded therein, provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans or amounts owing in respect of B/A Drawings in accordance with the terms of this Agreement.

(f)  Any Lender may request that Loans of any Class made by it be evidenced by a promissory note.  In such event, the applicable Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent unless the applicable Borrower shall have already delivered a note representing such Loans, in which case the applicable Borrower shall have the right to have such note returned to it prior to delivering a new note.  Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.11.  Prepayments.  (a)  Each Borrower shall have the right at any time and from time to time to prepay any Borrowing or amount owed in respect of outstanding B/As, in whole or in part, without premium or penalty (but subject to Section 2.16), subject to the requirements of this Section 2.11, provided that no Term Borrowing shall be prepaid unless, at the time of and immediately after giving effect to such prepayment, (i) no Default described in clause (a), (b), (h), (i) or (j) of Article VII has occurred and is continuing, (ii) no Event of Default described in clause (g) (but only if such Default or Event of Default results from (A) an event or condition that results in any Material Indebtedness becoming due prior to its scheduled maturity or (B) a default or event of default in respect of any Material Indebtedness of the kind described in clauses (a), (b), (h), (i) or (j) of Article VII) or (k) of

Article VII has occurred and is continuing and (iii) Reference Availability shall exceed $45,000,000.

(b)  In the event and on such occasion that (i) the aggregate Revolving Exposure exceeds the lesser of (A) the aggregate Revolving Commitments and (B) an amount equal to (x) the Total Borrowing Base then in effect minus (y) the Availability Block, (ii) the U.S. Revolving Exposure exceeds the Domestic Borrowing Base then in effect or (iii) the Canadian Revolving Exposure exceeds the lesser of (A) the aggregate Canadian Revolving Sub-Commitments or (B) the Canadian Borrowing Base then in effect, the applicable Borrower shall prepay the applicable Revolving Borrowings or Swingline Borrowings or amounts owing in respect of outstanding B/A Drawings (or, if no such Borrowings or B/A Drawings are outstanding, deposit cash collateral in the applicable L/C Collateral Account pursuant to Section 2.05(j)) in an aggregate amount equal to such excess within one Business Day after the day of such event or occasion.  In addition, the Borrowers shall make (1) any prepayments required by Section 5.12 and (2) any prepayments required by the Senior Secured Notes Indenture as a condition to making an Excess Cash Flow Offer (as defined in the Senior Secured Notes Indenture).

(c)  Prior to any optional or mandatory prepayment of Borrowings or amounts owing in respect of outstanding B/A Drawings, the applicable Borrower shall select the Borrowing or Borrowings or the B/A Drawing or B/A Drawings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (d) of this Section 2.11.

(d)  The applicable Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by facsimile) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 12:00 noon, Local Time, three Business Days before the date of prepayment, (ii) in the case of prepayment of any ABR Borrowing, U.S. Base Rate Revolving Borrowing, Canadian Base Rate Revolving Borrowing or B/A Drawing, not later than 12:00 noon, Local Time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 1:00 p.m., New York City time, on the date of prepayment.  Each such telephonic notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof, or amount owed in respect of an outstanding B/A Drawing or portion thereof, to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment, provided that if a notice of prepayment is given in connection with a conditional notice of termination of the Revolving Commitments or Canadian Revolving Sub-Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09.  In addition, a notice of optional prepayment may state that such notice is conditional upon the consummation of an acquisition or asset sale or upon the effectiveness of other credit facilities or the receipt of proceeds from the issuance of other Indebtedness, in which case such notice may be revoked if the applicable contingency has not occurred.  Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each partial prepayment of any Borrowing or amounts owing in respect of an outstanding B/A Drawing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02 or an acceptance and purchase of B/As as provided in Section 2.06, except as necessary to apply fully the required amount of a mandatory prepayment.  Each prepayment of a Borrowing or amounts owing in respect of an outstanding B/A Drawing shall be applied ratably to the Loans included in such prepaid Borrowing or the B/As included in such B/A Drawing.  Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

(e)  Amounts to be applied pursuant to this Section 2.11 or Article VII to prepay or repay amounts to become due with respect to outstanding B/As shall be deposited in the Prepayment Account.  On the last day of the Contract Period of each B/A to be prepaid or repaid, the Administrative Agent shall apply any cash on deposit in the Prepayment Account to amounts due in respect of the relevant B/As until the aggregate face amount due in respect of the relevant outstanding B/As has been reimbursed (with any remaining funds being returned to the Canadian Subsidiary Borrower) or until all the allocable cash on deposit has been exhausted.  The Administrative Agent will, at the request of the Canadian Subsidiary Borrower, use commercially reasonable efforts to invest amounts on deposit in the Prepayment Account in short-term, cash equivalent investments selected by the Administrative Agent in consultation with the Canadian Subsidiary Borrower that mature prior to the last day of the applicable Contract Periods of the B/As to be prepaid, provided that the Administrative Agent shall have no obligation to invest amounts on deposit in the Prepayment Account if an Event of Default shall have occurred and be continuing.  The Canadian Subsidiary Borrower shall indemnify the Administrative Agent for any losses relating to the investments made at the request or direction of the Canadian Subsidiary Borrower so that the amount available to prepay amounts due in respect of B/As on the last day of the applicable Contract Period is not less than the amount that would have been available had no investments been made pursuant thereto.  Other than any interest earned on such investments (which shall be for the account of the Canadian Subsidiary Borrower, to the extent not necessary for the prepayment of B/As in accordance with this Section 2.11), the Prepayment Account shall not bear interest.  Interest or profits, if any, on such investments shall be deposited in the Prepayment Account and reinvested and disbursed as specified above.  If the maturity of the Loans and all amounts due hereunder has been accelerated pursuant to Article VII, the Administrative Agent may, in its sole discretion, apply all amounts on deposit in the Prepayment Account to satisfy the Canadian Obligations (and the Canadian Subsidiary Borrower hereby grants to the Administrative Agent a security interest in the Prepayment Account to secure such Canadian Obligations).

SECTION 2.12.  Fees.  (a)  The Parent Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee (a “Commitment Fee”), which shall accrue at the Applicable Rate on the average daily unused amount of the Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Lender’s Revolving Commitment terminates.  Commitment Fees accrued through and including the last day of each March, June, September and December shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the date hereof, provided that all such accrued Commitment Fees shall be payable on the date on which the Revolving Commitments terminate.  All Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  For purposes of computing Commitment Fees, a Revolving Commitment of a Revolving Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and Total L/C Exposure of such Lender (and the Total Swingline Exposure of such Lender shall be disregarded for such purpose).

(b)  The Parent Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee (a “Participation Fee”) with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurodollar Revolving Loans on the average daily amount of such Lender’s Total L/C Exposure (excluding any portion thereof attributable to unreimbursed L/C Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Revolving Commitments terminate and the date on which such Lender ceases to have any Total L/C Exposure, and (ii) to the Issuing Bank a fronting fee (a “Fronting Fee”), which shall accrue at the rate of 0.25% per annum on the average daily amount of the Total L/C Exposure (excluding any portion thereof attributable to unreimbursed L/C Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any Total L/C Exposure, as well as the Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.  Participation Fees and Fronting Fees accrued through and including the last day of each March, June, September and December shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date, provided that all such accrued fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand.  Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 Business Days after written demand.  All Participation Fees and Fronting Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)  The Canadian Subsidiary Borrower agrees to pay to the Administrative Agent, for the account of each Revolving Lender, on each date on which B/As drawn by the Canadian Subsidiary Borrower are accepted hereunder, in Canadian Dollars, an acceptance fee (an “Acceptance Fee”) computed by multiplying the face amount of each such B/A by the product of (i) the Applicable Rate for B/A Drawings on such date and (ii) a fraction, the numerator of which is the number of days in the Contract Period applicable to such B/A and the denominator of which is 365.

(d)  Each Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Parent Borrower and the Administrative Agent.

(e)  All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of Commitment Fees, Participation Fees and Acceptance Fees, to the Lenders entitled thereto.  Fees paid (other than any portion of such fees that represent overpayments) shall not be refundable under any circumstances.

(f)  For purposes of clarification, (i) any fee required to be paid under this Section 2.12 for a payment period ending prior to the Restatement Effective Date shall be deemed to have been paid for purposes of this Section 2.12 to the extent that such fee was paid under, and in accordance with the terms of, the Original Credit Agreement and (ii) any fee required to be paid under this Section 2.12 for any portion of a payment period that occurs prior to the Restatement Effective Date shall, solely with respect to such portion of such payment period, be determined in the manner and in accordance with the terms set forth in Section 2.12 of the Original Credit Agreement.

SECTION 2.13.  Interest.  (a)  (i) The Loans comprising each ABR Borrowing (including each Swingline Loan made to the Parent Borrower) shall bear interest at the Alternate Base Rate plus the Applicable Rate, (ii) the Loans comprising each U.S. Base Rate Revolving Borrowing (including each Swingline Loan made to the Canadian Subsidiary Borrower that is denominated in U.S. Dollars) shall bear interest at the U.S. Base Rate plus the Applicable Rate and (iii) the Loans comprising each Canadian Base Rate Revolving Borrowing (including each Swingline Loan made to the Canadian Subsidiary Borrower that is denominated in Canadian Dollars) shall bear interest at the Canadian Base Rate plus the Applicable Rate, provided that, solely in respect of the Term Loans, if the Alternate Base Rate shall, at any time, be less than 4.25%, then the Alternate Base Rate at such time shall be deemed to be 4.25%.

(b)  The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate, provided that, solely in respect of the Term Loans, if the Adjusted LIBO Rate shall, at any time, be less than 3.25%, then the Adjusted LIBO Rate at such time shall be deemed to be 3.25%.

(c)  Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.00% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.13 or (ii) in the case of any other amount, 2.00% plus the rate applicable to (A) in the case of an amount owed by the Parent Borrower, an ABR Loan, (B) in the case of an amount owed by the Canadian Subsidiary Borrower and denominated in U.S. Dollars, a U.S. Base Rate Loan or (C) in the case of an amount owed by the Canadian Subsidiary Borrower and denominated in Canadian Dollars, a Canadian Base Rate Loan.

(d)  Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Loans in respect of any Class, upon termination of the Revolving Commitments in respect of such Class, provided that (i) interest accrued pursuant to paragraph (c) of this Section 2.13 shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Borrowing, U.S. Base Rate Revolving Borrowing or Canadian Base Rate Revolving Borrowing prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.  Notwithstanding anything in this agreement contrary, accrued interest on the Term Loans shall not be payable at any time when a Default or Event of Default described in clause (a), (b), (h) or (i) of Article VII has occurred and is continuing, provided that interest shall continue to accrue on the Term Loans during such period in accordance with this Section 2.13, and such accrued interest shall be payable on the first Interest Payment Date after the date on which all such Defaults and Events of Default cease to exist or the Discharge of Revolving Lender Claims shall have occurred.

(e)  All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to (i) the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate and (ii) the U.S. Base Rate or the Canadian Base Rate shall be, in each case, computed on the basis of a year of 365 days (or 366 days in a leap year) and, in each case, shall be payable for the actual number of days elapsed (including the first day (which, in the case of any Loan made under the Original Credit Agreement and continuing under this Agreement, as contemplated by Section 2.01, shall be the day on which such Loan was made under the Original Credit Agreement) but excluding the last day).  The applicable Alternate Base Rate, U.S. Base Rate, Canadian Base Rate and Adjusted LIBO Rate shall be determined by the Administrative Agent and such determination shall be conclusive absent manifest error.

(f)  Solely for purposes of the Interest Act (Canada), (i) whenever any interest or fee under this Agreement is calculated using a rate based on a year of 360 days or 365 days, as the case may be, the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to the applicable rate based on a year of 360 days or 365 days, as the case may be, multiplied by a fraction, the numerator of which is the actual number of days in the calendar year in which the period for which such interest or fee is payable (or compounded) ends and the denominator of which is 360 or 365, as the case may be, (ii) the rates of interest under this Agreement are nominal rates and not effective rates or yields and (iii) the principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement.

(g)  For purposes of clarification, any interest required to be paid under this Section 2.13 for any portion of a payment period that occurs prior to the Restatement Effective Date shall, solely with respect to such portion of such payment period, be determined in the manner and in accordance with the terms set forth in Section 2.13 of the Original Credit Agreement (giving effect to any defined term used in such Section 2.13 as such term is defined in the Original Credit Agreement).

SECTION 2.14.  Alternate Rate of Interest.  If prior to the commencement of any Interest

Period for a Eurodollar Borrowing:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

(b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the applicable Borrower and the Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Administrative Agent notifies the applicable Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as (A) in the case of a Borrowing Request made by the Parent Borrower, an ABR Borrowing, and (B) in the case of a Borrowing Request made by the Canadian Subsidiary Borrower denominated in U.S. Dollars, a U.S. Base Rate Revolving Borrowing.

SECTION 2.15.  Increased Costs.  (a)  If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank, or

(ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans or B/A Drawings made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or obtaining funds for the purchase of B/As (or of maintaining its obligation to make any such Loan or to accept and purchase B/As) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the applicable Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b)  If any Lender or the Issuing Bank determines in good faith that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy), then from time to time the applicable Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

(c)  A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company in reasonable detail, as the case may be, as specified in paragraph (a) or (b) of this Section 2.15, shall be delivered to the applicable Borrower and shall be conclusive absent manifest error.  The applicable Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)  Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section 2.15 shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation, provided that no Borrower shall be required to compensate a Lender or the Issuing Bank pursuant to this Section 2.15 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies such Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16.  Break Funding Payments.  In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan or to issue B/As for acceptance and purchase on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(d) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan or right to receive payment in respect of a B/A other than on the last day of the Interest Period or Contract Period applicable thereto as a result of a request by the applicable Borrower pursuant to Section 2.19, then, in any such event, the applicable Borrower shall compensate each Lender for the loss, cost and expense attributable to such event.  In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the Eurodollar market.  A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the applicable Borrower and shall be conclusive absent manifest error.  The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

SECTION 2.17.  Taxes.  (a)  Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes, provided that if any Loan Party shall be required to deduct any Indemnified Taxes, Other Taxes or Excluded Taxes from such payments, then (i) in the case of Indemnified Taxes and Other Taxes, the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.17) the Administrative Agent, Issuing Bank or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make such deductions and (iii) such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with and within the time required by applicable law.

(b)  In addition, the Loan Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)  Each Loan Party shall indemnify the Administrative Agent, the Issuing Bank and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, the Issuing Bank or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of such Loan Party under any Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the applicable Loan Party by the Issuing Bank or a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

(d)  As soon as practicable after any payment of Indemnified Taxes, Other Taxes or Excluded Taxes by the applicable Loan Party to a Governmental Authority, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)  The Administrative Agent, the Issuing Bank or any Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the applicable Borrower is resident, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to such Borrower (in the case of the Issuing Bank or such Lender, with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law, if any, or reasonably requested by such Borrower as will permit such payments to be made without withholding or at a reduced rate, provided that the Administrative Agent, the Issuing Bank or such Lender has received written notice from such Borrower advising it of the availability of such exemption and supplying all applicable documentation.  The Administrative Agent, the Issuing Bank or such Lender, as the case may be, shall cooperate with the applicable Borrower in good faith to identify the potential availability of such exemption or reduction.

(f)  If the Administrative Agent, the Issuing Bank or a Lender, as the case may be, determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.17 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, the Issuing Bank or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that such Loan Party, upon the request of the Administrative Agent, the Issuing Bank or such Lender, as the case may be, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, the Issuing Bank or such Lender in the event the Administrative Agent, the Issuing Bank or such Lender, as the case may be, is required to repay such refund to such Governmental Authority.  This Section 2.17 shall not be construed to require the Administrative Agent, the Issuing Bank or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to any Loan Party or any other Person.

(g)  If the Canadian Subsidiary Borrower or any Canadian Subsidiary Loan Party shall receive an assessment, reassessment or similar document assessing taxes whereby the Canadian Subsidiary Borrower or such Canadian Subsidiary Loan Party shall be required to pay any Excluded Taxes referred to in paragraph (e) of the definition of “Excluded Taxes” in Section 1.01 as a result of the Canadian Subsidiary Borrower or such Canadian Subsidiary Loan Party having paid or credited (or been deemed to have paid or credited) an amount hereunder to a Lender or other Person that is not a Canadian Resident, and such taxes were not withheld from payments made hereunder in accordance with applicable law, then such Lender or other Person shall promptly upon written demand therefor reimburse the Canadian Subsidiary Borrower or such Canadian Subsidiary Loan Party for the full amount of such Excluded Taxes.

(h)  The Canadian Subsidiary Borrower shall, upon request, cooperate in good faith with the Administrative Agent, the Issuing Bank or the applicable Lender, as the case may be, in seeking a recovery of any Excluded Taxes remitted by the Canadian Subsidiary Borrower or any Canadian Subsidiary Loan Party on behalf of such Persons to a Governmental Authority in accordance with this Agreement.

SECTION 2.18.  Payments Generally; Pro Rata Treatment; Sharing of Set-offs.  (a)  Each Borrower shall make each payment required to be made by it under any Loan Document (whether of principal, amounts owing in respect of B/A Drawings, interest, fees or reimbursement of L/C Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to the time expressly required under such Loan Document for such payment (or, if no such time is expressly required, prior to 12:00 noon, Local Time), on the date when due, in immediately available funds, without set-off or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments (other than those required to be made to the Prepayment Account) shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York 10017 (or, in the case of payments made in respect of the Canadian Obligations, to the Administrative Agent at its offices at 200 Bay Street, 18th Floor, Royal Bank Plaza, South Tower, Toronto, Ontario M5J 2J2), except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made directly to the Persons specified therein.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments under each Loan Document of principal or interest in respect of any Loan or amounts owing in respect of any B/A Drawing (or of any breakage indemnity in respect of any Loan or B/A Drawing) shall be made in the currency of such Loan or B/A Drawing; all other payments under each Loan Document shall be made in U.S. Dollars, except as otherwise expressly provided therein.  At all times that full cash dominion is in effect pursuant to Section 3.06 of the Domestic Security Agreement and the Canadian Security Agreement (or the applicable provisions, if any, of the other Collateral Documents), solely for purposes of determining the amount of Loans available for borrowing purposes or B/As available for drawing, checks and cash or other immediately available funds from collections of items of payment and proceeds of any Collateral shall be applied in whole or in part against the Obligations, on the day of receipt, subject to actual collection.

(b)  If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, amounts owing in respect of B/A Drawings, unreimbursed L/C Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties (based on the U.S. Dollar Equivalent of such amounts or the U.S. Dollar amount thereof, as applicable), and (ii) second, towards the payment of principal, amounts owing in respect of B/A Drawings and unreimbursed L/C Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal, face amounts of B/As and amounts of unreimbursed L/C Disbursements then due to such parties (based on the U.S. Dollar Equivalent of such amounts or the U.S. Dollar amount thereof, as applicable), except that, in the case of any such payment of funds by a Foreign Loan Guarantor on behalf of the Canadian Subsidiary Borrower, the application of such funds set out in clauses (i) and (ii) of this Section 2.18(b) may be reversed in the Administrative Agent’s sole discretion.

(c)  At the election of the Administrative Agent, all payments of principal, interest, amounts owing in respect of any B/A Drawing, L/C Disbursements, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees and expenses pursuant to Section 9.03), and other sums payable under the Loan Documents (in each case, solely to the extent such amounts are payable to the Revolving Lenders), may be paid from the proceeds of Borrowings or B/A Drawings made hereunder, whether made following a request by the applicable Borrower pursuant to Section 2.03 or Section 2.06, as applicable, or deemed a request as provided in this Section 2.18, or may be deducted from any deposit account of the applicable Borrower maintained with the Administrative Agent.  Each Borrower hereby irrevocably authorizes (i) the Administrative Agent to make a Borrowing for the purpose of paying each payment of principal, interest, fees and any other amount as it becomes due under any Loan Document and agrees that all such amounts charged shall constitute Loans (including Swingline Loans) and that all such Borrowings shall be deemed to have been requested pursuant to Sections 2.03, 2.04 or 2.05, as applicable, and (ii) the Administrative Agent to charge any deposit account of such Borrower maintained with the Administrative Agent for each payment of principal, interest, fees and any other amount due under any Loan Document.

(d)  If any Revolving Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans, amounts owing in respect of B/A Drawings or participations in L/C Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, amounts owing in respect of B/A Drawings and participations in L/C Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Revolving Lender, then the Revolving Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans, amounts owing in respect of B/A Drawings and participations in L/C Disbursements and Swingline Loans of other Revolving Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Revolving Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, amounts owing in respect of B/A Drawings and participations in L/C Disbursements and Swingline Loans, provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Revolving Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in L/C Disbursements to any assignee or participant, other than to the Parent Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).  Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Revolving Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(e)  If any Term Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Term Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Term Loans and accrued interest thereon than the proportion received by any other Term Lender, then the Term Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Term Loans of other Term Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Term Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Term Loans, provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Term Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Parent Borrower or any Subsidiary thereof (as to which the provisions of this paragraph shall apply).  Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Term Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(f)  Unless the Administrative Agent shall have received notice from the applicable Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due.  In such event, if the applicable Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of (i)(A) in the case of Loans made to the Parent Borrower or U.S. L/C Disbursements, the Federal Funds Effective Rate, or (B) in the case of Loans made to the Canadian Subsidiary Borrower, Canadian L/C Disbursements or amounts owing in respect of B/A Drawings, the rate reasonably determined by the Administrative Agent to be the cost to it of funding such amount, and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(g)  If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), Section 2.05(d) or (e), Section 2.06(f), Section 2.07(a) or (b), Section 2.18(f) or Section 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.19.  Mitigation Obligations; Replacement of Lenders.  (a)  If any Lender requests compensation under Section 2.15, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  Each Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)  If any Lender requests compensation under Section 2.15, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender defaults in its obligation to fund Loans hereunder, then the applicable Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that (i) the applicable Borrower shall have received the prior written consent of the Administrative Agent and the Issuing Bank, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal amount of its Loans, amounts owing in respect of B/A Drawings and participations in L/C Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it under any Loan Document, from the assignee (to the extent of such outstanding principal, amounts owing in respect of B/A Drawings and accrued interest and fees) or the applicable Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the applicable Borrower to require such assignment and delegation cease to apply.

SECTION 2.20.  Returned Payments.  If after receipt of any payment which is applied to the payment of all or any part of the Obligations, the Administrative Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Administrative Agent or such Lender.  The provisions of this Section 2.20 shall be and remain effective notwithstanding any contrary action which may have been taken by the Administrative Agent or any Lender in reliance upon such payment or application of proceeds.  The provisions of this Section 2.20 shall survive the termination of this Agreement.

SECTION 2.21.  Revolving Commitment Increases; Incremental Term Loans.  (a)  At any time and from time to time during the Availability Period, but in any event, no more than two times during the Availability Period, the Parent Borrower may, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy of such notice to each of the Lenders), request to add (x) one or more increases in the aggregate amount of the Revolving Commitments (each such increase, a “Revolving Commitment Increase”) having terms identical to the existing Revolving Commitments or (y) one or more additional tranches of term loans (the “Incremental Term Loans”), provided that at the time of each such request and upon the effectiveness of each Commitment Increase Amendment (as defined below), (i) no Default has occurred and is continuing or shall result therefrom, (ii) solely with respect to any Revolving Commitment Increase, the Parent Borrower shall be in compliance on a pro forma basis with the covenant contained in Section 6.12 recomputed as of the last day of the most-recently ended fiscal quarter of the Parent Borrower and (iii) the Parent Borrower shall have delivered a certificate of a Financial Officer to the effect set forth in clauses (i) and, solely with respect to any Revolving Commitment Increase, (ii) above, together with reasonably detailed calculations demonstrating compliance with clause (ii) above.  Notwithstanding anything to contrary herein, the aggregate principal amount of (A) the Revolving Commitment Increases shall not exceed $40,000,000 and (B) the Incremental Term Loans shall not exceed $15,000,000.  Each Revolving Commitment Increase shall be in an integral multiple of $2,000,000 and be in an aggregate principal amount that is not less than $15,000,000, provided that such amount may be less than $15,000,000 if such amount represents all the remaining availability under the aggregate principal amount of Revolving Commitment Increases set forth above.  Each Incremental Term Loan shall be in an integral multiple of $1,000,000 and be in an aggregate principal amount that is not less than $2,000,000, provided that such amount may be less than $2,000,000 if such amount represents all the remaining availability under the aggregate principal amount of the Incremental Term Loans set forth above.

(b)  The Incremental Term Loans (i) shall rank pari passu in right of payment in respect of the Collateral and with the Obligations in respect of the Initial Term Loan, (ii) for purposes of prepayments, shall be treated substantially the same as (and in any case no more favorably than) the Initial Term Loan and (iii) shall have terms no less favorable to the Revolving Lenders than the Initial Term Loan.

(c)  Each notice from the Parent Borrower pursuant to this Section 2.21 shall set forth the requested amount of the relevant Revolving Commitment Increases or Incremental Term Loans.  Any additional bank, financial institution, existing Lender or other Person that elects to extend a Revolving Commitment Increase shall be reasonably satisfactory to the Parent Borrower, the Administrative Agent and the Issuing Bank (any such bank, financial institution, existing Lender or other Person being called an “Additional Lender”) and, if not already a Lender, shall become a Lender under this Agreement pursuant to an amendment (a “Commitment Increase Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by Holdings, the Parent Borrower, such Additional Lender and the Administrative Agent.  Any Incremental Term Loan shall be made only by the Initial Term Lender or a Sponsor Affiliate.  No Lender shall be obligated to provide any Revolving Commitment Increase or Incremental Term Loan unless it so agrees.  Commitments in respect of any Revolving Commitment Increase or Incremental Term Loan shall become Commitments (or in the case of any Revolving Commitment Increase to be provided by an existing Revolving Lender, an increase in the Revolving Commitment of such Lender) under this Agreement.  A Commitment Increase Amendment may, without the consent of any other Lenders, effect such amendments to any Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.21.  The effectiveness of any Commitment Increase Amendment shall, unless otherwise agreed to by the Administrative Agent and the Additional Lenders, be subject to the satisfaction of each of the conditions set forth in Section 4.02 on the date thereof.  The proceeds of (i) any Revolving Commitment Increases will be used only for working capital and general corporate purposes and to finance any Permitted Acquisition and (ii) any Incremental Term Loans will be used only to repay outstanding U.S. Revolving Loans and fees, costs and expenses in connection with the incurrence of such Incremental Term Loans.

(d)  Upon each Revolving Commitment Increase pursuant to this Section 2.21, (i) each Revolving Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Additional Lender, and each such Additional Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Lender’s (x) Canadian Revolving Sub-Commitment and (y) participations hereunder in outstanding Letters of Credit and Swingline Loans such that, after giving effect to such Revolving Commitment Increase and each such deemed assignment and assumption, the percentage of the aggregate (A) Canadian Revolving Sub-Commitments, (B) outstanding participations hereunder in Letters of Credit and (C) outstanding participations hereunder in Swingline Loans, in each case held by each Revolving Lender (including each such Additional Lender), will equal such Revolving Lender’s Applicable Percentage and (ii) if, on the date of such Revolving Commitment Increase, there are any Revolving Loans outstanding or amounts owing in respect of outstanding B/A Drawings, such Revolving Loans and amounts owing in respect of outstanding B/A Drawings shall on or prior to the effectiveness of such Revolving Commitment Increase be prepaid from the proceeds of additional Revolving Loans made and B/As accepted and purchased hereunder (reflecting such Revolving Commitment Increase), which prepayment shall (x) be accompanied by accrued interest on the Revolving Loans being prepaid and any costs incurred by any Lender in accordance with Section 2.16 and (y) in the case of outstanding B/A Drawings, be done in accordance with Section 2.11(e).  The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

SECTION 2.22.  Delivery of a Borrowing Base Certificate.  Notwithstanding any provision of this Agreement to the contrary, subsequent to each date on which (x) the Average Availability or (y) Availability for the preceding period of four consecutive Business Days, in either case is less than $30,000,000 (each such date, a “Delivery Trigger Date”), neither Borrower shall be permitted to make a Borrowing, request the issuance of a Letter of Credit or request an acceptance and purchase of a B/A pursuant to this Agreement unless such Borrower shall have delivered to the Administrative Agent a Borrowing Base Certificate pursuant to Section 5.01(f) as of a date no earlier than seven days prior to the date of such Borrowing; provided, however, that after the date that is (i) in the case of the first Delivery Trigger Date, 45 consecutive days after such Delivery Trigger Date, or (ii) in the case of any subsequent Delivery Trigger Date, 180 consecutive days after any such Delivery Trigger Date, neither Borrower shall be required to deliver a Borrowing Base Certificate pursuant to this Section 2.22 if the Reference Availability following such 45 or 180 consecutive days, as the case may be, shall have exceeded $35,000,000 for a period of five consecutive Business Days prior to the date of such Borrowing.

ARTICLE III

Representations and Warranties

Each Loan Party represents and warrants to the Lenders that:

SECTION 3.01.  Organization; Powers.  Each of the Loan Parties and each of its subsidiaries is duly organized, validly existing and, to the extent such concept is applicable in the corresponding jurisdiction, in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and as proposed to be conducted, to execute, deliver and perform its obligations under each Loan Document to which it is a party and to effect the Transactions and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where the conduct of its business requires such qualification.

SECTION 3.02.  Authorization; Enforceability.  The Transactions are within each Loan Party’s corporate (or, to the extent applicable, other organization) powers and have been duly authorized by all necessary corporate (or, to the extent applicable, other organization) action and, if required, stockholder action.  The Loan Documents to which each Loan Party is a party have been duly executed and delivered by such Loan Party and constitute a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03.  Governmental Approvals; No Conflicts.  Except as otherwise set forth in Schedule 3.03, the Transactions (a) do not require any material consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect and (ii) for filings necessary to perfect Liens created pursuant to the Loan Documents, (b) will not violate any Requirement of Law applicable to any Loan Party or any of its subsidiaries, (c) will not violate or result in a default under any material indenture, agreement or other instrument binding upon any Loan Party or any of its subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by any Loan Party or any of its subsidiaries or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation thereunder, and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party or any of its subsidiaries, except Liens created pursuant to the Loan Documents.

SECTION 3.04.  Financial Condition; No Material Adverse Change.  (a)  The Parent Borrower has heretofore furnished to the Administrative Agent the consolidated balance sheet and statements of income, stockholders equity and cash flows of Holdings and its consolidated subsidiaries, in each case (i) as of and for the fiscal year ended December 31, 2007, reported on by Crowe Chizek and Company LLC, independent public accountants, and (ii) as of and for the fiscal quarter ended March 31, 2008, certified by a Financial Officer.  Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Holdings and its consolidated subsidiaries as of such dates and for such periods and, in the case of the financial statements referred to in clause (i) above, were prepared in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes.

(b)  No event, change, effect or circumstance has occurred that, individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect, since December 31, 2007.

SECTION 3.05.  Properties.  (a)  As of the date of this Agreement, Schedule 3.05(a) sets forth the address of each parcel of real property that is owned or leased by each Loan Party after giving effect to the Transactions.  Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and no default by any party to any such lease or sublease exists, except any such default that could not reasonably be expected to result in a Material Adverse Effect.  Each of the Loan Parties and its subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business (including the Mortgaged Properties), except for Permitted Encumbrances and minor defects in title that do not materially interfere with its ability to conduct its business as currently conducted or are described in a mortgage policy of the title insurance or surveys issued in favor of, and accepted by, the Administrative Agent in respect of any property.

(b)  Each Loan Party and its subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business as currently conducted, a list (correct and complete in all material respects) of which, as of the date of this Agreement, is set forth on Schedule 3.05(b), and the use thereof by the Loan Parties and their respective subsidiaries does not infringe in any material respect upon the rights of any other Person, and, as of the date of this Agreement, the Loan Parties’ rights thereto are not subject to any licensing agreement or similar arrangement, except as set forth on Schedule 3.05(b).

(c)  As of the Restatement Effective Date, no Loan Party nor any of its subsidiaries has received notice of, or, to the knowledge of any Responsible Officer of any Loan Party or any of its subsidiaries, has knowledge of, any pending or contemplated condemnation or expropriation proceeding affecting any Mortgaged Property or any sale or disposition thereof in lieu of condemnation.  Except in respect of any purchase agreement entered into for Mortgaged Property that does not conflict with the terms hereof, neither any Mortgaged Property nor any interest therein is subject to any right of first refusal, option or other contractual right to purchase such Mortgaged Property or interest therein.

SECTION 3.06.  Litigation and Environmental Matters.  (a)  There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Responsible Officer of any Loan Party or any of its subsidiaries, threatened against or affecting the Loan Parties or any of their respective subsidiaries (i) that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any of the Loan Documents or the Transactions.

(b)  Except for the Disclosed Matters (i) no Loan Party nor any of its subsidiaries has received written notice of any claim with respect to any Environmental Liability or, to the knowledge of any Responsible Officer of any Loan Party or any of its subsidiaries, knows of any basis for any Environmental Liability, in each case that could reasonably be expected to result in a Material Adverse Effect and (ii) and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, no Loan Party nor any of its subsidiaries (1) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law or (2) has become subject to any Environmental Liability.

SECTION 3.07.  Compliance with Laws and Agreements.  Each Loan Party and its subsidiaries is in compliance with (a) all Requirements of Law applicable to it or its property and (b) all indentures, agreements and other instruments binding upon it or its property, except, in the case of each of clauses (a) and (b), where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.08.  Investment Company Status.  No Loan Party nor any of its subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.09.  Taxes.  Except as set forth on Schedule 3.09, each Loan Party and its subsidiaries (a) has timely filed or caused to be filed all Tax returns and reports required to have been filed, except to the extent that failure to do so could not reasonably be expected to result in a Material Adverse Effect and (b) has paid or caused to be paid all material Taxes required to have been paid by it, except Taxes that are being contested in good faith by appropriate proceedings, provided that such Loan Party or such subsidiary, as applicable, has set aside on its books adequate reserves as required by GAAP and the failure to pay such Taxes could not be expected to result in a Material Adverse Effect.

SECTION 3.10.  ERISA.  (a)  Except as would not reasonably be expected to result in a Material Adverse Effect, each of the Parent Borrower and its Subsidiaries is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations thereunder as applicable to any Plan.  No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.  The present value of all accumulated benefit obligations under all Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plans by an amount that could reasonably be expected to result in a Material Adverse Effect, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $40,000,000 the fair market value of the assets of all such underfunded Plans.  The minimum funding standards of ERISA and the Code with respect to each Plan have been satisfied.

(b)  Canadian Benefit and Pension Plans.  The Canadian Pension Plans are duly registered in accordance with any Requirement of Law that requires registration and no event has occurred which is reasonably likely to cause the loss of such registered status.  All material obligations of the Borrowers and each Subsidiary (including fiduciary, funding, investment and administration obligations) required to be performed in connection with the Canadian Pension Plans and the funding agreements therefor have been performed in a timely fashion.  As of the Restatement Effective Date, there are no outstanding disputes concerning the assets held under the funding agreements for the Canadian Pension Plans or the Canadian Benefit Plans.  The funded status, on a partial wind-up or full wind-up basis, as specified in the attached Schedule 3.10(b), of each of the Canadian Pension Plans as determined in the actuarial valuations last filed with the applicable Governmental Authorities prior to the Restatement Effective Date, which were prepared in accordance with applicable law and based on methods and assumptions that are consistent with generally accepted actuarial principles, is set out in Schedule 3.10(b).  To the knowledge of the Loan Parties, except as set out in Schedule 3.10(b), there has been no full or partial terminations of any Canadian Pension Plan.  As of the Restatement Effective Date, except as set out in Schedule 3.10(b), the Loan Parties have received no inquiries from any Governmental Authority and no notice of any dispute with respect to the potential application of the decision of the Supreme Court of Canada in Monsanto Canada Inc. v. Superintendent of Financial Services (Ontario) [2004], 3 S.C.R. 152 to any Canadian Pension Plan.  No promises of benefit improvements under the Canadian Pension Plans or the Canadian Benefit Plans have been made except where such improvement could not reasonably be expected to have a Material Adverse Effect.  All contributions or premiums required to be made or paid by either Borrower or any Subsidiary to the Canadian Pension Plans, any Canadian Multi-Employer Plan or the Canadian Benefit Plans have been made or paid in a timely fashion in accordance with the terms of such plans and all Requirements of Law.  All employee contributions to the Canadian Pension Plans or the Canadian Benefit Plans by way of authorized payroll deduction or otherwise have been properly withheld or collected by each of the Borrowers and the Subsidiaries, as the case may be, and fully paid into such plans in a timely manner.  Schedule 3.10(b) lists, as of the Restatement Effective Date, all “participation agreements” entered into by either Borrower or any Subsidiary and a labor union with respect to such Borrower or Subsidiary’s participation in a Canadian Multi-Employer Plan and the most current executed supplement thereto as of the Restatement Effective Date.  The pension fund under each Canadian Pension Plan is exempt from the payment of any income tax and, to the knowledge of the Loan Parties, there are no taxes, penalties or interest owing in respect of any such pension fund.  All material reports and disclosures relating to the Canadian Pension Plans required by such plans and any Requirement of Law to be filed or distributed have been filed or distributed in a timely manner.

SECTION 3.11.  Disclosure.  Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document (as modified or supplemented by other information so furnished and excluding information of a general economic or industry-specific nature), when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that with respect to projected financial information, the Parent Borrower and Holdings represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time delivered and, if such projected financial information was delivered prior to the Restatement Effective Date, as of the Restatement Effective Date.

SECTION 3.12.  Solvency.  (a)  To the knowledge of any Loan Party or any of its subsidiaries, immediately after the consummation of the Transactions to occur on the Restatement Effective Date, (i) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise, (ii) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (iii) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured and shall not have ceased to pay its current obligations in the ordinary course of business as they generally become due and (iv) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted after the Restatement Effective Date, in each case after giving effect to any rights of indemnification, contribution or subrogation arising among the Subsidiary Loan Parties pursuant to any Loan Document or by law.

(b)  To the knowledge of any Loan Party or any of its subsidiaries, no Loan Party intends to, or will permit any of its subsidiaries to, and no Loan Party believes that it or any of its subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such subsidiary and after giving effect to any rights of indemnification, contribution or subrogation arising among the Subsidiary Loan Parties pursuant to any Loan Document or by law.

SECTION 3.13.  Insurance.  Schedule 3.13 sets forth a description of all insurance maintained by or on behalf of the Loan Parties and their respective subsidiaries as of the Restatement Effective Date.  As of the Restatement Effective Date, all premiums then due in respect of such insurance have been paid or have been satisfied by a financing expressly permitted hereunder.  Each Loan Party believes that the insurance maintained by or on behalf of Loan Parties and its subsidiaries is in such amounts (with no greater risk retention) and against such risks as is (i) customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (ii) considered adequate by Holdings and the Parent Borrower.

SECTION 3.14.  Capitalization and Subsidiaries.  Holdings does not have any subsidiaries other than the Parent Borrower and the Subsidiaries.  Schedule 3.14 sets forth (a) a correct and complete list of the name and relationship to the Parent Borrower of each Subsidiary, (b) a true and complete listing of each class of each of the Parent Borrower’s and each Subsidiary’s authorized Equity Interests, of which all of such issued shares are validly issued, outstanding, fully paid and non-assessable, and owned beneficially and of record by the Persons identified on Schedule 3.14, and (c) the type of entity of the Parent Borrower and each Subsidiary, in each case as of the Restatement Effective Date.  All of the issued and outstanding Equity Interests issued by any Subsidiary that are owned by any Loan Party have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

SECTION 3.15.  Labor Disputes.  As of the Restatement Effective Date, there are no strikes, lockouts or slowdowns or any other material labor disputes against any Loan Party or any of its subsidiaries pending or, to the knowledge of any Responsible Officer of any Loan Party or any of its subsidiaries, threatened.  The hours worked by and payments made to employees of the Loan Parties and their respective subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable federal, state, provincial, local or foreign law dealing with such matters, except for any such violations that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  All payments due from any Loan Party or any of its subsidiaries, or for which any claim may be made against any Loan Party or any of its subsidiaries, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Loan Party or such subsidiary, except for any such failures to do so that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  There is no organizing activity involving any Loan Party or any of its subsidiaries pending or, to the knowledge of any Responsible Officer of any Loan Party or any of its subsidiaries, threatened by any labor union or group of employees, except those that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.  There are no representation proceedings pending or, to the knowledge of any Loan Party or any of its subsidiaries, threatened with the National Mediation Board, and no labor organization or group of employees of any Loan Party or any of its subsidiaries has made a pending demand for recognition, except those that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.  There are no material complaints or charges against any Loan Party or any of its subsidiaries pending or, to the knowledge of any Responsible Officer of any Loan Party or any of its subsidiaries, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any Loan Party or any of its subsidiaries of any individual, except those that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.  The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Loan Party or any of its subsidiaries is bound.

SECTION 3.16.  Indalex UK Limited.  As of the Restatement Effective Date, Indalex UK Limited does not own, lease, manage or operate any properties or assets (including cash), other than de minimis properties and assets.

ARTICLE IV

Conditions

SECTION 4.01.  Restatement Effective Date.  The amendment and restatement of the Original Credit Agreement and the obligations of the Lenders to make Loans and accept and purchase B/As hereunder and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a)  Credit Agreement and Loan Documents.  The Administrative Agent (or its counsel) shall have received (i) from each Loan Party party hereto and the Required Restatement Lenders either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence reasonably satisfactory to the Administrative Agent (which may include facsimile transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and (ii) duly executed copies of the other Loan Documents (or any amendment or amendment and restatement thereof contemplated by this Agreement to be dated the date hereof) and such other certificates, documents, instruments and agreements as the Administrative Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including any promissory notes requested by a Lender pursuant to Section 2.10(f) payable to the order of each such requesting Lender.

(b)  Legal Opinions.  The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Restatement Effective Date) of each of (i) Kirkland & Ellis LLP, counsel for Holdings, the Parent Borrower and the Subsidiaries, substantially in the form of Exhibit B-1 and (ii) Blake, Cassels & Graydon LLP, Canadian local counsel for the Canadian Subsidiary Borrower, substantially in the form of Exhibit B-2.  Each of Holdings and the Parent Borrower hereby requests such counsel to deliver such opinions.

(c)  Closing Certificates; Certified Certificate of Incorporation; Good Standing Certificates.  The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Restatement Effective Date and executed by its Secretary or Assistant Secretary, which shall (A) certify the resolutions of its Board of Directors, members or other body authorizing the execution, delivery and performance of the Loan Documents to which it is a party, (B) identify by name and title and bear the signatures of the Financial Officers and any other officers of such Loan Party authorized to sign the Loan Documents to which it is a party, and (C) contain appropriate attachments, including the certificate or articles of incorporation or organization of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party and a true and correct copy of its by-laws or operating, management or partnership agreement or a statement that such by-laws or operating, management or partnership agreement has not been amended or otherwise modified since the Effective Date, and (ii) a long-form good standing certificate for each Loan Party from its jurisdiction of organization, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(d)  No Default Certificate.  The Administrative Agent shall have received a certificate, dated the Restatement Effective Date and signed by a Financial Officer, (i) stating that, as of the Restatement Effective Date and after giving effect to the Restatement Transactions, no Default has occurred and is continuing, (ii) stating that the representations and warranties contained in Article III that are qualified by materiality shall be true and correct, and the representations and warranties that are not so qualified shall be true and correct in all material respects, as of the Restatement Effective Date, and (iii) certifying any other factual matters as may be reasonably requested by the Administrative Agent.

(e)  Fees.  The Lenders and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented on or before the Restatement Effective Date (including the reasonable fees and expenses of legal counsel).

(f)  Perfection Certificates; Lien Searches.  The Administrative Agent shall have received (i) completed Perfection Certificates, dated the Restatement Effective Date and signed by a Financial Officer or legal officer of the Parent Borrower or the Canadian Subsidiary Borrower, as applicable, together with all attachments contemplated thereby, and (ii) the results of a recent lien search in (A) each of the jurisdictions where assets of the Loan Parties are located and (B) the jurisdiction of formation of each Loan Party, and such search shall reveal no Liens on any of the assets of the Loan Parties or their respective subsidiaries except for Liens permitted by Section 6.02 or discharged on or prior to the Restatement Effective Date pursuant to documentation reasonably satisfactory to the Administrative Agent.

(g)  Pledged Stock; Stock Powers; Pledged Notes.  The Administrative Agent shall have received (i) the certificates representing the Equity Interests to be pledged pursuant to the Collateral Documents, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged to the Administrative Agent pursuant to the Collateral Documents endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

(h)  Filings, Registrations and Recordings.  Each document (including any financing statement, fixture filing, mortgage, deed of trust or other document) required by the Collateral Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create or maintain in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.02), shall be in proper form for filing, registration or recordation.

(i)  Mortgages, etc.  The Administrative Agent shall have received, with respect to each Mortgaged Property, each of the following, in form and substance reasonably satisfactory to the Administrative Agent:

(i) a Mortgage on such property;

(ii) evidence that a counterpart of the Mortgage (or any necessary amendment to any Mortgage existing immediately prior to the Restatement Effective Date to reflect the consummation of the Restatement Transactions) has been recorded (or delivered to the title insurance company to be recorded after the consummation of the Restatement Transactions) in the place necessary, in the Administrative Agent’s judgment, to create a valid and enforceable first priority Lien in favor of the Administrative Agent for the benefit of itself and the Lenders;

(iii) ALTA title policy or, in respect of any Mortgage (other than a Canadian Mortgage) existing immediately prior to the Restatement Effective Date, a date-down endorsement in respect of the ALTA title policy delivered to the Administrative Agent in respect of such Mortgage; and

(iv) such other information, documentation, and certifications as may be reasonably required by the Administrative Agent,

provided that (A) subject to Section 5.13, the conditions set forth in this Section 4.01(i) shall not apply to the Excluded Mortgages and (B) the conditions set forth in clause (iii) of this Section 4.01(i) in respect of date-down endorsements shall not apply to any Mortgage if the Administrative Agent shall determine, in its reasonable discretion, that, as of the Restatement Effective Date, the cost of satisfying such condition would be excessive in relation to the benefit to the Lenders of satisfying such condition.

(j)  Consummation of Restatement Transactions.  The Restatement Transactions shall have been consummated or shall be consummated substantially simultaneously with the initial funding of the Term Loans on the Restatement Effective Date in accordance with applicable law

(k)  Indebtedness.  After giving effect to the Restatement Transactions, none of Holdings, the Parent Borrower nor any Subsidiary shall have outstanding any Indebtedness or any shares of preferred stock, other than (i) the Loans and other Indebtedness incurred under this Agreement and the other Loan Documents, (ii) the Senior Secured Notes, (iii) Indebtedness set forth on Schedule 6.01 and (iv) the other Indebtedness permitted by Section 6.01.

(l)  Consents and Approvals.  All requisite material Governmental Authorities shall have approved or consented to the Restatement Transactions to the extent required, all applicable waiting periods (including any extensions thereof) shall have expired and there shall be no governmental or judicial action, actual or threatened, that could reasonably be expected to restrain, prevent or impose materially burdensome conditions on the Restatement Transactions.

(m)  Other Documents.  The Administrative Agent shall have received such other documents as the Administrative Agent, the Issuing Bank, any Lender or their respective counsel may have reasonably requested.

The Administrative Agent shall notify the Parent Borrower and the Lenders of the Restatement Effective Date, and such notice shall be conclusive and binding.  Notwithstanding the foregoing, the obligations of the Lenders to make Loans and to accept and purchase B/As and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 5:00 p.m., New York City time, on May 30, 2008 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

SECTION 4.02.  Each Credit Event.  (a)  The obligation of each Lender to make a Loan on the occasion of any Borrowing and accept and purchase any B/A and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(i) the representations and warranties of each of the Loan Parties set forth in the Loan Documents that are qualified by materiality shall be true and correct, and the representations and warranties that are not so qualified shall be true and correct in all material respects, in each case on and as of the date of such Borrowing, the date of the acceptance and purchase of such B/A or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable (other than with respect to any representation and warranty that expressly relates to an earlier date, in which case such representation and warranty shall be true and correct, or true and correct in all material respects, as the case may be, as of such earlier date); and

(ii) at the time of and immediately after giving effect to such Borrowing, the acceptance and purchase of such B/A or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing, each acceptance and purchase of a B/A and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the applicable Borrower on the date thereof as to the matters specified in this Section 4.02(a).

(b)  Prior to (i) the making of each Loan (excluding Swingline Loans), the Administrative Agent shall have received a Borrowing Request meeting the requirements of Section 2.03, (ii) the making of each Swingline Loan, the Swingline Lender shall have received a notice meeting the requirements of Section 2.04(b), (iii) the acceptance and purchase of each B/A, the Administrative Agent shall have received a written request meeting the requirements of Section 2.06(c), (iv) the issuance, amendment, renewal or extension of each Letter of Credit, the Administrative Agent and the Issuing Bank shall have received a notice meeting the requirements of Section 2.05(b), and (v) the issuance of each Letter of Credit, the Issuing Bank shall have received a properly completed letter of credit application on the Issuing Bank’s standard form.

ARTICLE V

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan, amounts owing in respect of B/A Drawings and all fees, expenses and other amounts payable under any Loan Document shall have been paid in full (other than Unliquidated Obligations) and all Letters of Credit shall have expired or terminated (or shall have been cash collateralized or supported by a letter of credit, in each case reasonably satisfactory to the Administrative Agent) and all L/C Disbursements and the aggregate face amount due in respect of outstanding B/As shall have been reimbursed, the Loan Parties covenant and agree, jointly and severally, with the Lenders that:

SECTION 5.01.  Financial Statements; Borrowing Base and Other Information.  Holdings and the Parent Borrower will furnish to the Administrative Agent and each Lender:

(a) within 95 days after the end of each fiscal year of the Parent Borrower, the audited consolidated balance sheet and related statements of income, stockholders’ equity and cash flows for the Parent Borrower and its consolidated subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Crowe Chizek and Company LLC or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Parent Borrower and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Parent Borrower, the unaudited consolidated balance sheet and related statements of income, stockholders’ equity and cash flows for each of the Parent Borrower and its consolidated subsidiaries, on the one hand, and the Canadian Subsidiary Borrower and its consolidated subsidiaries, on the other hand, in each case as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer as presenting fairly in all material respects the financial condition and results of operations of the Parent Borrower and its consolidated subsidiaries or the Canadian Subsidiary Borrower and its consolidated subsidiaries, as the case may be, on a consolidated basis in accordance with GAAP (or, in the case of the financial statements of the Canadian Subsidiary Borrower and its consolidated subsidiaries, Canadian GAAP) consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c) within 30 days after the end of each of the first two fiscal months of each fiscal quarter of the Parent Borrower, the unaudited consolidated balance sheet and related statements of income, stockholders’ equity and cash flows for each of the Parent Borrower and its consolidated subsidiaries, on the one hand, and the Canadian Subsidiary Borrower and its consolidated subsidiaries, on the other hand, in each case as of the end of and for such fiscal month and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer as presenting fairly in all material respects the financial condition and results of operations of the Parent Borrower and its consolidated subsidiaries or the Canadian Subsidiary Borrower and its consolidated subsidiaries;

(d) concurrently with any delivery of financial statements under clause (a), (b) or (c) above, a certificate of a Financial Officer in substantially the form of Exhibit D (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations of the Fixed Charge Coverage Ratio as of the last day of the last fiscal period covered by such financial statements (but only in the event the Fixed Charge Coverage Ratio is then being tested pursuant to Section 6.12) and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(e) as soon as available, but in any event not more than 30 days after the end of each fiscal year of the Parent Borrower, a copy of the plan and forecast (including a projected consolidated and consolidating balance sheet, income statement and funds flow statement) of the Parent Borrower and the Subsidiaries on a consolidated basis for each month of the upcoming fiscal year (the “Projections”) in form reasonably satisfactory to the Administrative Agent and, promptly when available, any significant revisions of such Projections;

(f) as soon as available but in any event within 10 Business Days following the end of each calendar month, and at such other times as may be required pursuant to Section 2.22 or as may be requested by the Administrative Agent, as of the period then ended, a Borrowing Base Certificate and supporting information in connection therewith, together with any additional reports with respect to each Borrowing Base as the Administrative Agent may reasonably request, provided that the Parent Borrower may, at its election and upon notice to the Administrative Agent, deliver the Borrowing Base Certificate required by this Section 5.01(f) on or before the first Friday following the end of each calendar week; provided further that, following such election, the Parent Borrower shall deliver the Borrowing Base Certificate on or before the first Friday following the end of each calendar week until the date that is (i) in the case of the first of such elections, 45 days, or (ii) in the case of any other subsequent such election, 180 days, after the date on which the first Borrowing Base Certificate delivered pursuant to such election is delivered to the Administrative Agent;

(g) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Holdings, the Parent Borrower or any Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, or distributed by Holdings to its shareholders generally, as the case may be;

(h) promptly following any written request therefor from the Administrative Agent (on its own behalf or on behalf of any Lender), such other information regarding the operations, business affairs and financial condition of Holdings, the Parent Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent (on its own behalf or on behalf of such Lender) may reasonably request (including any information required to be provided by the Parent Borrower and the Canadian Subsidiary Borrower pursuant to Section 9.14); and

(i) promptly after the request by the Administrative Agent or any Lender, copies of (i) any documents described in Section 101(k)(1) of ERISA that the Parent Borrower or any of its ERISA Affiliates may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(l)(1) of ERISA that the Parent Borrower or any of its ERISA Affiliates may request with respect to any Multiemployer Plan, provided that if the Parent Borrower or any of its ERISA Affiliates has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, the Parent Borrower or the applicable ERISA Affiliate shall promptly make a request for such documents or notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof.

SECTION 5.02.  Notices of Material Events.  Holdings and the Parent Borrower will furnish to the Administrative Agent (for distribution to each Lender) prompt written notice of a Responsible Officer’s obtaining knowledge of any of the following:

(a) the occurrence of any Default;

(b) receipt of any notice of any governmental investigation or any litigation or proceeding commenced or threatened against any Loan Party that (i) seeks material damages, (ii) seeks material injunctive relief, (iii) is asserted or instituted against any Plan, any Canadian Pension Plan, any Canadian Benefits Plan or, in each case, its fiduciaries or its assets, (iv) alleges criminal misconduct by any Loan Party, (v) alleges the material violation of any law regarding, or seeks material remedies in connection with, any Environmental Laws, (vi) contests any material tax, fee, assessment or other governmental charge, or (vii) involves any product recall;

(c) any Lien (other than Liens permitted hereunder) or claim made or asserted against any of the Collateral;

(d) any loss, damage or destruction to the Collateral in the amount of $5,000,000 or more, whether or not covered by insurance, or the commencement of any action or proceeding for the taking of any material portion of or material interest in the Collateral under power of eminent domain or by condemnation or similar proceeding;

(e) any and all default notices received under or with respect to any leased location or public warehouse where Collateral is located in excess of $500,000 (which shall be delivered within five Business Days after receipt thereof);

(f) the occurrence of any ERISA Event or any fact or circumstance that gives rise to a reasonable expectation that any ERISA Event will occur that, in either case, alone or together with any other ERISA Events that have occurred or are reasonably expected to occur, could reasonably be expected to result in material liability of Holdings, the Parent Borrower and the Subsidiaries;

(g) any failure of either Borrower or any Subsidiary to make any required contribution to any Canadian Pension Plan or the receipt of any notice from the funding agent for any Canadian Pension Plan or from any Governmental Authority to such effect that could reasonably be expected to result in a material liability to Holdings, the Parent Borrower and the Subsidiaries; and

(h) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 5.02 shall be accompanied by a statement of a Financial Officer or other executive officer of the Parent Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03.  Existence.  Each Loan Party will, and will cause each of its subsidiaries to, do or cause to be done all things necessary (a) to preserve, renew and keep in full force and effect (i) its legal existence and (ii) the rights, qualifications, privileges, permits, franchises, governmental authorizations, intellectual property rights, licenses and permits material to the conduct of its business, except, in the case of this subclause (ii), to the extent that failure to do so could not reasonably be expected to result in a Material Adverse Effect, and (b) maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except, in the case of this clause (b), to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect, provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

SECTION 5.04.  Payment of Obligations.  Each Loan Party will, and will cause each of its subsidiaries to, pay or discharge all Material Indebtedness, all material Taxes and all other material liabilities and obligations that have resulted, or may result, in a Lien being imposed on any Loan Party’s assets (other than Liens expressly permitted by Section 6.02), in each case, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Loan Party or such subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (d) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse

Effect.

SECTION 5.05.  Maintenance of Properties.  Each Loan Party will, and will cause each of its subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear, casualty and condemnation excepted.

SECTION 5.06.  Books and Records; Inspection Rights.  (a)  Each Loan Party will, and will cause each of its subsidiaries to, (i) keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities and (ii) permit any representatives designated by the Administrative Agent or any Lender (including employees of the Administrative Agent, any Lender or any consultants, accountants, lawyers and appraisers retained by the Administrative Agent), upon reasonable prior notice but not more than two times in any twelve-month period (unless an Event of Default has occurred and is continuing), to visit and inspect its properties during normal business hours, to examine and make extracts from its books and records (including environmental assessment reports and Phase I or Phase II studies), and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested, provided that a representative of the Loan Parties shall have the right to be present.  After the occurrence and during the continuance of any Event of Default, each Loan Party shall provide the Administrative Agent and each Lender with access to its suppliers. The Loan Parties acknowledge that the Administrative Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders certain Reports pertaining to the Loan Parties’ assets for internal use by the Administrative Agent and the Lenders.

(b)  Each Loan Party will, and will cause each of its subsidiaries to, permit any representatives designated by the Administrative Agent (including any consultants, accountants, lawyers and appraisers retained by the Administrative Agent) to conduct periodic collateral examinations and periodic collateral appraisals of the Parent Borrower’s and the Canadian Subsidiary Borrower’s computation of their respective Borrowing Base and the assets included in each such Borrowing Base, all at such reasonable times and as often as reasonably requested by the Administrative Agent in its sole discretion; provided, however, that so long as no Event of Default has occurred and is continuing, the Administrative Agent shall be limited to (i) three collateral examinations in any twelve month period and (ii) if the Reference Availability (A) is equal to or less than $40,000,000 at any time, two collateral appraisals in the twelve month period commencing at such time or (B) is otherwise, one collateral appraisal in any twelve month period.  The Parent Borrower shall pay the reasonable fees and expenses (including internally allocated fees and expenses of employees of the Administrative Agent) of any such representatives retained by the Administrative Agent as to which invoices have been furnished to conduct any such examination or appraisal, including the reasonable fees and expenses associated with collateral monitoring services performed by the IB ABL Portfolio Mgmt Group of the Administrative Agent.  The Loan Parties acknowledge that the Administrative Agent, after exercising its rights with respect to collateral examinations and collateral appraisals, may prepare and distribute (and, upon the request of any Lender, will distribute) to the Lenders certain Reports pertaining to the Loan Parties’ assets for internal use by the Administrative Agent and the Lenders.  Each of the Parent Borrower and the Canadian Subsidiary Borrower also agrees to modify or adjust the computation of its Borrowing Base (which may include maintaining additional reserves or modifying the eligibility criteria for the components of the Borrowing Base) to the extent required by the Administrative Agent or the Required Lenders as a result of any such collateral examination or collateral appraisal or otherwise.

(c)  In the event that historical accounting practices, systems or reserves relating to the components of either Borrowing Base are modified in a manner that is adverse to the Lenders in any material respect, the Parent Borrower and the Canadian Subsidiary Borrower, as applicable, shall agree to maintain such additional reserves (for purposes of computing the applicable Borrowing Base) in respect of the components of the applicable Borrowing Base and make such other adjustments to its parameters for including the components of the applicable Borrowing Base as the Administrative Agent in its Permitted Discretion shall require based upon such modifications.

SECTION 5.07.  Compliance with Laws.  Each Loan Party will, and will cause each of its subsidiaries to, comply with all Requirements of Law applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.08.  Use of Proceeds.  The proceeds of the Initial Term Loan shall be used on the Restatement Effective Date to repay U.S. Revolving Loans and fees, costs and expenses in connection with the incurrence of such Initial Term Loan (as well as any amounts payable under Section 2.16 in respect of such repayment).  The proceeds of the Revolving Loans and the Swingline Loans shall be used (i) to pay the fees and expenses in connection with the Transactions, (ii) to pay the Purchase Price and (iii) for working capital and general corporate purposes of the applicable Borrower (including any Permitted Acquisition), provided that no more than $15,000,000 in Revolving Loans and Swingline Loans, in the aggregate, may be made in respect of the payment of net working capital adjustments to the Purchase Price required by the Purchase Agreement.  The proceeds of any Incremental Term Loans shall be used on the date such Incremental Term Loans are made to repay U.S. Revolving Loans and fees, costs and expenses in connection with the incurrence of such Incremental Term Loans (as well as any amounts payable under Section 2.16 in respect of such repayment).  No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.  Letters of Credit and B/As will be used only for general corporate purposes.

SECTION 5.09.  Insurance.  Each Loan Party will, and will cause each of its subsidiaries to, maintain with financially sound and reputable carriers (a) insurance in such amounts (with no greater risk retention) with customary deductibles and against such risks (including loss or damage by fire and loss in transit; theft, burglary, pilferage, larceny, embezzlement, and other criminal activities; business interruption; and general liability) and such other hazards, as is (i) customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (ii) considered adequate by Holdings and the Parent Borrower and (b) all insurance as may be required by law.  Each Loan Party shall, and shall cause each of its subsidiaries to, (A) cause all such property and property casualty insurance policies to be endorsed or otherwise amended to include a lender’s loss payable endorsement, in form and substance reasonably satisfactory to the Administrative Agent; (B) deliver original or certified copies of all such policies or a certificate of an insurance broker to the Administrative Agent; (C) cause each such policy to provide that it shall not be canceled, modified or not renewed upon less than 30 days’ prior written notice (or 10 days’ prior written notice in the case of any failure to pay any premium due thereunder) thereof by the insurer to the Administrative Agent; and (D) deliver to the Administrative Agent, prior to the cancelation, modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent), or insurance certificate with respect thereto, together with evidence reasonably satisfactory to the Administrative Agent of payment of the premium therefor.  The Parent Borrower will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained.  Notwithstanding the foregoing, the provisions of this Section 5.09 shall not apply to Caradon Lebanon Inc.

SECTION 5.10.  Depository Banks.  The Parent Borrower and each Subsidiary will maintain the Administrative Agent, Bank of America, N.A., Royal Bank of Canada or such other bank or banks that are reasonably satisfactory to the Administrative Agent, as its principal depository bank, including for the maintenance of operating, administrative, cash management, collection activity, and other deposit accounts for the conduct of its business.

SECTION 5.11.  Additional Collateral; Further Assurances.  (a)  To the extent permitted by applicable law, each Borrower and each Subsidiary Loan Party shall cause each of its subsidiaries formed or acquired after the date of this Agreement to become a Loan Party by executing the Joinder Agreement set forth as Exhibit E hereto (the “Joinder Agreement”).  Upon execution and delivery thereof, each such Person (i) shall automatically become a U.S. Loan Guarantor or a Foreign Loan Guarantor, as applicable, hereunder and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under the Loan Documents and (ii) will grant, by executing the applicable Collateral Documents (or supplements thereto), Liens to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, in any property of such Loan Party that constitutes Collateral, including any parcel of real property owned by such Loan Party having a fair market value in excess of $500,000.

(b)  To the extent permitted by applicable law, Holdings, the Parent Borrower and each Domestic Subsidiary Loan Party will cause (i) 100% of the issued and outstanding Equity Interests of each Domestic Subsidiary and (ii) 65% (or such greater percentage that, due to a change in applicable law after the date hereof, (A) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for U.S. Federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s U.S. parent and (B) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) of each Foreign Subsidiary (including the Canadian Subsidiary Borrower), in each case directly owned by the Parent Borrower or any such Domestic Subsidiary Loan Party, to be subject at all times to a first priority, perfected Lien (subject to Permitted Encumbrances) in favor of the Administrative Agent to secure the Secured Obligations pursuant to the terms and conditions of the applicable Collateral Document or other security documents as the Administrative Agent shall reasonably request.

(c)  To the extent permitted by applicable law, Holdings, the Parent Borrower, the Canadian Subsidiary Borrower and each Subsidiary Loan Party will cause 100% of the issued and outstanding Equity Interests (other than director’s qualifying shares) of each Foreign Subsidiary (including the Canadian Subsidiary Borrower and to the extent not otherwise pledged pursuant to paragraph (b) of this Section 5.11) to be subject at all times to a first priority, perfected Lien (subject to Permitted Encumbrances) in favor of the Administrative Agent to secure the Canadian Secured Obligations pursuant to the terms and conditions of the applicable Collateral Document or other security documents as the Administrative Agent shall reasonably request.

(d)  Without limiting the foregoing and to the extent permitted by applicable law, each Loan Party will, and will cause each of its subsidiaries to, execute and deliver, or cause to be executed and delivered, to the Administrative Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents and such other actions or deliveries of the type required by Section 4.01, as applicable), which may be required by law or which the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all at the expense of the Loan Parties.

(e)  If any material assets (including any real property having a fair market value in excess of $500,000 or improvements thereto or any interest therein) are acquired by any Loan Party after the Restatement Effective Date (other than assets constituting Collateral under the Collateral Documents that become subject to the Lien created by the applicable Collateral Document upon acquisition thereof), such Loan Party will notify the Administrative Agent and the Lenders thereof, and, if requested by the Administrative Agent or the Required Lenders and to the extent permitted by applicable law, such Loan Party will cause such assets to be subjected to a Lien securing the Secured Obligations (in the case of assets of Holdings, the Parent Borrower or any Domestic Subsidiary Loan Party) or the Canadian Secured Obligations (in the case of assets of the Canadian Subsidiary Borrower or any Foreign Subsidiary Loan Party) and will take such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens (subject to any exceptions set forth in the Collateral Documents), including actions described in paragraph (d) of this Section 5.11, all at the expense of the Loan Parties.

(f)  Notwithstanding the foregoing, the Administrative Agent shall not take a security interest in those assets as to which the Administrative Agent shall determine, in its reasonable discretion, that the cost of obtaining such security interest (including any mortgage, stamp, intangibles or other tax) are excessive in relation to the benefit to the Lenders of the security afforded thereby.

SECTION 5.12.  Purchase Price Adjustment.  Promptly upon the receipt of Purchase Price Adjustment Proceeds, if any, each Borrower shall make a prepayment pursuant to Section 2.11(a) in an amount equal to 75% of the Purchase Price Adjustment Proceeds so received by such Borrower (such amount, the “Prepayment Amount”) or such lesser amount as may be necessary to prepay in full all outstanding Borrowings and amounts owed in respect of outstanding B/As, as the case may be, in which case the Borrowers shall be permitted to use the remaining portion of the Prepayment Amount for general corporate purposes, including any Permitted Acquisitions.  The remaining 25% of Purchase Price Adjustment Proceeds, if any, may be used by the Borrowers in accordance with Section 6.08(a)(x).

SECTION 5.13.  Post-Closing Obligations.  In the event that the property subject to an Excluded Mortgage has not been sold in accordance with Section 6.05 (including in connection with a sale and leaseback transaction permitted by Section 6.06) prior to the date that is 90 days after the Restatement Effective Date (or such longer period as the Administrative Agent, in its reasonable discretion, may agree after request by the Parent Borrower), Holdings and the Parent Borrower shall, and shall cause each Subsidiary to, promptly satisfy the conditions set forth in Section 4.01(i) with respect to such Excluded Mortgage.

ARTICLE VI

Negative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan, amounts owing in respect of B/As and all fees, expenses and other amounts payable under any Loan Document have been paid in full (other than Unliquidated Obligations) and all Letters of Credit have expired or terminated (or shall have been cash collateralized or supported by a letter of credit, in each case reasonably satisfactory to the Administrative Agent) and all LC Disbursements and the aggregate face amount due in respect of outstanding B/As shall have been reimbursed, the Loan Parties covenant and agree, jointly and severally, with the Lenders that:

SECTION 6.01.  Indebtedness.  No Loan Party will, nor will it permit any of its subsidiaries to, create, incur or suffer to exist any Indebtedness, except:

(a) the Secured Obligations;

(b) Indebtedness (i) existing on the Effective Date and set forth in Schedule 6.01 and (ii) of the Parent Borrower in respect of the Senior Secured Notes in an aggregate principal amount not to exceed $280,000,000 and, in each case, extensions, refinancings, renewals and replacements of, or exchange for, any such Indebtedness in accordance with clause (f) of this Section 6.01, provided that any such refinancing Indebtedness, if secured, is secured on a second-priority basis only by assets of Holdings, the Parent Borrower and the Domestic Subsidiary Loan Parties that constitute Collateral for the Secured Obligations and shall be subject to the Intercreditor Agreement;

(c) Indebtedness of the Parent Borrower to any Subsidiary and of any Subsidiary to the Parent Borrower or any other Subsidiary, provided that (i) Indebtedness of any Subsidiary that is not a Loan Party to the Parent Borrower or any Subsidiary Loan Party shall be subject to Section 6.04 and (ii) Indebtedness of the Parent Borrower to any Subsidiary and Indebtedness of any Subsidiary that is a Loan Party to any Subsidiary that is not a Loan Party shall be subordinated to the Secured Obligations on terms reasonably satisfactory to the Administrative Agent;

(d) Guarantees by (i) the Parent Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Parent Borrower or any other Subsidiary, provided that (A) the Indebtedness so Guaranteed is permitted by this Section 6.01 (other than clauses (b)(i), (f), (l) and (q) of this Section 6.01), (B) Guarantees by the Parent Borrower or any Subsidiary Loan Party of Indebtedness of any Subsidiary that is not a Loan Party shall be subject to Section 6.04, (C) Guarantees permitted under this clause (d) shall be subordinated to the Secured Obligations of the applicable Subsidiary on the same terms as the Indebtedness so Guaranteed is subordinated to the Secured Obligations and (D) the Senior Secured Notes shall not be Guaranteed by any Subsidiary unless such Subsidiary is a Loan Party that has Guaranteed the Secured Obligations, (ii) Holdings of (A) the Senior Secured Notes to the extent required by the Senior Secured Notes Documents and (B) any Indebtedness of any Loan Party in respect of sale and leaseback transactions permitted by Section 6.06 and (iii) any Subsidiary of Indebtedness of AAG or any of its subsidiaries to the extent such Guarantees are required by the AAG Shareholders Agreement, provided that the aggregate principal amount of the Indebtedness Guaranteed pursuant to this clause (iii) shall not exceed $12,000,000 at any time outstanding;

(e) Indebtedness of the Parent Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets (whether or not constituting purchase money Indebtedness), including Capital Lease Obligations (other than Capital Lease Obligations permitted under Section 6.01(j)) and any Indebtedness assumed by the Parent Borrower or any Subsidiary in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, refinancings, renewals and replacements of any such Indebtedness in accordance with clause (f) of this Section 6.01, provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) (including extensions, refinancings, renewals, replacements and exchanges) shall not exceed $15,000,000 at any time outstanding;

(f) Indebtedness which represents an extension, refinancing, renewal or replacement of, or exchange for, any of the Indebtedness described in clauses (b), (e), (i), (l) and (q) of this Section 6.01, provided that (i) the principal amount of such Indebtedness does not exceed the principal amount (plus any accrued but unpaid interest, premium, fees and expenses) of the Indebtedness being extended, refinanced, renewed or replaced, (ii) any Liens securing such Indebtedness are (A) in the case of Indebtedness of any Subsidiary that is not a Loan Party, not extended to any additional property of any Loan Party and (B) in the case of Indebtedness of a Loan Party, limited to all or part of the same property that secured or, pursuant to the written agreement under which the original Lien arose, was required to secure the original Indebtedness,

(iii) no Loan Party that is not originally obligated with respect to repayment of such Indebtedness of a Person that is not a Loan Party is required to become obligated with respect thereto, (iv) such extension, refinancing, renewal, replacement or exchange does not result in a shortening of the average weighted maturity of the Indebtedness so extended, refinanced, renewed, replaced or exchanged, (v) the terms of any such extension, refinancing, renewal, replacement or exchange are not materially less favorable to the obligor thereunder than the original terms of such Indebtedness and (vi) if the Indebtedness that is extended, refinanced, renewed, replaced or exchanged was subordinated in right of payment to the Secured Obligations, then the terms and conditions of the extension, refinancing, renewal, replacement or exchange Indebtedness must include subordination terms and conditions that are at least as favorable to the Administrative Agent and the Lenders as those that were applicable to the extended, refinanced, renewed or replaced Indebtedness;

(g) Indebtedness owed to any Person (including obligations in respect of letters of credit for the benefit of such Person) providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such person, in each case incurred in the ordinary course of business;

(h) Indebtedness of the Parent Borrower or any Subsidiary in respect of performance bonds, bid bonds, customs bonds, appeal bonds, surety bonds, performance and completion guarantees and similar obligations (other than in respect of other Indebtedness), in each case provided in the ordinary course of business;

(i) Indebtedness of any Person that becomes a Subsidiary after the date hereof, Indebtedness assumed in connection with a Permitted Acquisition (other than Indebtedness permitted under Section 6.01(c)) and, in each case, extensions, refinancings, renewals and replacements of, and exchanges for, any such Indebtedness in accordance with clause (f) of this Section 6.01, provided that (i) such Indebtedness exists at the time such Person becomes a Subsidiary or at the time such Permitted Acquisition is consummated and is not created in contemplation of or in connection with such Person becoming a Subsidiary or the consummation of such Permitted Acquisition and (ii) the aggregate principal amount of Indebtedness permitted by this clause (i) (including extensions, refinancings, renewals, replacements, and exchanges) shall not exceed $9,000,000 at any time outstanding;

(j) Indebtedness (other than Indebtedness permitted under Section 6.01(e)) arising from sale and leaseback transactions otherwise permitted pursuant to Section 6.06 in an aggregate principal amount not to exceed $20,000,000 at any time outstanding;

(k) other unsecured Indebtedness (including any Guarantee of Indebtedness not permitted by clause (d)(iii) of this Section 6.01) in an aggregate principal amount not exceeding $13,000,000 at any time outstanding;

(l) subordinated Indebtedness of Holdings incurred to repurchase Equity Interests in a transaction permitted by Section 6.08(a)(iii);

(m) Indebtedness in respect of insurance premium financings;

(n) Indebtedness of the Loan Parties in respect of Swap Agreements to the extent such Swap Agreements are permitted hereunder;

(o) to the extent constituting Indebtedness, obligations of the Loan Parties and their subsidiaries under operating leases;

(p) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business and other Indebtedness arising in connection with banking services provided by any Person that is not a Lender or an Affiliate of a Lender to the extent such banking services are provided in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of its incurrence;

(q) (i) unsecured subordinated Indebtedness of Holdings to holders of Equity Interests in Holdings, or to financial institutions acting at the direction of such holders, in an aggregate principal amount of $25,000,000, provided that (A) prior to the Maturity Date, no interest shall be paid in respect of such Indebtedness (other than interest payable solely in shares of Qualified Equity Interests or additional payment-in-kind Indebtedness), (B) such Indebtedness does not require any scheduled payment of principal (including pursuant to a sinking fund obligation) or mandatory redemption or redemption at the option of the holders thereof (except for redemptions in respect of asset sales and changes in control on terms that are market terms on the date of issuance) prior to the date that is 180 days after the Maturity Date and (C) such Indebtedness shall otherwise be on terms reasonably satisfactory to the Administrative Agent, and (ii) extensions, refinancings, renewals and replacements of, or exchanges for, any such Indebtedness in accordance with clause (f) of this Section 6.01;

(r) Indebtedness of Foreign Subsidiaries (other than Canadian Subsidiaries) not to exceed an aggregate principal amount of $2,000,000 outstanding at any time;

(s) Indebtedness arising from agreements of the Parent Borrower or any Subsidiary to provide indemnification or similar obligations in connection with the disposition of any business or assets of, or the acquisition of any business or assets by, the Parent Borrower or such Subsidiary, as the case may be, to the extent such disposition or acquisition is permitted hereby, provided that (i) such Indebtedness is not reflected on the balance sheet of the Parent Borrower or any Subsidiary (it being understood and agreed that contingent obligations referred to in a footnote to the financial statements of the Parent Borrower or any Subsidiary shall not be deemed to be reflected on such balance sheet for purposes of this clause (i)) and (ii) the maximum assumable liability in respect of all such Indebtedness shall not exceed the gross proceeds actually received by the Parent Borrower or the applicable Subsidiary in connection with the applicable dispositions or the fair market value of the business or assets acquired by the Parent Borrower or the applicable Subsidiary in connection with the applicable acquisition, as the case may be; and

(t) Indebtedness owed to the Sponsor or any Sponsor Affiliate in respect of unpaid fees and expenses referenced in Section 6.09(f),

provided that the aggregate principal amount of Indebtedness incurred pursuant to clauses (e) (other than Indebtedness incurred pursuant to such clause (e) in connection with a sale and leaseback transaction permitted under Section 6.06), (i) and (k) of this Section 6.01 shall not exceed (x) in the event that Reference Availability as of the applicable date of incurrence is less than or equal to $50,000,000, $25,000,000 as of such date or (y) in the event that Reference Availability as of the applicable date of incurrence is greater than $50,000,000, $35,000,000 as of such date; and provided further that for purposes of complying with this Section 6.01, Holdings, the Parent Borrower and the Subsidiaries will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described above.

SECTION 6.02.  Liens.  No Loan Party will, nor will it permit any of its subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a) Liens created pursuant to any Loan Document;

(b) Permitted Encumbrances;

(c) any Lien on any property or asset of the Parent Borrower or any Subsidiary existing on the Effective Date and set forth in Schedule 6.02, provided that (i) such Lien shall not apply to any other property or asset of the Parent Borrower or Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, refinancings, renewals and replacements thereof that do not increase the outstanding principal amount thereof (plus any accrued but unpaid interest and premium);

(d) Liens on fixed or capital assets acquired, constructed or improved (including any such assets made the subject of a Capital Lease Obligation incurred) by the Parent Borrower or any Subsidiary, provided that (i) such Liens secure Indebtedness permitted by Section 6.01(e), (ii) such Liens and the Indebtedness secured thereby (other than any such Indebtedness that represents interest or an extension, refinancing, renewal or replacement of the Indebtedness described in Section 6.01(e)) are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed $15,000,000 at any time outstanding and (iv) such Liens shall not apply to any other property or assets of the Parent Borrower or Subsidiary;

(e) any Lien existing on any property or asset prior to the acquisition thereof by the Parent Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Loan Party after the date hereof prior to the time such Person becomes a Loan Party, provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Loan Party, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Loan Party and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Loan Party, as the case may be, and extensions, refinancings, renewals and replacements thereof that do not increase the outstanding principal amount thereof (plus any accrued but unpaid interest, premium, fees and expenses);

(f) Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon;

(g) Liens arising out of sale and leaseback transactions permitted by Section 6.06 (including Liens securing Indebtedness permitted by Section 6.01(j));

(h) Liens granted by (i) a Subsidiary in favor of the Parent Borrower or another Loan Party in respect of Indebtedness or other obligations owed by such Subsidiary to the Parent Borrower or such Loan Party and (ii) a Subsidiary that is not a Loan Party in favor of another Subsidiary that is not a Loan Party in respect of Indebtedness or other obligations owed by the first such Subsidiary to the second such Subsidiary;

(i) Liens not otherwise permitted by this Section 6.02 to the extent that neither (A) the aggregate outstanding principal amount of the obligations secured thereby nor (B) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds $1,000,000 at any time outstanding;

(j) Liens (i) created by sales contracts documenting unconsummated asset dispositions permitted hereby and (ii) in favor of consignors, provided that such Liens attach only to those assets that are the subject of the applicable sales contract or that are consigned to the applicable Loan Party or Subsidiary;

(k) Liens arising by operation of law or contract on insurance policies and the proceeds thereof to secure premiums thereunder;

(l) Liens consisting of the interest of (i) the lessor or sublessor under any lease or sublease entered into by any Loan Party or any of its subsidiaries in its ordinary course of business and (ii) the lessee or sublessee under any lease or sublease granted to others by any Loan Party or any of its subsidiaries in its ordinary course of business;

(m) Liens that are rights of set-off or that arise solely by virtue of any statutory or common law provision relating to deposit accounts in favor of banks and other depositary institutions arising in the ordinary course of business;

(n) Liens (i) representing the interest of the licensor or sublicensor under any license or sublicense entered into by any Loan Party or any of its subsidiaries in its ordinary course of business and (ii) arising from the granting of a license to any Person in the ordinary course of business of a Loan Party or any of its subsidiaries, provided that (A) such Liens attach only to those assets that are the subject of the applicable license and (B) in the case of subclause (ii), the granting of such license is permitted hereunder;

(o) Liens attaching solely to cash earnest money deposits in connection with Investments permitted under Section 6.04;

(p) Liens on the assets of Foreign Subsidiaries (other than Canadian Subsidiaries) in an aggregate amount not to exceed $2,000,000;

(q) the filing of UCC financing statements solely as a precautionary measure in connection with operating leases entered into by the Parent Borrower or any Subsidiary in its ordinary course of business;

(r) Liens in favor of the issuers of surety bonds issued for the account of the Parent Borrower or any Subsidiary in its ordinary course of business;

(s) Liens created in connection with (i) banking services provided to any Loan Party or any subsidiary of a Loan Party by any Person that is not a Lender or an Affiliate of a Lender or (ii) Swap Agreements permitted by Section 6.07 and entered into with any Person that is not a Lender or an Affiliate of a Lender, in each case entered into in the ordinary course of business;

(t) Liens on cash collateral for letters of credit excluded from the definition of “Indebtedness” pursuant to clause (i)(y) of such definition, provided that such cash collateral does not exceed $2,000,000 in the aggregate at any time outstanding; and

(u) Liens created under the Senior Secured Notes Documents, provided that the

Intercreditor Agreement has been executed by the parties thereto and delivered to the Administrative Agent.

SECTION 6.03.  Fundamental Changes.  (a)  No Loan Party will, nor will it permit any of its subsidiaries to, merge into or amalgamate or consolidate with any other Person, or permit any other Person to merge into or amalgamate or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing (i) any Subsidiary (other than Canadian Subsidiary Borrower) may merge into the Parent Borrower or the Canadian Subsidiary Borrower in a transaction in which the Parent Borrower or the Canadian Subsidiary Borrower, as applicable, is the surviving corporation, (ii) any Subsidiary may amalgamate with the Canadian Subsidiary Borrower in a transaction in which the resulting entity becomes, and assumes the rights and obligations hereunder of, the Canadian Subsidiary Borrower, (iii) any Subsidiary (other than the Canadian Subsidiary Borrower) may merge into or amalgamate or consolidate with any Subsidiary Loan Party in a transaction in which the surviving or resulting entity is a Loan Party, (iv) any Subsidiary that is not a Loan Party may liquidate, dissolve or merge into or amalgamate or consolidate with another Subsidiary that is not a Loan Party if the Parent Borrower determines in good faith that such liquidation, dissolution, merger, amalgamation or consolidation is in the best interests of the Parent Borrower and is not materially disadvantageous to the Lenders, and (v) any Subsidiary that is permitted to be sold in accordance with Section 6.05(o) may effect such sale by way of merger into or amalgamation or consolidation with another Person or may otherwise be liquidated or dissolved, provided that any such merger, amalgamation or consolidation involving a Person that is not a wholly-owned Subsidiary immediately prior to such merger, amalgamation or consolidation shall not be permitted unless also permitted by Section 6.04.

(b)  The Parent Borrower and the Loan Parties will not engage to any material extent in any business other than businesses of the type conducted by the Parent Borrower and the Loan Parties on the Restatement Effective Date and businesses reasonably related, complementary or ancillary thereto.

(c)  Holdings will not engage in any business or activity other than the ownership of all the outstanding shares of capital stock of the Parent Borrower and activities incidental thereto and compliance with its obligations under the Loan Documents and the Senior Secured Notes Documents and other activities specifically permitted hereby.  Holdings will not own or acquire any assets (other than Equity Interests of the Parent Borrower, the cash proceeds of any Restricted Payments permitted by Section 6.08 and other de minimis assets held in its ordinary course of business) or incur any liabilities (other than liabilities under the Loan Documents, liabilities expressly permitted by the terms hereof (including the Indebtedness of Holdings permitted by Sections 6.01(d), (l) and (q) and other liabilities of Holdings permitted by Section 6.04(e)), unsecured Guarantees of the Senior Secured Notes to the extent required by the Senior Secured Notes Documents, liabilities imposed by law, including tax liabilities, and liabilities reasonably incurred in connection with its maintenance of its existence, including payment of directors).

SECTION 6.04.  Investments, Loans, Advances, Guarantees and Acquisitions.  No Loan Party will, nor will it permit any of its subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Loan Party and a wholly-owned Subsidiary prior to such merger) any Equity Interests in or evidences of Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (whether through purchase of assets, merger or otherwise), except:

(a) cash and Permitted Investments;

(b) investments in existence on the Effective Date and described in Schedule 6.04 and any extension, modification or renewal of any such investments, but only to the extent not involving additional advances, contributions or other investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such investment as in effect on the date of hereof);

(c) investments by Holdings in the Parent Borrower and by the Parent Borrower and the Subsidiaries in Equity Interests in their respective subsidiaries, provided that (i) any such Equity Interests held by a Loan Party shall be pledged pursuant to the applicable Collateral Document (subject to the limitations applicable to Equity Interests of a Foreign Subsidiary pledged to secure the U.S. Secured Obligations referred to in Section 5.11 and to the extent permitted by applicable law) and (ii) the aggregate amount of investments by Loan Parties in Subsidiaries that are not Loan Parties (together with outstanding intercompany loans permitted under clause (ii) to the proviso to Section 6.04(d) and outstanding Guarantees permitted under the proviso to Section 6.04(e)) shall not exceed $7,500,000 at any time outstanding (in each case determined without regard to any write-downs or write-offs);

(d) loans or advances made by the Parent Borrower to any Subsidiary and made by any Subsidiary to the Parent Borrower or any other Subsidiary, provided that (i) any such loans and advances made by a Loan Party shall be evidenced by a promissory note pledged pursuant to the applicable Collateral Document and (ii) the amount of such loans and advances made by Loan Parties to Subsidiaries that are not Loan Parties (together with outstanding investments permitted under clause (ii) to the proviso to Section 6.04(c) and outstanding Guarantees permitted under the proviso to Section 6.04(e)) shall not exceed $7,500,000 at any time outstanding (in each case determined without regard to any write-downs or write-offs);

(e) (i) Guarantees of Indebtedness that are permitted by Section 6.01, provided that the aggregate principal amount of Indebtedness of Subsidiaries that are not Loan Parties that is Guaranteed by any Loan Party (together with outstanding investments permitted under clause (ii) to the proviso to Section 6.04(c) and outstanding intercompany loans permitted under clause (ii) to the proviso to Section 6.04(d)) shall not exceed $7,500,000 at any time outstanding (in each case determined without regard to any write-downs or write-offs) and (ii) Guarantees of obligations (other than Indebtedness) of any Loan Party in respect of sale and leaseback transactions permitted by Section 6.06;

(f) loans or advances made by a Loan Party to its (i) directors, officers and employees in the ordinary course of business for travel and entertainment expenses, relocation costs and similar purposes up to a maximum of $1,000,000 in the aggregate at any one time outstanding and (ii) directors, officers and employees to finance the purchase of Equity Interests in a Loan Party up to a maximum of $1,000,000 in the aggregate at any one time outstanding (in each case determined without regard to any write-downs or write-offs);

(g) investments in the form of Swap Agreements permitted by Section 6.07;

(h) investments of any Person existing at the time such Person becomes a Subsidiary or consolidates, amalgamates or merges with or into the Parent Borrower or any Subsidiary so long as such investments were not made in contemplation of such Person becoming a Subsidiary or of such consolidation, amalgamation or merger;

(i) investments received in connection with the disposition of any asset permitted by Section 6.05;

(j) investments received (i) in exchange for any other investment or account receivable in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other investment or account receivable, (ii) as a result of a foreclosure by the Parent Borrower or any Subsidiary with respect to any secured investment or other transfer of title with respect to any secured investment in default or (iii) in settlement or compromise of legal claims and delinquent accounts receivable;

(k) investments constituting deposits described in clause (c) or (d) of the definition of the term “Permitted Encumbrances” or clause (o), (s) or (t) of Section 6.02;

(l) extensions of trade credit in the ordinary course of business;

(m) (i) investments in AAG either directly or indirectly after the Effective Date in an aggregate amount not in excess of $30,000,000 (plus an amount equal to any returns of capital or sale proceeds actually received in cash in respect of such investment (which amount shall not exceed the amount of such investment valued at cost at the time such investment was made)) and (ii) investments in any other joint venture or similar entity in an aggregate amount not in excess of $5,000,000 (plus an amount equal to any returns of capital or sale proceeds actually received in cash in respect of such investment (which amount shall not exceed the amount of such investment valued at cost at the time such investment was made)); provided, however, that after giving effect to any investment made pursuant to this clause (m), Reference Availability shall be not less than $35,000,000;

(n) (i) the Acquisition and (ii) Permitted Acquisitions, provided that, except to the extent that Permitted Acquisitions are made with Excluded Proceeds, the aggregate purchase price of all such Permitted Acquisitions, which shall be deemed to include, with respect to any such Permitted Acquisition, (A) a good faith estimate by the applicable Loan Party of the post-closing payment adjustments, earn-outs and non-compete payments to be made in connection with such Permitted Acquisition and (B) the principal amount of Indebtedness that is assumed pursuant to Section 6.01(i), shall not exceed $175,000,000 in the aggregate since the Effective Date plus, in each case (without duplication), an amount equal to any returns of capital or sale proceeds actually received in cash in respect of any such Permitted Acquisition (which amount shall not exceed the purchase price paid (including the principal amount of Indebtedness assumed pursuant to Section 6.01(i) in connection therewith and the amount estimated to be paid in respect of post-closing payment adjustments, earn-outs and non-compete payments) in respect of such Permitted Acquisition);

(o) other investments, loans and advances by the Parent Borrower or any Subsidiary (including investments in any minority-owned joint venture) in an aggregate amount, as valued at cost at the time each such investment, loan or advance is made and including all related commitments for future investments, loans or advances (and the principal amount of any Indebtedness that is assumed or otherwise incurred in connection with such investment, loan or advance), not exceeding $5,000,000 in the aggregate for all such investments made or committed to be made from and after the Effective Date plus an amount equal to any returns of capital or sale proceeds actually received in cash in respect of any such investments (which amount shall not exceed the amount of such investment valued at cost at the time such investment was made);

(p) to the extent permitted by the Senior Secured Notes Indenture, investments made with the AAG Proceeds, provided that such investments are made within twelve months after the receipt by the Parent Borrower or any Subsidiary of such AAG Proceeds; and

(q) other investments (other than any acquisition of all the outstanding Equity Interests (other than directors’ qualifying shares) in, or substantially all the assets of, or all or substantially all the assets constituting a division or line of business of, a Person) made with Excluded Proceeds.

SECTION 6.05.  Asset Sales.  No Loan Party will, nor will it permit any of its subsidiaries to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will the Parent Borrower permit any Subsidiary to issue any additional Equity Interest in such Subsidiary (other than to the Parent Borrower or another Subsidiary in compliance with Section 6.04(c)), except:

(a) sales, transfers and dispositions of (i) inventory, (ii) used, obsolete, worn out or surplus equipment or property, (iii) any asset in a like-kind exchange and (iv) Permitted Investments, in each case in the ordinary course of business;

(b) sales, transfers and dispositions to the Parent Borrower or any Subsidiary, provided that any such sales, transfers or dispositions involving a Subsidiary that is not a Loan Party shall be made in compliance with Section 6.09;

(c) (i) sales, transfers and dispositions of accounts receivable in connection with the compromise, settlement or collection thereof consistent with past practice and (ii) the settlement or compromise of any legal claims;

(d) sales, transfers and dispositions of investments permitted by clauses (h), (i) or (j) of Section 6.04 or another asset received as consideration for the disposition of any asset permitted by this Section 6.05 (in each case, other than Equity Interests in a Subsidiary, unless all Equity Interests in such Subsidiary are sold);

(e) sale and leaseback transactions permitted by Section 6.06;

(f) (i) leases or (ii) licenses, in each case entered into the ordinary course of business, to the extent that they do not materially interfere with the business of Holdings, the Parent Borrower or any Subsidiary;

(g) licenses or sublicenses of intellectual property in the ordinary course of business, to the extent that they do not materially interfere with the business of Holdings, the Parent Borrower or any Subsidiary;

(h) dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Parent Borrower or any Subsidiary;

(i) any AAG Dispositions;

(j) the abandonment or other disposition of intellectual property that is, in the reasonable good faith judgment of Holdings or the Parent Borrower, no longer economically practicable or commercially desirable to maintain or useful in the conduct of the business of the Parent Borrower and the Subsidiaries;

(k) the disposition of any investments existing on the Effective Date and set forth on Schedule 6.04;

(l) dispositions of non-core assets acquired in connection with the Acquisition or any Permitted Acquisition;

(m) the sale of the Fostoria Plant;

(n) the provision of samples and displays to consumers or prospective customers; and

(o) sales, transfers and other dispositions of assets (other than Equity Interests in a Subsidiary unless all Equity Interests in such Subsidiary (other than the Canadian Subsidiary Borrower) are sold) that are not permitted by any other clause of this Section 6.05, provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this paragraph (o) shall not exceed $7,500,000 during any fiscal year of the Parent Borrower, provided that all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by clauses (a)(ii), (b), (c), (d) (solely with respect to dispositions of investments permitted by clause (i) or (j) of Section 6.04), (f)(ii), (g), (h), (j) and (n) above) shall be made for fair value and (other than those permitted by clauses (a)(ii), (a)(iii), (b) (unless the disposition is by a Loan Party to a Subsidiary that is not a Loan Party), (c), (d), (f)(ii), (g), (h), (i), (j) or (n) above) for at least 75% cash consideration payable at the time of such sale, transfer or other disposition; provided further that any consideration in the form of (i) Permitted Investments or cash equivalents, in each case that are disposed of for cash consideration within 30 Business Days after such sale, transfer or other disposition or (ii) accounts receivable that are payable in cash, have payment terms customary to the Borrowers and are received in the ordinary course of business shall be deemed to be cash consideration in an amount equal to the amount of such cash consideration for purposes of this proviso.

SECTION 6.06.  Sale and Leaseback Transactions.  No Loan Party will, nor will it permit any of its subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for (a) any such sale of any fixed or capital assets by the Parent Borrower or any Subsidiary that is made for cash consideration in an amount not less than the fair value of such fixed or capital asset and is consummated within 180 days after the Parent Borrower or such Subsidiary acquires or completes the construction of such fixed or capital asset and (b) any such sale of real property by the Parent Borrower or any Subsidiary that is made for cash consideration in an amount (which amount shall exclude customary fees, costs and expenses incurred by the Parent Borrower or such Subsidiary, as the case may be, in connection with such sales as well as the aggregate amount of customary security deposits associated therewith (collectively, the “Excluded Amounts”)) not less than the fair value of the applicable real property, provided that (i) in the case of clause (b), (x) the aggregate fair value of all real property sold in accordance with clause (b) shall not exceed $20,000,000 (which amount shall exclude the Excluded Amounts) and (y) the Parent Borrower shall, on or prior to the date of each such sale, deliver to the Administrative Agent a certificate of a Responsible Officer of the Parent Borrower certifying that such sale complies with the requirements of clause (b), and (ii) in the case of each of clause (a) and (b), if such sale and leaseback results in Indebtedness, such Indebtedness is permitted by Section 6.01(d), Section 6.01(e) or Section 6.01(j) and any Liens made the subject of such Indebtedness is permitted by Section 6.02(b) or Section 6.02(g).

SECTION 6.07.  Swap Agreements.  No Loan Party will, nor will it permit any of its subsidiaries to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Parent Borrower or any Subsidiary are subject or the management of the liabilities of the Parent Borrower or any Subsidiary and not for speculative purposes (other than those in respect of Equity Interests of the Parent Borrower or any Subsidiary), and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Parent Borrower or any Subsidiary.

SECTION 6.08.  Restricted Payments; Certain Payments of Indebtedness.  (a)  No Loan Party will, nor will it permit any of its subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except (i) the Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests, (ii) Holdings may declare and pay dividends with respect to its Equity Interests payable solely in shares of Qualified Equity Interests, (iii) Holdings may make (and the Parent Borrower may declare and make dividends or other distributions to Holdings in amounts necessary to permit Holdings to make) Restricted Payments in an aggregate amount not to exceed $3,000,000 in any fiscal year of the Parent Borrower to cancel, redeem, acquire or repurchase shares of its common or preferred stock held by, or stock options granted to, directors and employees of the Loan Parties in the event of death, disability, termination of employment or retirement of any such director or employee (it being understood that such Restricted Payment may be in the form of Indebtedness subordinated to the Obligations in a manner reasonably acceptable to the Administrative Agent), (iv) Holdings may exchange its Qualified Equity Interests for, and in repayment or prepayment of, any subordinated Indebtedness permitted by Section 6.01(q) or refinance such subordinated Indebtedness with other subordinated Indebtedness to the extent permitted by Section 6.01(q), (v) Holdings may and the Parent Borrower may, or may make Restricted Payments to Holdings so that Holdings may, make Restricted Payments, not exceeding $1,000,000 during any fiscal year, pursuant to and in accordance with stock option plans or other benefit plans approved by the Parent Borrower’s board of directors for management or employees of Holdings, the Parent Borrower and the Subsidiaries, (vi) the Parent Borrower may make Restricted Payments to Holdings at such times and in such amounts (A) not exceeding $500,000 during any fiscal year (or $4,000,000 in any fiscal year of the Parent Borrower following the completion of an IPO where Holdings is the Public Company), as shall be necessary to permit Holdings to discharge its general corporate and overhead (including franchise taxes and directors fees) expenses incurred in the ordinary course and other permitted liabilities and (B) as shall be necessary to pay the Tax liabilities of Holdings directly attributable to (or arising as a result of) the operations of the Parent Borrower and the Subsidiaries; provided, however, that (1) the amount of Restricted Payments pursuant to clause (B) of this clause (vi) shall not exceed the amount that the Parent Borrower and the Subsidiaries would be required to pay in respect of federal, state, provincial and local taxes were the Parent Borrower and the Subsidiaries to pay such taxes as stand-alone taxpayers and (2) all Restricted Payments made to Holdings pursuant to this clause (vi) are used by Holdings for the purposes specified herein within five Business Days after Holdings’ receipt thereof, (vii) the Parent Borrower may make Restricted Payments to the extent necessary to permit Holdings to make, and Holdings may make, payments of or on account of (A) management, consulting and advisory fees, (B) transaction fees and (C) reimbursement of reasonable out-of-pocket costs and expenses incurred in connection with management, consulting and advisory services, in each case to the Sponsor and the Sponsor Affiliates to the extent permitted by Section 6.09(f), provided that, solely with respect to Restricted Payments made pursuant to subclause (A) of this clause (vii), no Event of Default shall have occurred and be continuing or would result therefrom, (viii) concurrently with any issuance of Qualified Equity Interests, Holdings may redeem, purchase or retire any Equity Interests of Holdings using the proceeds of, or convert or exchange any Equity Interests of Holdings for, such Qualified Equity Interests, (ix) to the extent permitted by the Senior Secured Notes Indenture, the Loan Parties may make Restricted Payments from (and within one year of the receipt of) AAG Proceeds, (x) the Loan Parties may make Restricted Payments comprised of no more than 25% of the Purchase Price Adjustment Proceeds, if any,

(xi) Holdings may make repurchases of Equity Interests of Holdings deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants pursuant to and in accordance with stock option plans or other benefit plans approved by the Holdings’s or the Parent Borrower’s board of directors for management or employees of Holdings, the Parent Borrower and the Subsidiaries, (xii) Holdings may and the Parent Borrower may, or may make Restricted Payments to Holdings so that Holdings may, make cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of Holdings or the Parent Borrower, as the case may be, and (xiii) the Parent Borrower may make to Holdings, and Holdings may make, Restricted Payments using Excluded Proceeds.

(b)  No Loan Party will, nor will it permit any of its subsidiaries to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, or any other payment (including any payment under any Swap Agreement) that has a substantially similar effect to any of the foregoing, except:

(i) payment of Indebtedness created under the Loan Documents;

(ii) payment of regularly scheduled interest and principal payments (and fees and expenses payable) as, in the form of payment and when due in respect of any Indebtedness, other than payments in respect of any Indebtedness subordinated to the Secured Obligations to the extent prohibited by the subordination provisions thereof;

(iii) refinancings of Indebtedness to the extent permitted by Section 6.01 and payments described in clause (a)(iv) of this Section 6.08;

(iv) payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(v) payments and prepayments of Indebtedness made with Excluded Proceeds;

(vi) to the extent permitted under the Senior Secured Notes Indenture, (A) the purchase of Senior Secured Notes from the AAG Proceeds, (B) the purchase of Senior Secured Notes in an aggregate amount not to exceed $25,000,000 since the Effective Date if, in the case of this clause (B), the Reference Availability immediately after giving effect to any such purchase shall not be less than $75,000,000, and (C) the purchase of Senior Secured Notes pursuant to an Excess Cash Flow Offer (as defined in the Senior Secured Notes Indenture), provided that, in the case of clause (C), immediately before and after giving effect to such purchase of Senior Secured Notes, the amount equal to (x) the lesser of (1) the Revolving Commitments at such time and (2) the Total Borrowing Base at such time shall exceed (y) the Revolving Exposure at such time by at least $75,000,000;

(vii) payment of obligations under Swap Agreements permitted by Section 6.07 in respect of (A) any mandatory or involuntary termination thereof and (B) any voluntary termination thereof in the ordinary course of business;

(viii) payment of Indebtedness permitted by Section 6.01 to the extent necessary to avoid any Default created by currency fluctuations caused by application of Section 1.05; and

(ix) payments and prepayments of Indebtedness permitted by Section 6.01(c), (d), (e), (g), (i), (j), (k), (l), (m), (o) or (r), provided that, immediately after giving effect to any such payment or prepayment, Reference Availability shall not be less than $35,000,000.

SECTION 6.09.  Transactions with Affiliates.  No Loan Party will, nor will it permit any of its subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions that (i) are in the ordinary course of business and (ii) are at prices and on terms and conditions not less favorable to the Parent Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Parent Borrower and any Subsidiary Loan Party not involving any other Affiliate, (c) transactions between or among the Parent Borrower and any Affiliate that is not a Loan Party so long as such transactions (other than transactions permitted pursuant to Section 6.05(b)) are expressly permitted hereby, (d) the payment of reasonable fees to directors of Holdings, the Parent Borrower or any Subsidiary who are not employees of Holdings, the Parent Borrower or any Subsidiary, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, and employment severance arrangements entered into with, directors, officers or employees of Holdings, the Parent Borrower or the Subsidiaries in the ordinary course of business, (e) any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans approved by the Parent Borrower’s board of directors, (f) (A) so long as no Event of Default has occurred and is continuing, the payment of management, consulting and advisory fees to the Sponsor or any Sponsor Affiliate in an amount not to exceed, in any fiscal year, the greater of (i) $1,000,000 and (ii) 2.00% of EBITDA (as such term is defined in the Management Services Agreement) for the immediately preceding fiscal year, (B) the payment of transaction fees in respect of the Original Transaction to the Sponsor or any Sponsor Affiliate on the Effective Date in an amount not to exceed $4,650,000 and otherwise as set forth in the Management Services Agreement, a copy of which has been delivered to the Administrative Agent prior to the Effective Date, and (C) the reimbursement of reasonable out-of-pocket costs and expenses of the Sponsor or any Sponsor Affiliate incurred in connection with management, consulting and advisory services, provided that, to the extent that any of the fees and expenses referenced in this clause (f) are not permitted to be paid at any time as a result of a failure to meet the conditions set forth in this clause (f), such fees and expenses may be accrued and paid at such time when such conditions are, and continue to be, satisfied, (g) any contribution to the capital of Holdings by the Permitted Holders or any purchase of Equity Interests of Holdings by the Permitted Holders, (h) any Restricted Payment permitted under Section 6.08 and (i) any transactions described on Schedule 6.09.  It is hereby understood and agreed that the incurrence of any Term Loans hereunder shall not violate this Section 6.09.

SECTION 6.10.  Restrictive Agreements.  No Loan Party will, nor will it permit any of its subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of such Loan Party or any of its subsidiaries to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its Equity Interests or to make or repay loans or advances to the Parent Borrower or any other Subsidiary or to Guarantee Indebtedness of the Parent Borrower or any other Subsidiary, provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law, by any Loan Document or by any Senior Secured Notes Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the Effective Date identified on Schedule 6.10 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or any assets pending such sale, provided that such restrictions and conditions apply only to the Subsidiary or the assets that is or are to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (v) clause (a) of the foregoing shall not apply to customary provisions in leases, intellectual property licenses and other contracts restricting the assignment thereof, (vi) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to any Indebtedness of a Subsidiary permitted by Section 6.01(i), (vii) clauses (a) and (b) of the foregoing shall not apply to any subordinated Indebtedness of Holdings or the Parent Borrower permitted hereby and (viii) clauses (a) and (b) of the foregoing shall not apply to restrictions on net worth or cash or other deposits imposed by customers, suppliers or landlords under contracts entered into by the Parent Borrower or any Subsidiary in its ordinary course of business.

SECTION 6.11.  Amendment of Material Documents.  No Loan Party will, nor will it permit any of its subsidiaries to, amend, modify, waive or release any of its rights under (a) any agreement relating to any Indebtedness permitted under Section 6.01(b), (b) its certificate of incorporation, by-laws, operating, management or partnership agreement or other organizational documents, (c) any Acquisition Document, (d) any Senior Secured Notes Documents, (e) the Management Services Agreement or (f) any agreement in respect of any joint venture to which such Loan Party or subsidiary, as applicable, is a party, in each case, to the extent any such amendment, modification or waiver could reasonably be expected to be materially adverse to the Lenders.

SECTION 6.12.  Fixed Charge Coverage Ratio.  If, at any time, (x) Average Availability or (y) Availability for the preceding period of four consecutive Business Days, in either case is less than $25,000,000, then the Borrowers will not permit the Fixed Charge Coverage Ratio at such time, determined for the period of four consecutive fiscal quarters most recently ended at or prior to such time, to be less than 1.10 to 1.00.

SECTION 6.13.  Certain Equity Securities.  No Loan Party will, nor will it permit any of its subsidiaries to, issue any preferred Equity Interests or any Disqualified Equity Interests, except, in the case of Holdings, preferred Equity Interests that are Qualified Equity Interests.

SECTION 6.14.  Changes in Fiscal Periods.  The Parent Borrower will neither (a) permit its fiscal year or the fiscal year of any Subsidiary to end on a day other than December 31, nor (b) change its method of determining fiscal quarters.

ARTICLE VII

Events of Default

If any of the following events (“Events of Default”) shall occur:

(a) either Borrower shall fail to pay any principal of any Loan or the face amount of any B/A or any reimbursement obligation in respect of any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) either Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

(c) any representation or warranty made or deemed made by or on behalf of any Loan Party or any of its subsidiaries in or in connection with this Agreement or any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to a Loan Party’s existence) or 5.08 or in Article VI;

(e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of (i) 10 days after notice thereof from the Administrative Agent (which notice will be given at the request of any Lender) if such breach relates to terms or provisions of Section 5.01, 5.03 through 5.07, 5.09, 5.10 or 5.12 of this Agreement or (ii) 30 days after notice thereof from the Administrative Agent (which notice will be given at the request of any Lender) if such breach relates to terms or provisions of any other Section of this Agreement;

(f) any Loan Party or any of its subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

(g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with all applicable grace periods having expired) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the sale, transfer or other disposition (including as a result of a casualty or condemnation event) of the property or assets securing such Indebtedness (to the extent such sale, transfer or other disposition is not prohibited under this Agreement);

(h) an involuntary case, action or proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Loan Party or any of its subsidiaries or its debts, or of a substantial part of its assets, under any federal, state, provincial or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, interim receiver, receiver manager, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or any of its subsidiaries or for a substantial part of its assets, and, in any such case, such case, action, proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) any Loan Party or any of its subsidiaries shall (i) voluntarily commence any case, action or proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state, provincial or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any case, action, proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, interim receiver, receiver manager, trustee, custodian, sequestrator, conservator or similar official for such Loan Party or any of its subsidiaries or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such case, action or proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j) any Loan Party or any of its subsidiaries shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k) one or more judgments for the payment of money in an aggregate amount in excess of $7,500,000 (excluding amounts covered by funded indemnities or insurance as to which the applicable insurance company is solvent and has acknowledged liability in respect thereof) shall be rendered against any Loan Party, any of its subsidiaries or any combination thereof, and the same shall remain undischarged for a period of 45 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Loan Party or any of its subsidiaries (to the extent such assets attached or levied upon have an aggregate fair market value in excess of $100,000) to enforce any such judgment or any Loan Party or any of its subsidiaries shall fail within 45 days to discharge one or more non-monetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgments or orders, in any such case, are not stayed on appeal or otherwise being appropriately contested in good faith by proper proceedings diligently pursued;

(l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(m) a Change in Control shall occur;

(n) the occurrence of any “default”, as defined in any Loan Document (other than this Agreement) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which default or breach continues beyond any period of grace therein provided, and if no grace period is provided, such period shall be 30 days after notice to the Parent Borrower;

(o) the Loan Guaranty shall fail to remain in full force or effect (except as permitted by the Loan Documents) or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Loan Guaranty, or any Loan Guarantor shall fail to comply with any of the terms or provisions of the Loan Guaranty to which it is a party, or any Loan Guarantor shall deny that it has any further liability under the Loan Guaranty to which it is a party, or shall give notice to such effect;

(p) any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any Collateral purported to be covered thereby, except as permitted by the terms of any Collateral Document, or any Collateral Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document, or any Loan Party shall fail to comply with any of the terms or provisions of any Collateral Document; or

(q) any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Loan Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms);

then, and in every such event (other than an event with respect to Holdings or either Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Parent Borrower, take either or both of the following actions, at the same or different times:  (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans and the B/A Drawings then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans, and the full face amount of all outstanding B/As, so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of each Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower; and in case of any event with respect to Holdings or either Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans and the full face amount of B/As, in each case then outstanding, together with accrued interest thereon and all fees and other obligations of each Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.  Upon the occurrence and the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC and other applicable personal property security laws in the relevant jurisdictions (it being understood and agreed that, except as expressly provided herein (including pursuant to Section 9.08) or in any other Loan Document, only the Administrative Agent, acting on behalf of the Secured Parties, may exercise such rights and remedies in respect of the Collateral).

Solely for purposes of determining whether a Default has occurred under paragraph (h), (i), (j) or (k) of Article VII, any reference in any such paragraph to any Subsidiary shall be deemed not to include any Subsidiary affected by any event or circumstance referred to in such paragraph that did not, as of the last day of the fiscal quarter of the Parent Borrower most-recently ended, have assets with a value equal to or greater than 3.75% of consolidated total assets of the Parent Borrower and its consolidated subsidiaries as of such date, based on the consolidated balance sheet of the Parent Borrower and its consolidated subsidiaries as of such date, provided that if it is necessary to exclude more than one Subsidiary from paragraph (h), (i), (j) or (k) of Article VII pursuant to this paragraph in order to avoid a Default, the aggregate value of the assets of all such excluded Subsidiaries as of such last day may not exceed 7.50% of consolidated total assets of the Parent Borrower and its consolidated subsidiaries as of such date, based on the consolidated balance sheet of the Parent Borrower and its consolidated subsidiaries as of such date.

ARTICLE VIII

The Administrative Agent

Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Bank, and no Loan Party shall have rights as a third party beneficiary of any of such provisions.

The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Loan Parties or any Subsidiary of a Loan Party or other Affiliate thereof as if it were not the Administrative Agent hereunder.

The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents.  Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary or believed by the Administrative Agent in good faith to be necessary under the circumstances as provided in Section 2.05(j), Section 9.02 or Section 9.04(e)), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity.  The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary or believed by the Administrative Agent in good faith to be necessary under the circumstances as provided in Section 2.05(j), Section 9.02 or Section 9.04(e)) or in the absence of its own gross negligence or wilful misconduct.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Parent Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered under or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution)  believed by it to be genuine and to have been signed or sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.  The Administrative Agent may consult with legal counsel (who may be counsel for either Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrowers.  Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a successor.  If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York or an Affiliate of any such bank.  Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents.  The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor.  After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Each Lender and the Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and the Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

Each Lender hereby agrees that (a) it has requested a copy of each Report prepared by or on behalf of the Administrative Agent, (b) the Administrative Agent (i) makes no representation or warranty, express or implied, as to the completeness or accuracy of any Report or any of the information contained therein or any inaccuracy or omission contained in or relating to a Report and (ii) shall not be liable for any information contained in any Report, (c) the Reports are not comprehensive audits or examinations, and that any Person performing any field examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel and that the Administrative Agent undertakes no obligation to update, correct or supplement the Reports, (d) it will keep all Reports confidential and strictly for its internal use, not share the Report with any Loan Party or any other Person except as otherwise permitted pursuant to this Agreement, and (e) without limiting the generality of any other indemnification provision contained in this Agreement, it will pay and protect, and indemnify, defend, and hold the Administrative Agent and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorney fees) incurred by as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

Notwithstanding anything herein to the contrary, none of the Bookrunners or Arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under any Loan

Document, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Issuing Bank hereunder.

ARTICLE IX

Miscellaneous

SECTION 9.01.  Notices.  (a)  Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

(i) if to any Loan Party, to the Parent Borrower at:

Indalex Holding Corp.

75 Tri-State International, Suite 450

Lincolnshire, IL 60069

Attention:  Patrick Lawlor

Facsimile No:  (847) 295-3851

with a copy to:

Sun Capital Partners, Inc.

5200 Town Center Circle, Suite 420

Boca Raton, FL  33486

Attention:  C. Deryl Couch, Esq.

Facsimile No.:  (561) 394-0550

and

Sun Capital Partners, Inc.

11111 Santa Monica Boulevard

Los Angeles, CA 90025

Attention:  Matthew Garff

Facsimile No.:  (310) 473-1119

and

Kirkland & Ellis LLP

200 E. Randolph Drive

Chicago, IL  60601

Attention: Douglas C. Gessner P.C. and Michael D. Wright P.C.

Facsimile No.: (312) 861-2200

(ii) if to the Administrative Agent, the Issuing Bank or the Swingline Lender, to JPMorgan Chase Bank, N.A. at:

Loan and Agency Services Group

1111 Fannin Street, 10th Floor

Houston, TX 77002

Attention:  Cynthia Freeman

Facsimile No:  (713) 750-2223

(iii) if to any other Lender, to it at its address or facsimile number set forth in its Administrative Questionnaire.

All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received or (ii) sent by facsimile shall be deemed to have been given when sent, provided that if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient.

(b)  Notices and other communications to the Lenders and the Issuing Bank hereunder may be delivered or furnished by electronic communications (including e-mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices pursuant to Article II or to compliance and no Event of Default certificates delivered pursuant to Section 5.01(d) unless otherwise agreed by the Administrative Agent and the applicable Lender or the Issuing Bank, as the case may be.  The Administrative Agent or the Parent Borrower (on behalf of the Loan Parties) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. All such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (b)(i) of notification that such notice or communication is available and identifying the website address therefor.

(c)  Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

SECTION 9.02.  Waivers; Amendments.  (a)  No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 9.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan, the acceptance and purchase of a B/A or the issuance, amendment, renewal or extension of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.  No notice or demand on Holdings or either Borrower in any case shall entitle Holdings or such Borrower, as the case may be, to any other or further notice or demand in similar or other circumstances.

(b)  Except as provided in Section 2.21 in connection with any Commitment Increase Amendment, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Parent Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders, provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender (it being understood that a waiver of any condition precedent in Section 4.01 or 4.02 or the waiver of a Default or an Event of Default shall not constitute an increase of any Commitment of a Lender for purposes of this clause (i)), (ii) reduce or forgive the principal amount of any Loan, B/A or LC Disbursement or reduce the rate of interest thereon, or reduce or forgive any interest or fees payable hereunder, without the written consent of each Lender affected thereby (it being understood that neither (A) any amendment to this Agreement that has the effect of increasing Availability or Reference Availability and that is approved by the Required Lenders (or, if applicable, the percentage of Lenders required under clause (v) or (ix) of this Section 9.02(b)) nor (B) any waiver or forgiveness of a Default or Event of Default hereunder, shall constitute a reduction of the rate of interest or Commitment Fees for purposes of this clause (ii)), (iii) postpone the maturity of any Loan or any scheduled date of payment of the principal amount of any Loan, B/A or LC Disbursement, or any date for the payment of any interest, fees or other Obligations payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.18(b), (d) or (e) in a manner that would alter the manner in which payments are shared, without the written consent of (A) in the case of Section 2.18(b), each Lender, (B) in the case of Section 2.18(d), each Revolving Lender and (C) in the case of Section 2.18(e), each Term Lender, (v) increase the advance rates set forth in the definition of either Borrowing Base, add new categories of eligible assets or eliminate Reserves that were imposed by the Required Lenders or by the Administrative Agent at the request of the Required Lenders, in each case in respect of either Borrowing Base, without the written consent of Lenders having Revolving Exposure and unused Revolving Commitments representing more than 66 2/3% of the sum of the total Revolving Exposure and Revolving Commitments at such time (it being understood and agreed that the rescission of a Reserve by the Administrative Agent acting in its Permitted Discretion (as opposed to at the request of the Required Lenders) shall not require the consent of the Lenders under this clause (v)), (vi) change any of the provisions of this Section 9.02 or the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be) (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Term Loans and Revolving Commitments on the date hereof), (vii) release any Loan Guarantor from its obligation under its Loan Guaranty or limit its liability with respect to such Loan Guaranty (except as otherwise expressly permitted herein or in the other Loan Documents), without the written consent of each Lender directly and adversely affected thereby, (viii) except as expressly provided in this Section 9.02 or in any Collateral Document, release all or substantially all the Collateral, without the written consent of each Lender, (ix) eliminate the ineligibility of any portion of the assets comprising either Borrower Base (including the Availability Block), without the written consent of Lenders having Revolving Exposure and unused Revolving Commitments representing more than 66 2/3% of the sum of the total Revolving Exposure and Revolving

Commitments at such time, (x) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of Collateral or payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each affected Class, (xi) change to make less favorable to the Revolving Lenders any of the provisions of (A) Section 9.24 of this Agreement or Section 4.02 of the Domestic Security Agreement (in each case, insofar as such change would alter the relative priority of the Secured Revolving Obligations and the U.S. Term Obligations in respect of Collateral and the proceeds therefrom) or Section 9.25, in each case without the written consent of Lenders having Revolving Exposure and Revolving Commitments representing more than 66 2/3% of the sum of the total Revolving Exposure and Revolving Commitments or (B) Section 9.26 (insofar as such change would alter the 100% approval requirement in respect of the purchase price payable by the Purchasing Party) without the consent of each Revolving Lender or (xii) modify the protection afforded an SPV pursuant to the provisions of Section 9.04(e) without the written consent of such SPV; provided further that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, (B) any waiver, amendment or modification of this Agreement that by its terms affects the rights and duties under this Agreement of Lenders holding Loans or Commitments of a particular Class (but not Lenders holding Loans or Commitments of any other Class) may be effected by an agreement or agreements in writing entered into by the Parent Borrower and the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time, and (C) if the terms of any waiver, amendment or modification of any Loan Document provide that any Class of Loans (together with all accrued interest thereon and all accrued fees payable with respect to the Commitments of such Class) will be repaid or paid in full, and the Commitments of such Class (if any) terminated, as a condition to the effectiveness of such waiver, amendment or modification, then so long as the Loans of such Class (together with such accrued interest and fees) are in fact repaid or paid and such Commitments are in fact terminated, in each case prior to or simultaneously with the effectiveness of such amendment, then such Loans and Commitments shall not be included in the determination of the Required Lenders with respect to such amendment.  The Administrative Agent may also amend the Commitment Schedule to reflect assignments entered into pursuant to Section 9.04.

(c)  The Lenders hereby irrevocably authorize the Administrative Agent, at its option and in its sole discretion, to release any Liens granted to the Administrative Agent by the Loan Parties on any Collateral (i) upon the termination of all the Commitments, payment and satisfaction in full in cash of all Secured Obligations (other than Unliquidated Obligations), and the cash collateralization (or support with a letter of credit reasonably satisfactory to the Administrative Agent) of all Unliquidated Obligations in a manner reasonably satisfactory to each affected Lender, (ii) constituting property being sold or disposed of if the Loan Party disposing of such property certifies to the Administrative Agent that the sale or disposition is made in compliance with the terms of this Agreement (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property leased to a Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement, or (iv) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Administrative Agent and the Lenders pursuant to Article VII.  Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.  The Liens on property described in clauses (c)(i) and (c)(ii) of this paragraph shall be deemed to be released with no action on the part of any Person upon the sale, transfer or other disposition thereof.

(d)  In connection with any proposed amendment, modification, waiver or termination (a

“Proposed Change”) requiring the consent of all Lenders or all affected Lenders, if the consent of the Required Lenders (and, to the extent any Proposed Change requires the consent of Lenders holding Loans of any Class pursuant to clause (vi) or (x) of the first proviso to paragraph (b) of this Section, the consent of a majority in interest of the outstanding Loans and unused Commitments of such Class) to such Proposed Change is obtained, but the consent to such Proposed Change of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in paragraph (b) of this Section being referred to as a “Non-Consenting Lender”), then, so long as the Lender that is acting as Administrative Agent is not a Non-Consenting Lender, the Parent Borrower may, at its sole expense and effort, upon notice to such Non-Consenting Lender and the Administrative Agent, require such Non-Consenting Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that (a) the Parent Borrower shall have received the prior written consent of the Administrative Agent, the Issuing Bank and the Swingline Lender, which consent shall not unreasonably be withheld, (b) such Non-Consenting Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in L/C Disbursements and Swingline Loans and all amounts due to such Lender in respect of outstanding B/As, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (c) the Parent Borrower or such assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 9.04(b).

(e)  In the event that S&P, Moody’s and Thompson’s BankWatch (or InsuranceWatch Ratings Service, in the case of Lenders that are insurance companies (or Best’s Insurance Reports, if such insurance company is not rated by Insurance Watch Ratings Service)) shall, after the date that any Lender becomes a Lender, downgrade the long-term certificate of deposit ratings of such Lender, and the resulting ratings shall be below BBB-, Baa3 and C (or BB, in the case of a Lender that is an insurance company (or B, in the case of an insurance company not rated by InsuranceWatch Ratings Service)), then the Issuing Bank shall have the right, but not the obligation, at its own expense, upon notice to such Lender and the Administrative Agent and following consultation with the Parent Borrower, to replace such Lender with an assignee (in accordance with and subject to the restrictions contained in Section 9.04(b)), and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 9.04(b)) all its interests, rights and obligations under this Agreement to such assignee; provided, however, that (i) no such assignment shall conflict with any law, rule and regulation or order of any Governmental Authority, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in L/C Disbursements and Swingline Loans and all amounts due to such Lender in respect of outstanding B/As, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) the Parent Borrower or such assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 9.04(b).

SECTION 9.03.  Expenses; Indemnity; Damage Waiver.  (a)  The Borrowers, as applicable, shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication and distribution (including, without limitation, via the internet or through a service such as Intralinks) of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions of the Loan Documents (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the reasonable fees, charges and disbursements of one counsel for the Administrative Agent, the Issuing Bank and the Lenders (in addition to one local counsel in each relevant jurisdiction, including Canadian local counsel), in connection with the enforcement, collection or protection of its rights in connection with the Loan Documents, including its rights under this Section 9.03, or in connection with the Loans made, B/As accepted and purchased or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during  any workout, restructuring or negotiations in respect of such Loans, B/As or Letters of Credit.  Expenses being reimbursed by the Borrowers under this Section 9.03 include, without limiting the generality of the foregoing, reasonable costs and expenses incurred in connection with:

(i) appraisals (limited to specified per diem costs and expenses);

(ii) field examinations and the preparation of Reports based on the fees charged by a third party retained by the Administrative Agent or the internally allocated fees for each Person employed by the Administrative Agent with respect to each field examination (limited to specified per diem costs and expenses);

(iii) lien and title searches and title insurance;

(iv) taxes, fees and other charges for recording the Mortgages, filing financing statements and continuations, and other actions to perfect, protect, and continue the Administrative Agent’s Liens;

(v) sums paid or incurred to take any action required of any Loan Party under the Loan Documents that such Loan Party fails to pay or take; and

(vi) forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining the accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral.

All of the foregoing costs and expenses may be charged to the Parent Borrower as Revolving Loans or to another deposit account, all as described in Section 2.18(c).  The above list shall not be construed to negate any specific limitation on the Loan Parties’ obligations to reimburse items hereunder.

(b)  The Borrowers, as applicable, shall indemnify the Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses, including the reasonable fees, charges and disbursements of one counsel for the Indemnitees (in addition to one local counsel in each relevant jurisdiction, including Canadian local counsel), except in the case where there is a divergent or conflicting interest between the Administrative Agent and the Lenders, in which case there shall be one separate counsel for the Administrative Agent, on the one hand, and the Lenders as a group, on the other hand, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any agreement or instrument contemplated thereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby, (ii) any Loan, B/A or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit, but subject to Section 2.05(f)), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property currently or formerly owned or operated by Holdings, the Parent Borrower or any Subsidiary, or any Environmental Liability related in any way to Holdings, the Parent Borrower or any Subsidiary, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Holdings, the Parent Borrower or any Subsidiary and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities or related expenses are determined by a court of competent jurisdiction by final judgment to have resulted from the gross negligence, bad faith or wilful misconduct of such Indemnitee or any of its Related Parties.

(c)  To the extent that either Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section 9.03, each Lender severally agrees to pay to the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, penalty, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Bank or the Swingline Lender in its capacity as such.  For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the aggregate Revolving Exposures, outstanding Term Loans and unused Commitments at the time.

(d)  To the extent permitted by applicable law, no Loan Party shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement or instrument contemplated hereby, the Transactions, any Loan, B/A or Letter of Credit or the use of the proceeds thereof.

(e)  All amounts due under this Section 9.03 shall be payable not later than five Business Days after written demand therefor.

SECTION 9.04.  Successors and Assigns.  (a)  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) neither Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by either Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 9.04.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section 9.04) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)  (i)  Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A) the Parent Borrower, provided that no consent of the Parent Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or,

if an Event of Default has occurred and is continuing, any other assignee;

(B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term Loan or Term Commitment; and

(C) the Issuing Bank, provided that no consent of the Issuing Bank shall be required for an assignment of all or any portion of a Term Loan or Term Commitment,

provided that, notwithstanding anything in this Agreement to the contrary, the rights and obligations in respect of any Term Loan may not be assigned hereunder, except to the Initial Term Lender or a Sponsor Affiliate.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 or, in the case of a Term Loan, $1,000,000, unless each of the Parent Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Parent Borrower shall be required if an Event of Default has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause (B) shall not be construed to prohibit assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, provided that assignments made pursuant to Section 2.19(b) or 9.02(d) shall not require the signature of the assigning Lender to become effective;

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and any tax forms required by Section 2.17(e); and

(E) any assignment of all or a portion of a Revolving Lender’s Revolving Commitment shall be accompanied by a simultaneous assignment of a pro rata portion of such Lender’s Canadian Revolving Sub-Commitment.

For the purposes of this paragraph (b) of this Section 9.04, the term “Approved Fund” has the following meaning:

“Approved Fund” means (a) a CLO and (b) with respect to any Lender that is a fund that invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“CLO” means an entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section 9.04, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section 9.04.

(iv) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans, amounts in respect of B/A Drawings and L/C Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrowers, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire and any tax forms required by Section 2.17(e) (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 9.04 and any written consent to such assignment required by paragraph (b) of this Section 9.04, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register, provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05, Section 2.06(d), Section 2.06(e), Section 2.07(b), Section 2.18(f) or Section 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)  (i) Any Lender may, without the consent of any Loan Party, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it), provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement, provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clauses (i), (ii), (iii), (vii) and (viii) of the first proviso to Section 9.02(b) (to the extent such amendment, modification or waiver directly and adversely affects such Participant).  Subject to paragraph (c)(ii) of this Section 9.04, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 9.04.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Parent Borrower’s prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Parent Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.17(e) as though it were a Lender.

(d)  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 9.04 shall not apply to any such pledge or assignment of a security interest, provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e)  (i) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle organized and administered by such Lender (an “SPV”), identified as such in writing from time to time by such Granting Lender to the Administrative Agent and the Parent Borrower, the option to provide to the applicable Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to such Borrower pursuant to this Agreement, provided that (i) nothing herein shall constitute a commitment by any SPV to make any Loan, (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, such Granting Lender shall be obligated to make such Loan pursuant to the terms hereof, (iii) such Granting Lender’s other obligations under this Agreement shall remain unchanged, (iv) such Granting Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (v) the Borrowers, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with the Granting Lender in connection with such Granting Lender’s right and obligations under this Agreement and (vi) an SPV shall not be entitled to receive any greater payment under Section 2.15 or Section 2.17 than the applicable Granting Lender would have been entitled to receive.  The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender.  Any agreement or instrument pursuant to which the Granting Lender grants such an option to an SPV shall provide that such Granting Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement, provided that such agreement or instrument may provide that such Granting Lender will not, without the consent of such SPV, agree to any amendment, modification or waiver described in clauses (i), (ii), (iii), (vii) and (viii) of the first proviso to Section 9.02(b) (to the extent such amendment, modification or waiver directly and adversely affects such SPV).  Subject to paragraph (e)(ii) of this Section 9.04, each Borrower agrees that each SPV shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 9.04.  To the extent permitted by law, each SPV also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such SPV agrees to be subject to Section 2.18(c) as though it were a Lender.

(ii) An SPV that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless such SPV agrees, for the benefit of the Borrowers, to comply with Section 2.17(e) as though it were a Lender.

(iii) Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender).  In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, such party will not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any state thereof or Canada or any province thereof.

(iv) In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPV may (i) with notice to, but without the prior written consent of, the Parent Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (ii) subject to Section 9.12, disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV.

SECTION 9.05.  Survival.  All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any amount due in respect of any B/A or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.  The provisions of Sections 2.15, 2.16, 2.17, 9.03 and 9.12 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans and amounts due in respect of B/As, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06.  Counterparts; Integration; Effectiveness.  This Agreement may be

executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent or the syndication of the Loans and Commitments constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each Loan Party party hereto and the Required Restatement Lenders, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.07.  Severability.  Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08.  Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Bank and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Bank or any such Affiliate to or for the credit or the account of either Borrower or any Loan Guarantor against any of and all the Secured Obligations held by such Lender or the Issuing Bank, irrespective of whether or not such Lender or the Issuing Bank shall have made any demand under the Loan Documents and although such obligations may be unmatured.  The applicable Lender and the Issuing Bank shall notify the Parent Borrower and the Administrative Agent of such set-off or application, provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section 9.08.  The rights of each Lender, the Issuing Bank and their respective Affiliates under this Section 9.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender, the Issuing Bank and their respective Affiliates may have.

SECTION 9.09.  Governing Law; Jurisdiction; Consent to Service of Process.  (a)  The Loan Documents (other than those containing a contrary express choice of law provision) shall be governed by and construed in accordance with the laws of the State of New York.

(b)  Each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any U.S. Federal or New York State court sitting in New York, New York in any action or proceeding arising out of or relating to any Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

(c)  Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section 9.09.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01.  Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.

SECTION 9.11.  Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12.  Confidentiality.  (a)  Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority, provided that, other than in connection with routine regulatory examinations, the Administrative Agent, the Issuing Bank or the applicable Lender, as the case may be, shall use commercially reasonable efforts to give prior notice of such disclosure to the Parent Borrower to the extent permitted by applicable Requirements of Law, (iii) to the extent required by Requirement of Law or by any subpoena or similar legal process, (iv) to any other party to this Agreement, provided that the Administrative Agent, the Issuing Bank or the applicable Lender, as the case may be, shall use commercially reasonable efforts to give prior notice of such disclosure to the Parent Borrower to the extent permitted by applicable Requirements of Law, (v) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 9.12, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Loan Parties and their obligations, (vii) with the consent of the Parent Borrower or (viii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section 9.12 or (B) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Parent Borrower, provided that the source is not actually known by such disclosing party to be bound by an agreement containing provisions substantially the same as those contained in this Section 9.12.  For the purposes of this Section 9.12, “Information” means all information received from the Parent Borrower relating to the Parent Borrower or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Parent Borrower.  Any Person required to maintain the confidentiality of Information as provided in this Section 9.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(b)  EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12(a) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING HOLDINGS, THE BORROWERS, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

(c)  ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS FURNISHED BY EITHER BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT, WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT HOLDINGS, THE BORROWERS, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES.  ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWERS AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

SECTION 9.13.  Several Obligations; Nonreliance; Violation of Law.  The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. Each Lender hereby represents that it is not relying on or looking to any margin stock for the repayment of the Borrowings provided for herein.  Anything contained in this Agreement to the contrary notwithstanding, neither the Issuing Bank nor any Lender shall be obligated to extend credit to the Borrower in violation of any Requirement of Law.

SECTION 9.14.  USA PATRIOT Act.  Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies each Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies such Borrower, which information includes the name and address of such Borrower and other information that will allow such Lender to identify such Borrower in accordance with the Act.

SECTION 9.15.  Disclosure.  Each Loan Party and each Lender hereby acknowledges and agrees that the Administrative Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Loan Parties and their respective Affiliates.

SECTION 9.16.  Appointment for Perfection.  Each Lender hereby appoints each other

Lender as its agent for the purpose of perfecting Liens, for the benefit of the Administrative Agent and the Lenders, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession.  Should any Lender (other than the Administrative Agent) obtain possession of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.

SECTION 9.17.  Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or B/A Drawing, together with all fees, charges and other amounts which are treated as interest on such Loan or B/A Drawing under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or B/A Drawing in accordance with applicable law, the rate of interest payable in respect of such Loan or B/A Drawing hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or B/A Drawing but were not payable as a result of the operation of this Section 9.17 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or B/A Drawings or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.18.  Quebec.  For greater certainty, and without limiting the powers of the Administrative Agent or any other Person acting as an agent, attorney-in-fact or mandatary for the Administrative Agent under this Agreement or under any other Loan Document, each Lender and Administrative Agent hereby (a) irrevocably constitutes, to the extent necessary, the Administrative Agent as the holder of an irrevocable power of attorney (fondé de pouvoir within the meaning of Article 2692 of the Civil Code of Québec) for the purposes of holding any Liens, including hypothecs, granted or to be granted by any Loan Party on movable or immovable property pursuant to the laws of the Province of Quebec to secure obligations of a Loan Party under any bond issued by a Loan Party; and (b) appoints and agrees that the Administrative Agent, acting as agent for the Lenders, may act as the bondholder and mandatary with respect to any bond that may be issued and pledged from time to time for the benefit of the Lenders the Administrative Agent.

The said constitution of the Administrative Agent as fondé de pouvoir (holder of an  irrevocable power of attorney within the meaning of Article 2692 of the Civil Code of Québec) and as bondholder and mandatary with respect to any such bond shall be deemed to have been ratified and confirmed by any assignee pursuant to Section 9.04 by the execution of the applicable Assignment and Assumption.

Notwithstanding the provisions of Section 32 of An Act respecting the special powers of legal persons (Quebec), the Administrative Agent may purchase, acquire and be the holder of any bond issued by any Loan Party.  Each Loan Party hereby acknowledges that any such bond shall constitute a title of indebtedness, as such term is used in Article 2692 of the Civil Code of Québec.

The Administrative Agent herein appointed as fondé de pouvoir shall have the same rights, powers and immunities of the Administrative Agent as stipulated in Article VIII, which shall apply mutatis mutandis.  Without limitation, the provisions of Article VIII of this Agreement shall apply mutatis mutandis to the resignation and appointment of a successor to the Administrative Agent acting as fondé de pouvoir.

SECTION 9.19.  Judgment Currency.  (a)  The obligations of any Loan Party under this

Agreement and the other Loan Documents to make payments in U.S. Dollars or in Canadian Dollars (in any such case, the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent, the Issuing Bank or the respective Lender, as the case may be, of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent, the Issuing Bank or such Lender, as the case may be, under this Agreement or the other Loan Documents.  If, for the purpose of obtaining or enforcing a judgment against any Loan Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency, the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made at the rate of exchange quoted by the Administrative Agent, determined, in each case, as of the business day immediately preceding the day on which the judgment is given (such business day, the “Judgment Currency Conversion Date”).

(b)  If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, each Loan Party covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the actual date of payment, will produce the amount of the Obligation Currency that could have been purchased with the amount of the Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

(c)  For purposes of determining any rate of exchange for this Section 9.19, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

SECTION 9.20.  Obligations of the Canadian Subsidiary Borrower and Foreign Subsidiary Loan Parties.  Notwithstanding anything contained herein or in the other Loan Documents to the contrary, none of the Canadian Subsidiary Borrower or any Foreign Subsidiary Loan Party shall be liable for any U.S. Secured Obligations, and none of the Collateral pledged by the Canadian Subsidiary Borrower or any Foreign Subsidiary Loan Party shall secure any U.S. Secured Obligations.  In addition, any insurance proceeds from any Collateral pledged by the Canadian Subsidiary Borrower or any Foreign Subsidiary Loan Party shall not be available to pay any U.S. Secured Obligations.

SECTION 9.21.  Intercreditor Agreement.  Each Lender hereby ratifies the appointment under the Original Credit Agreement of JPMorgan Chase Bank, N.A. to act as intercreditor agent (the “Intercreditor Agent”) under the Intercreditor Agreement and hereby ratifies the execution of the Intercreditor Agreement by the Intercreditor Agent in the name of and for the benefit of the Lenders.  Each Lender further expressly accepts and agrees to the terms and provisions of the Intercreditor Agreement.

SECTION 9.22.  Effectiveness of Amendment and Restatement; No Novation.  (a)  Until this Agreement becomes effective in accordance with the terms hereof, the Original Credit Agreement shall remain in full force and effect and shall not be affected hereby.  On and after the Restatement Effective Date, all obligations of Holdings, each Borrower and each Subsidiary Loan Party under the Original Credit Agreement shall become obligations of Holdings, such Borrower or such Subsidiary Loan Party, as applicable, hereunder, secured by the Security Documents, and the provisions of the Original Credit Agreement shall be superseded by the provisions hereof.

(b)  This Agreement shall not extinguish the Loans, any Letters of Credit or any B/As outstanding under the Original Credit Agreement or the Guarantees of the Loan Parties under Article X thereof.  Nothing herein contained shall be construed as a substitution or novation of the Loans, Letters of Credit or B/As outstanding under the Original Credit Agreement or of the Guarantees of the Loan Parties under Article X thereof, which shall remain outstanding after the Restatement Effective Date as modified hereby.  Notwithstanding any provision of this Agreement, the provisions of Sections 2.15, 2.16, 2.17 and 9.03 of the Original Credit Agreement as in effect immediately prior to the Restatement Effective Date will continue to be effective as to all matters arising out of or in any way related to facts or events existing or occurring prior to the Restatement Effective Date.

SECTION 9.23.  Amendment of Security Documents.  By execution of this Agreement, the Lenders hereby consent to the amendment or amendment and restatement, as applicable, of the Security Agreements (as such term is defined in the Original Credit Agreement), to the extent necessary, as contemplated by this Agreement.

SECTION 9.24.  Application of Collateral Proceeds.  (a)  Each of the Lenders hereby agrees that the Administrative Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, under the Domestic Security Agreement or any other Collateral Document securing the U.S. Obligations as follows:

(i) FIRST, to the payment of all costs and expenses incurred by the Administrative Agent in connection with such collection or sale or otherwise in connection with any Loan Document or any of the Secured Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent under any Loan Document on behalf of any Loan Party and any other costs or expenses incurred in connection with the exercise of any right or remedy under any Loan Document;

(ii) SECOND, until the Discharge of Revolving Lender Claims has occurred, to the payment in full of the Secured Revolving Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Secured Revolving Obligations owed to them on the date of any such distribution);

(iii) THIRD, to the payment in full of the U.S. Term Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the U.S. Term Obligations owed to them on the date of any such distribution); and

(iv) FOURTH, to the Loan Parties, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

(b) So long as the Discharge of Revolving Lender Claims has not occurred, any Collateral, or any proceeds of Collateral or payment with respect thereto, received by the Term Lenders in connection with the exercise of any right or remedy (including any right of setoff) or in connection with any Insolvency or Liquidation Proceeding of any Grantor in contravention of the allocation priority set forth in paragraph (a) of this Section shall be segregated and held in trust for the benefit of and forthwith transferred or paid over to the Administrative Agent for the benefit of the other Secured Parties in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, and the Administrative Agent shall apply such proceeds as provided in such paragraph (a), provided that if, in connection with any Insolvency or Liquidation Proceeding of any Grantor, any securities (including debt securities and equity securities; collectively, the “New Securities”) are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan on account of the Secured Revolving Obligations and on account of the U.S. Term Obligations, the holders of the

U.S. Term Obligations shall be entitled to retain any such New Securities distributed under any such plan only if such New Securities are subject to transfer and payment over to the Administrative Agent, for the benefit of the other Secured Parties, on the terms and conditions set forth in this Section 9.24; provided further that, so long as the Discharge of Revolving Lender Claims has not occurred, any payments received by the Term Lenders in respect of such New Securities shall be transferred or paid to the Administrative Agent for the benefit of the other Secured Parties in accordance with this Section 9.24(b).  The provisions of Sections 9.24 and 9.25 will survive the distribution of such New Securities pursuant to such plan and will remain in full force and effect in respect of such New Securities as if the obligations in respect of such New Securities constituted Secured Revolving Obligations and U.S. Term Obligations, respectively, hereunder.  For purposes of the second proviso to this Section 9.24(b), a “Discharge of Revolving Lender Claims” shall not have occurred until the Revolving Lenders shall have been paid in full in cash in an amount equal to (without duplication) (i) all principal, interest (including interest accruing during the pendency of any such Insolvency or Liquidation Proceeding, regardless of whether or not allowed in such Insolvency or Liquidation Proceeding) and other Secured Revolving Obligations under this Agreement (or, with respect to Letters of Credit outstanding hereunder, either termination thereof or delivery of cash collateral in respect thereof on terms substantially similar to those in Section 2.05(j) of this Agreement (or, in lieu of such cash collateral, enter into a backstop letter of credit in favor of the Administrative Agent, in form reasonably satisfactory to the Administrative Agent, in an amount equal to 105% of the face amount of such Letters of Credit)), in each case as such Secured Revolving Obligations are valued immediately prior to the commencement of such Insolvency or Liquidation Proceeding (but taking into account interest accruing during the pendency of such Insolvency or Liquidation Proceeding, regardless of whether or not allowed in such Insolvency or Liquidation Proceeding), plus (ii) all other Secured Revolving Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid, in each case (A) as such Secured Revolving Obligations are valued immediately prior to the commencement of such Insolvency or Liquidation Proceeding and (B) other than contingent indemnities and costs and reimbursement obligations to the extent no claim has been made, minus (iii) the value as of the date the applicable plan of reorganization or similar dispositive restructuring plan becomes effective of any such New Securities, as well as the value as of such date of any other Collateral or proceeds thereof, distributed to the holders of Secured Revolving Obligations under such plan or during the pendency of such Insolvency or Liquidation Proceeding.  The Administrative Agent is hereby authorized to make any such endorsements as agent for the Term Lenders.  This authorization is coupled with an interest and is irrevocable but shall terminate automatically upon the Discharge of Revolving Lender Claims.

(c) With respect to the value of any payments or distributions in cash, property or other assets that any holder of U.S. Term Obligations pays over to or for the benefit of any holder of Secured Revolving Obligations under the terms of this Agreement, such holder of U.S. Term Obligations shall be subrogated to the rights of the holders of Secured Revolving Obligations, provided that such holder of U.S. Term Obligations hereby agrees not to assert or enforce any such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Revolving Lender Claims has occurred.  Each Grantor acknowledges and agrees that the value of any payments or distributions in cash, property or other assets received by the holders of U.S. Term Obligations that are paid over to or for the benefit of any holder of Secured Revolving Obligations shall not reduce any of the U.S. Term Obligations.

(d) Each of the Lenders hereby acknowledges that the terms of the Collateral Documents shall govern the rights of the Lenders in respect of the Collateral.

SECTION 9.25.  Bankruptcy Proceedings.  (a)  The agreements contained in Sections 9.24, 9.25 and 9.26 shall be applicable both before and after the filing of any petition by or against any Grantor in connection with any Insolvency or Liquidation Proceeding and all converted or succeeding cases in respect thereof, and all references herein to any Grantor shall be deemed to apply to the trustee for such Grantor and such Grantor as a debtor-in-possession.

(b)  Notwithstanding anything herein to the contrary, until the Discharge of Revolving Lender Claims has occurred, the Term Lenders will not, in the event of any Insolvency or Liquidation Proceeding of any Grantor, (i) oppose or object to (or support any other Person opposing or objecting to) the use of any Collateral constituting cash collateral under Section 363 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law or any post-petition financing, whether provided by any of the Revolving Lenders or any other Person, under Section 364 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law (“DIP Financing”) so long as the DIP Financing does not compel any Grantor to seek confirmation of a specific plan of reorganization for which all or substantially all the material terms are set forth in the DIP Financing documentation or a related document, other than providing for satisfaction in full in cash of the DIP Financing on or prior to the effective date of such plan of reorganization, (ii) oppose or object to (or support any other Person opposing or objecting to) the payment of interest, fees, expenses or other amounts of the Administrative Agent, the Issuing Bank or any Revolving Lender under Section 506(b) of the Bankruptcy Code or any comparable provision of any other Bankruptcy Law, (iii) oppose or object to (or support any other Person opposing or objecting to) a motion to sell or otherwise dispose of any Collateral free and clear of its Liens or other claims under Section 363 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law so long as the Administrative Agent, for the benefit of the Secured Parties, shall have a Lien on any proceeds resulting from such sale or other disposition, (iv) except to the extent permitted under paragraph (c) of this Section 9.25 or as otherwise agreed by the Administrative Agent, request adequate protection with respect to its rights in the Collateral, (v) oppose or object to (or support any other Person opposing or objecting to) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of claims made by the Administrative Agent (for the benefit of the Secured Parties) or (vi) oppose or object to (or support any other Person opposing or objecting to) any lawful exercise by the Administrative Agent (for the benefit of the Secured Parties) of the right to credit bid the Secured Obligations at any sale of Collateral.

(c)  In any Insolvency or Liquidation Proceeding of any Grantor, the Term Lenders will not oppose or object to (or support any other Person in opposing or objecting to) (i) any request by the Administrative Agent, the Issuing Bank or any Revolving Lender for adequate protection or (ii) any objection, based on a claim of a lack of adequate protection, by the Administrative Agent, the Issuing Bank or any Revolving Lender, to any motion, relief, action or proceeding of any Grantor.  Notwithstanding anything contained in Section 9.25(b) or (c), in any Insolvency or Liquidation Proceeding, if the Administrative Agent, the Issuing Bank or the Revolving Lenders (or any subset thereof) are granted adequate protection in the form of a replacement Lien on additional collateral in connection with any DIP Financing or use of cash collateral under Sections 363 or 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, then the Term Lenders may seek or request adequate protection in the form of a replacement Lien on such additional collateral, which replacement Lien shall be pari passu with any replacement Lien granted to the Administrative Agent, the Issuing Bank or the Revolving Lenders, as the case may be, provided that the priority of any distributions made by any Grantor in respect of any such replacement Lien or administrative expense claim shall be governed by Section 9.24.

(d)  Until the Discharge of Revolving Lender Claims has occurred, the Term Lenders agree that none of them shall seek relief from, or modification of, the automatic stay or any other stay in any Insolvency or Liquidation Proceeding or take any action in derogation thereof, in each case in respect of any Collateral, without the prior written consent of the Administrative Agent (acting with the consent of Revolving Lenders holding a majority of the Revolving Exposure at such time).

(e)  Notwithstanding the foregoing, any holder of U.S. Term Obligations may (i) file a proof of claim or statement of interest with respect to the U.S. Term Obligations in any Insolvency or Liquidation Proceeding commenced by or against any Grantor; (ii) take any action (other than any action that is inconsistent with the priority of payments set forth in Section 9.24 or that is otherwise adverse to the priority status of the Liens on the Collateral securing the Secured Revolving Obligations or the rights of the holders of Secured Revolving Obligations to exercise remedies in respect thereof) in order to preserve or protect its Lien on the Collateral; (iii) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the holders of U.S. Term Obligations, including any claims secured by the Collateral, if any, in each case in accordance with the terms of this Agreement; (iv) file any pleadings, objections, motions or agreements which assert rights available to unsecured creditors of the Grantors arising under any Bankruptcy Law or applicable non-bankruptcy law, in each case not inconsistent with the terms of this Agreement; (v) vote on any plan of reorganization; and (vi) exercise any of its rights or remedies with respect to the Collateral after the Discharge of Revolving Lender Claims.

SECTION 9.26.  Purchase Right.  (a)  Without limiting the rights of the holders of Secured Revolving Obligations under Sections 9.24 and 9.25, the holders of Secured Revolving Obligations agree that at any time following (i) acceleration of the Obligations in accordance with the terms of this Agreement or (ii) the commencement of an Insolvency or Liquidation Proceeding (each, a “Purchase Event”), one or more of the holders of U.S. Term Obligations may request within 60 days after the first date on which a Purchase Event occurs, and the holders of Secured Revolving Obligations hereby offer the holders of U.S. Term Obligations the option, to purchase all, but not less than all (except as expressly set forth in paragraph (b) of this Section 9.26), of the aggregate amount of Secured Revolving Obligations outstanding at the time of purchase at par (or at a price otherwise approved by 100% of the Revolving Lenders) without warranty or representation or recourse (except for representations and warranties required to be made by assigning lenders pursuant to an Assignment and Assumption).  If a holder of the U.S. Term Obligations (a “Purchasing Party”) intends to exercise such right, it shall deliver written notice to the Administrative Agent specifying the date on which the purchase shall occur, which date shall be a Business Day not less than three Business Days nor more than 12 Business Day after receipt by the Administrative Agent of such written notice.  Such notice from a Purchasing Party shall be irrevocable.   If one or more of the holders of U.S. Term Obligations exercises such purchase right, it shall be exercised pursuant to documentation mutually acceptable to the Administrative Agent and such holder(s).  If none of the holders of U.S. Term Obligations exercises such right within 60 days after the first date on which a Purchase Event occurs, the holders of Secured Revolving Obligations shall have no further obligations pursuant to this Section 9.26 for such Purchase Event and may take any further actions in their sole discretion in accordance with this Agreement and the other Loan Documents.

(b)  On the date (the “Purchase Date”) specified by the Purchasing Party in any notice delivered by such Purchasing Party in accordance with paragraph (a) of this Section 9.26, the holders of the Secured Revolving Obligations shall, subject to any required approval of any court or other Governmental Authority, if any, sell to the Purchasing Party, and the Purchasing Party shall purchase from the holders of the Secured Revolving Obligations, all of the Secured Revolving Obligations, provided that the Secured Revolving Obligations purchased shall not include any right of the holders of the Secured Revolving Obligations with respect to any indemnification obligations of the Grantors under the Loan Documents.  The Purchasing Party shall be irrevocably and unconditionally obligated to effect such purchase on the terms in this Section 9.26 not later than the Purchase Date.

(c)  On the Purchase Date, the Purchasing Party shall remit in immediately available funds to such bank account of the Administrative Agent as the Administrative Agent may designate in writing to the Purchasing Party for such purpose the following amounts: (i) the full amount of the Secured

Revolving Obligations then outstanding and unpaid (including principal, interest, fees and expenses, including attorneys’ fees and expenses and, in the case of any Swap Agreement, if terminated, the amount that would be payable by the Parent Borrower or any of its Subsidiaries if it were to terminate such Swap Agreement on the date of such purchase and sale or, if not terminated, an amount reasonably determined by the applicable Revolving Lender (or Affiliate thereof) party to such Swap Agreement to be necessary to collateralize its credit risk arising from such Swap Agreement) and (ii) furnish to the Administrative Agent an amount in cash equal to 105% of the U.S. L/C Exposure and the Canadian L/C Exposure (subject to return if the Letters of Credit expire or are canceled).  From time to time after the Purchase Date, upon demand, the Purchasing Party shall reimburse the Administrative Agent and the Revolving Lenders for any loss, cost, damage or expense (including reasonable attorneys’ fees and expenses) in connection with any fees, costs or expenses related to any checks or other payments provisionally credited to the Secured Revolving Obligations and/or as to which the Revolving Lenders have not yet received final payment.

(d)  The Administrative Agent shall, promptly following its receipt thereof, distribute the amounts received by it in respect of such purchase price to the Secured Parties ratably according to the Secured Revolving Obligations owing to the Secured Parties.  Interest shall be calculated to but excluding the day on which such purchase and sale occur, if the amounts so paid by the Purchasing Party to the bank account designated by the Administrative Agent are received in such bank account prior to 12:00 noon, New York City time, and interest shall be calculated to and including such day if the amounts so paid by the Purchasing Party to the bank account designated by the Administrative Agent are received in such bank account later than 12:00 noon, New York City time.

ARTICLE X

Loan Guaranty

SECTION 10.01.  Guaranty.  (a)  Each U.S. Loan Guarantor hereby agrees that it is jointly and severally liable for, and, as primary obligor and not merely as surety, absolutely and unconditionally guarantees to the Lenders the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Secured Obligations and all costs and expenses including, without limitation, all court costs and attorneys’ and paralegals’ fees and expenses paid or incurred by the Administrative Agent, the Issuing Bank and the Lenders in endeavoring to collect all or any part of the Secured Obligations from, or in prosecuting any action against, either Borrower, any Loan Guarantor or any other guarantor of all or any part of the Secured Obligations (such costs and expenses, together with the Secured Obligations, collectively the “U.S. Guaranteed Obligations”).  Each U.S. Loan Guarantor further agrees that the U.S. Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal.

(b)  Each Foreign Loan Guarantor hereby agrees that it is jointly and severally liable for, and, as primary obligor and not merely as surety, absolutely and unconditionally guarantees to the Lenders the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Canadian Secured Obligations and all costs and expenses including, without limitation, all court costs and attorneys’ and paralegals’ fees and expenses paid or incurred by the Administrative Agent, the Issuing Bank and the Lenders in endeavoring to collect all or any part of the Canadian Secured Obligations from, or in prosecuting any action against, either Borrower, any Loan Guarantor or any other guarantor of all or any part of the Canadian Secured Obligations (such costs and expenses, together with the Canadian Secured Obligations, collectively the “Foreign Guaranteed Obligations” and, together with the U.S. Guaranteed Obligations, the “Guaranteed Obligations”).  Each Foreign Loan Guarantor further agrees that the Foreign Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal.

(c)  All terms of this Loan Guaranty apply to and may be enforced by or on behalf of any domestic or foreign branch or Affiliate of any Lender that extended any portion of the Guaranteed Obligations.

SECTION 10.02.  Guaranty of Payment.  This Loan Guaranty is a guaranty of payment and not of collection.  Each Loan Guarantor waives any right to require the Administrative Agent, the Issuing Bank or any Lender to sue either Borrower, any Loan Guarantor, any other guarantor, or any other person obligated for all or any part of the Guaranteed Obligations (each, an “Obligated Party”), or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.

SECTION 10.03.  No Discharge or Diminishment of Loan Guaranty.  (a)  Except as otherwise provided for herein, the obligations of each Loan Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the payment in full in cash of the U.S. Guaranteed Obligations or the Foreign Guaranteed Obligations, as the case may be), including:  (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of either Borrower or any other guarantor of or other person liable for any of the Guaranteed Obligations; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Obligated Party, or their assets or any resulting release or discharge of any obligation of any Obligated Party; or (iv) the existence of any claim, setoff or other rights which any Loan Guarantor may have at any time against any Obligated Party, the Administrative Agent, the Issuing Bank, any Lender, or any other person, whether in connection herewith or in any unrelated transactions.

(b)  The obligations of each Loan Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Obligated Party, of the Guaranteed Obligations or any part thereof.

(c)  Further, the obligations of any Loan Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of the Administrative Agent, the Issuing Bank or any Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations; (iii) any release, non-perfection, or invalidity of any indirect or direct security for the obligations of either Borrower for all or any part of the Guaranteed Obligations or any obligations of any other guarantor of or other person liable for any of the Guaranteed Obligations; (iv) any action or failure to act by the Administrative Agent, the Issuing Bank or any Lender with respect to any collateral securing any part of the Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Loan Guarantor or that would otherwise operate as a discharge of any Loan Guarantor as a matter of law or equity (other than the payment in full in cash of the Guaranteed Obligations).

SECTION 10.04.  Defenses Waived.  To the fullest extent permitted by applicable law, each Loan Guarantor hereby waives any defense based on or arising out of any defense of either Borrower or any Loan Guarantor or the unenforceability of all or any part of the Guaranteed Obligations from any cause, or the cessation from any cause of the liability of either Borrower or any Loan Guarantor, other than the payment in full in cash of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Loan Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any person against any Obligated Party, or any other person.  The Administrative Agent may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the Guaranteed Obligations, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party, without affecting or impairing in any way the liability of such Loan Guarantor under this Loan Guaranty except to the extent the Guaranteed Obligations have been fully paid in cash.  To the fullest extent permitted by applicable law, each Loan Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Loan Guarantor against any Obligated Party or any security.

SECTION 10.05.  Rights of Subrogation.  No Loan Guarantor will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification that it has against any Obligated Party, or any collateral, until the Loan Parties and the Loan Guarantors have fully performed all their obligations (other than Unliquidated Obligations) to the Administrative Agent, the Issuing Bank and the Lenders.

SECTION 10.06.  Reinstatement; Stay of Acceleration.  If at any time any payment of any portion of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of either Borrower or otherwise, each Loan Guarantor’s obligations under this Loan Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not the Administrative Agent, the Issuing Bank and the Lenders are in possession of this Loan Guaranty. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of either Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by the Loan Guarantors forthwith on demand by the Lender.

SECTION 10.07.  Information.  Each Loan Guarantor assumes all responsibility for being and keeping itself informed of the applicable Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the applicable Guaranteed Obligations and the nature, scope and extent of the risks that each Loan Guarantor assumes and incurs under this Loan Guaranty, and agrees that neither the Administrative Agent, the Issuing Bank nor any Lender shall have any duty to advise any Loan Guarantor of information known to it regarding those circumstances or risks.

SECTION 10.08.  Taxes.  All payments of the Guaranteed Obligations will be made by each Loan Guarantor free and clear of and without deduction for any Indemnified Taxes or Other Taxes, provided that if any Loan Guarantor shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 10.08) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Guarantor shall make such deductions and (iii) such Loan Guarantor shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

SECTION 10.09.  Maximum Liability.  The provisions of this Loan Guaranty are severable, and in any action or proceeding involving any state, provincial or foreign corporate law, or any federal, state, provincial or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Loan Guarantor under this Loan Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Loan Guarantor’s liability under this Loan Guaranty, then, notwithstanding any other provision of this Loan Guaranty to the contrary, the amount of such liability shall, without any further action by the Loan Guarantors or the Lenders, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Loan Guarantor’s “Maximum Liability”).  This Section 10.09 with respect to the Maximum Liability of each Loan Guarantor is intended solely to preserve the rights of the Lenders to the maximum extent not subject to avoidance under applicable law, and no Loan Guarantor nor any other person or entity shall have any right or claim under this Section 10.09 with respect to such Maximum Liability, except to the extent necessary so that the obligations of any Loan Guarantor hereunder shall not be rendered voidable under applicable law.  Each Loan Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each Loan Guarantor without impairing this Loan Guaranty or affecting the rights and remedies of the Lenders hereunder, provided that nothing in this sentence shall be construed to increase any Loan Guarantor’s obligations hereunder beyond its Maximum Liability.

As an original and independent obligation under this Guaranty, each U.S. Loan Guarantor or Foreign Loan Guarantor, as the case may be, shall indemnify each of the Administrative Agent, the Issuing Bank and each Lender (together with its Affiliates, if applicable; such Persons, the “Guaranteed Parties”) and keep each of them indemnified against all costs, losses, expenses and liabilities of whatever kind resulting from the failure by any of the U.S. Loan Guarantors or Foreign Loan Guarantors, as the case may be, to make due and punctual payment of any of the U.S. Guaranteed Obligations or Foreign Guaranteed Obligations, as the case may be, or resulting from any of the U.S. Guaranteed Obligations or Foreign Guaranteed Obligations, as the case may be, being or becoming void, voidable, unenforceable or ineffective against such U.S. Loan Guarantors or Foreign Loan Guarantors, as the case may be (including all legal and other costs, charges and expenses incurred by the Guaranteed Parties, or any of them, in connection with preserving or enforcing, or attempting to preserve or enforce, its rights under this Guaranty) and pay on demand the amount of such costs, losses, expenses and liabilities whether or not any of the Guaranteed Parties have attempted to enforce any rights against any other Loan Guarantor or any other Person or otherwise.

SECTION 10.10.  Contribution.  (a)  In the event any U.S. Loan Guarantor (a “U.S. Paying Guarantor”) shall make any payment or payments under this Loan Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Loan Guaranty, each other U.S. Loan Guarantor (each a “U.S. Non-Paying Guarantor”) shall contribute to such U.S. Paying Guarantor an amount equal to such U.S. Non-Paying Guarantor’s Domestic Applicable Percentage (as defined below) of such payment or payments made, or losses suffered, by such U.S. Paying Guarantor.  For purposes of this paragraph (a) of this Section 10.10, each U.S. Non-Paying Guarantor’s “Domestic Applicable Percentage” with respect to any such payment or loss by a U.S. Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such U.S. Non-Paying Guarantor’s Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such U.S. Non-Paying Guarantor’s Maximum Liability has not been determined, the aggregate amount of all monies received by such U.S. Non-Paying Guarantor from the Parent Borrower after the date hereof (whether by loan, capital infusion or by other means) to (ii) the aggregate Maximum Liability of all U.S. Loan Guarantors hereunder (including such U.S. Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any U.S. Loan Guarantor, the aggregate amount of all monies received by such

U.S. Loan Guarantors from the Parent Borrower after the date hereof (whether by loan, capital infusion or by other means).  Nothing in this provision shall affect any U.S. Loan Guarantor’s several liability for the entire amount of the U.S. Guaranteed Obligations (up to such U.S. Loan Guarantor’s Maximum Liability).

(b)  In the event any Foreign Loan Guarantor (a “Foreign Paying Guarantor”) shall make any payment or payments under this Loan Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Loan Guaranty, each other Foreign Loan Guarantor (each a “Foreign Non-Paying Guarantor” and, collectively together with the Domestic Non-Paying Guarantors, the “Non-Paying Guarantors”) shall contribute to such Foreign Paying Guarantor an amount equal to such Foreign Non-Paying Guarantor’s Foreign Applicable Percentage (as defined below) of such payment or payments made, or losses suffered, by such Foreign Paying Guarantor.  For purposes of this paragraph (b) of this Section 10.10, each Foreign Non-Paying Guarantor’s “Foreign Applicable Percentage” with respect to any such payment or loss by a Foreign Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Foreign Non-Paying Guarantor’s Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Foreign Non-Paying Guarantor’s Maximum Liability has not been determined, the aggregate amount of all monies received by such Foreign Non-Paying Guarantor from the Canadian Subsidiary Borrower after the date hereof (whether by loan, capital infusion or by other means) to (ii) the aggregate Maximum Liability of all Foreign Loan Guarantors hereunder (including such Foreign Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Foreign Loan Guarantor, the aggregate amount of all monies received by such Foreign Loan Guarantors from the Canadian Subsidiary Borrower after the date hereof (whether by loan, capital infusion or by other means).  Nothing in this provision shall affect any Foreign Loan Guarantor’s several liability for the entire amount of the Foreign Guaranteed Obligations (up to such Foreign Loan Guarantor’s Maximum Liability).

(c)  Each of the Loan Guarantors covenants and agrees that its right to receive any contribution under this Loan Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to the payment in full in cash of the Guaranteed Obligations (other than Unliquidated Obligations).  This provision is for the benefit of both the Administrative Agent, the Issuing Bank, the Lenders and the Loan Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

SECTION 10.11.  Liability Cumulative.  The liability of each Loan Party as a Loan Guarantor under this Article X is in addition to and shall be cumulative with all liabilities of each Loan Party to the Administrative Agent, the Issuing Bank and the Lenders under this Agreement and the other Loan Documents to which such Loan Party is a party or in respect of any obligations or liabilities of the other Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

[The remainder of this page is blank.  Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

INDALEX HOLDINGS FINANCE, INC.,

By	/s/ Patrick Lawlor
Name:
Title:

INDALEX HOLDING CORP., as Parent Borrower,

By	/s/ Patrick Lawlor
Name: Patrick Lawlor
Title: Secretary, Treasurer & Chief Financial Officer

INDALEX LIMITED, as Canadian Subsidiary Borrower,

By	/s/ Patrick Lawlor
Name: Patrick Lawlor
Title: Secretary, Treasurer & Chief Financial Officer

INDALEX INC., as a Subsidiary Loan Party,

By	/s/ Patrick Lawlor
Name: Patrick Lawlor
Title: Secretary, Treasurer & Chief Financial Officer

DOLTON ALUMINUM COMPANY, INC., as a Subsidiary Loan Party,

By	/s/ Patrick Lawlor
Name: Patrick Lawlor
Title: Secretary, Treasurer & Chief Financial Officer

CARADON LEBANON INC., as a Subsidiary Loan Party,

By	/s/ Patrick Lawlor
Name: Patrick Lawlor
Title: Secretary, Treasurer & Chief Financial Officer

INDALEX HOLDINGS (B.C.) LTD., as a Subsidiary Loan Party,

By	/s/ Patrick Lawlor
Name: Patrick Lawlor
Title: Secretary, Treasurer & Chief Financial Officer

6326765 CANADA INC., as a Subsidiary Loan Party,

By	/s/ Patrick Lawlor
Name: Patrick Lawlor
Title: Secretary, Treasurer & Chief Financial Officer

NOVAR INC., as a Subsidiary Loan Party,

By	/s/ Patrick Lawlor
Name: Patrick Lawlor
Title: Secretary, Treasurer & Chief Financial Officer

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent, Issuing Bank and Swingline Lender,

By	/s/ Linda Meyer
Name: Linda Meyer
Title: Vice President

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as Canadian Lending Office for the Administrative Agent, Issuing Bank and Swingline Lender,

By	/s/ Muhammad Hasan
Name: Muhammad Hasan
Title: Vice President

SIGNATURE PAGE TO AMENDED AND
RESTATED CREDIT AGREEMENT DATED AS OF
MAY       , 2008, AMONG INDALEX HOLDINGS
FINANCE, INC., INDALEX HOLDING CORP.,
INDALEX LIMITED, THE SUBSIDIARIES OF
INDALEX HOLDING CORP. PARTY THERETO,
THE LENDERS PARTY THERETO, AND
JPMORGAN CHASE BANK, N.A., AS
ADMINISTRATIVE AGENT

Name of Institution:

The CIT Group/Business Credit, Inc.

By	/s/ Jacqueline Piccione
Name: Jacqueline Piccione
Title: AVP

SIGNATURE PAGE TO AMENDED AND
RESTATED CREDIT AGREEMENT DATED AS OF
THE DAY AND YEAR FIRST ABOVE WRITTEN,
AMONG INDALEX HOLDINGS FINANCE, INC.,
INDALEX HOLDING CORP., INDALEX LIMITED,
THE SUBSIDIARIES OF INDALEX HOLDING
CORP. PARTY THERETO, THE LENDERS PARTY
THERETO, AND JPMORGAN CHASE BANK, N.A.,
AS ADMINISTRATIVE AGENT.

Name of Institution:

SUN INDALEX FINANCE, LLC

By	/s/ Michael J. McConvery
Name: Michael J. McConvery
Title: Vice President

SIGNATURE PAGE TO AMENDED AND
RESTATED CREDIT AGREEMENT DATED AS OF
MAY       , 2008, AMONG INDALEX HOLDINGS
FINANCE, INC., INDALEX HOLDING CORP.,
INDALEX LIMITED, THE SUBSIDIARIES OF
INDALEX HOLDING CORP. PARTY THERETO,
THE LENDERS PARTY THERETO, AND
JPMORGAN CHASE BANK, N.A., AS
ADMINISTRATIVE AGENT

Name of Institution:

Wachovia Capital Finance Corportation (central)

By	/s/ Vicky Geist
Name: Vicky Geist
Title: Director

SIGNATURE PAGE TO AMENDED AND
RESTATED CREDIT AGREEMENT DATED AS OF
MAY       , 2008, AMONG INDALEX HOLDINGS
FINANCE, INC., INDALEX HOLDING CORP.,
INDALEX LIMITED, THE SUBSIDIARIES OF
INDALEX HOLDING CORP. PARTY THERETO,
THE LENDERS PARTY THERETO, AND
JPMORGAN CHASE BANK, N.A., AS
ADMINISTRATIVE AGENT

Name of Institution:

WELLS FARGO FOOTHILL, LLC

By	/s/ Maged Ghebrial
Name: Maged Ghebrial
Title: Vice President